                                                                   EXHIBIT 10.11



================================================================================





                                 LOAN AGREEMENT


                          Dated as of October 10, 1997


                                     Among


                          BRISTOL HOTEL ASSET COMPANY
                              as Domestic Borrower

                                BHAC CANADA INC.
                              as Canadian Borrower

                       NOMURA ASSET CAPITAL CORPORATION,
                       as Administrative Agent and Lender

                             BANKERS TRUST COMPANY,
                             as Co-Agent and Lender


================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1          Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2          Principles of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

II.      GENERAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 2.1          Loans Commitment; Disbursement to Borrowers   . . . . . . . . . . . . . . . . . . . . .  36
                 2.1.1        The Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.1.2        Disbursement to Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.1.3        The Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.1.4        Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 2.2          Resized Loans Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 2.2.1        The Resized Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 2.3          Loans Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 2.3.1        Repayment and Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 2.3.2        Casualty/Condemnation Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 2.3.3        Voluntary Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 2.4          Release of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 2.4.1        Release of an Asset   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 2.4.2        Substitution of an Asset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 2.5          Assumption of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 2.6          Interest and Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 2.6.1        Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 2.6.2        Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 2.7          Payments and Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 2.7.1        Making of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 2.7.2        Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 2.7.3        Late Payment Charge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 2.7.4        Payments Received in the Deposit Accounts   . . . . . . . . . . . . . . . . . . . . . .  45
                 2.7.5        Apportionment of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 2.7.6        Distribution to Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 2.8          New Orleans Hotel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

III.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 3.1          Conditions Precedent to Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 3.2          Conditions Precedent to the Additional Advance  . . . . . . . . . . . . . . . . . . . .  55
         Section 3.3          Conditions Precedent to any Substitution Event  . . . . . . . . . . . . . . . . . . . .  57
         Section 3.4          Conditions Precedent to Making the Resized Loans  . . . . . . . . . . . . . . . . . . .  60

IV.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 4.1          Representations of Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 4.2          Survival of Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76





                                       i
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
V.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 5.1          Borrowers' Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

VI.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 6.1          Borrowers' Negative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

VII.  CASUALTY; CONDEMNATION; ESCROWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Section 7.1          Insurance; Casualty and Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 7.1.1        Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 7.1.2        Casualty and Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . 103
                 7.1.3        Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         Section 7.2          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 7.3          Tax and Insurance Escrow Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 7.4          Replacements and Replacement Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . 111
                 7.4.1        Replacement Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                 7.4.2        Disbursements from Replacement Reserve Subaccount   . . . . . . . . . . . . . . . . . . 111
                 7.4.3        Performance of Replacements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
                 7.4.4        Failure to Make Replacements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
                 7.4.5        Balance in the Replacement Reserve Subaccount   . . . . . . . . . . . . . . . . . . . . 116
                 7.4.6        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         Section 7.5          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         Section 7.6          Ground Rent Escrow Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

VIII.  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         Section 8.1          Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         Section 8.2          Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         Section 8.3          Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123

IX.  SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Section 9.1          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Section 9.2          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Section 9.3          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Section 9.4          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Section 9.5          Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Section 9.6          Indemnification Against Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         Section 9.7          Splitting the Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

X.  CENTRAL CASH MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         Section 10.1         Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         Section 10.2         Establishment of Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 10.2.1       Establishment of Clearing Account   . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 10.2.2       Establishment of Deposit Accounts and Subaccounts   . . . . . . . . . . . . . . . . . . 125
         Section 10.3         Deposits into Clearing Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         Section 10.4         Transfers to Deposit Accounts and Clearing Account B  . . . . . . . . . . . . . . . . . 128
                 10.4.1       Transfers from Clearing Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
                 10.4.2       Insufficient Funds in the Deposit Accounts  . . . . . . . . . . . . . . . . . . . . . . 129





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





         Section 10.5         Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         Section 10.6         Pledge of Accounts; Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . 130
         Section 10.7         Investment of Account Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         Section 10.8         Requisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
                 10.8.1       Submission of Requisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
                 10.8.2       Content of Requisitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         Section 10.9         Disbursements from the Deposit Accounts   . . . . . . . . . . . . . . . . . . . . . . . 132
                 10.9.1       Disbursements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
                 10.9.2       Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
                 10.9.3       Upon Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
         Section 10.10        Disbursements from Certain Subaccounts  . . . . . . . . . . . . . . . . . . . . . . . . 133
                 10.10.1      Disbursements from the Tax and Insurance Escrow Subaccount  . . . . . . . . . . . . . . 133
                 10.10.2      Disbursements from the Replacement Reserve Subaccount   . . . . . . . . . . . . . . . . 133
                 10.10.3      Disbursements from the Security Deposit Subaccount  . . . . . . . . . . . . . . . . . . 133
                 10.10.4      Disbursements from the Loss Proceeds Subaccount   . . . . . . . . . . . . . . . . . . . 134
                 10.10.5      Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 134
                 10.10.6      Disbursements from the Borrower's Remainder Subaccount  . . . . . . . . . . . . . . . . 134
                 10.10.7      Disbursements from the Monthly Debt Service Subaccount  . . . . . . . . . . . . . . . . 134
                 10.10.8      Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 134
                 10.10.9      Disbursements from the Ground Rent Subaccount   . . . . . . . . . . . . . . . . . . . . 135
                 10.10.10     Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         Section 10.11        Lock-Box Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         Section 10.12        Required Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135

XI.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         Section 11.1         Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         Section 11.2         Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         Section 11.3         Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         Section 11.4         Amendments; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
         Section 11.5         Delay Not a Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
         Section 11.6         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         Section 11.7         Trial by Jury   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141
         Section 11.8         Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141
         Section 11.9         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141
         Section 11.10        Preferences/Marshalling   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142
         Section 11.11        Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142
         Section 11.12        Remedies of Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142
         Section 11.13        Expenses; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
         Section 11.14        Exhibits and Schedules Incorporated   . . . . . . . . . . . . . . . . . . . . . . . . . 144
         Section 11.15        Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 144
         Section 11.16        Ratable Sharing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145
         Section 11.17        Offsets, Counterclaims and Defenses   . . . . . . . . . . . . . . . . . . . . . . . . . 145
         Section 11.18        No Joint Venture or Partnership; No Third Party Beneficiaries; Independent Nature
                              of Lenders' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146
         Section 11.19        Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146





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
         Section 11.20        Waiver of Counterclaim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         Section 11.21        Conflict; Construction of Documents; Reliance   . . . . . . . . . . . . . . . . . . . . 147
         Section 11.22        Brokers and Financial Advisors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         Section 11.23        Prior Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 148
         Section 11.24        Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 148
         Section 11.25        Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 148
         Section 11.26        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         Section 11.27        Administrative Agent's Discretion; Successor Agents   . . . . . . . . . . . . . . . . . 149
         Section 11.28        Maximum Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         Section 11.28        Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150

XII.  AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
         Section 12.1         Appointment of Administrative Agent and Collateral Agent  . . . . . . . . . . . . . . . 151
         Section 12.2         Appointment of Supplemental Collateral Agents   . . . . . . . . . . . . . . . . . . . . 151
         Section 12.3         Powers; Duties Specified  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 152
         Section 12.4         No Responsibility for Certain Matters   . . . . . . . . . . . . . . . . . . . . . . . . 152
         Section 12.5         Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 153
         Section 12.6         Administrative Agent Entitled to Act as Lender.   . . . . . . . . . . . . . . . . . . . 153
         Section 12.7         Independent Credit Analysis   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 154
         Section 12.8         Delivery of Certain Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 154
         Section 12.9         Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 154
         Section 12.10        Successor Administrative Agent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 155
         Section 12.11        Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 155
         Section 12.12        Payee of Notes Treated as Owner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 156

SCHEDULES

Schedule I     -   Intentionally Deleted
Schedule II    -   Intentionally Deleted
Schedule III   -   Rent Roll
Schedule IV    -   Allocated Loan Amount
Schedule V     -   Franchise Agreements
Schedule VI    -   Liquor Licenses, Liquor Agreements & Property Management
                   Agreements
Schedule VII   -   Assets
Schedule VIII  -   Intentionally Deleted
Schedule IX    -   Intentionally Deleted
Schedule X     -   Intentionally Deleted
Schedule XI    -   IP License Agreements
Schedule XII   -   Intellectual Property
Schedule XIII  -   Subsidiaries
Schedule XIV   -   Tenant Leases
Schedule XV    -   Existing Debt
Schedule XVI   -   Taxes and Assessments
Schedule XVII  -   Mortgage Caps
Schedule XVIII -   Lender's Share

Schedule XIX   -   Principal Places of Business
Schedule XX    -   Intentionally Deleted
Schedule XXI   -   Prior Assignments of Collateral
Schedule XXII  -   Assets Located in Flood Zones
Schedule XXIII -   Leasing Requirements
Schedule XXIV  -   Casualties
Schedule XXV   -   Insurance Variations
Schedule XXVI  -   Special Assets
Schedule XXVII -   Tax and Insurance Amounts

                                   EXHIBITS

Exhibit A      -   Payment Direction Letter
Exhibit B      -   Credit Card Payor Payment Direction Letter
Exhibit C      -   Resized Loan Agreement

                                 EXHIBIT 10.11
                                 LOAN AGREEMENT


                 THIS LOAN AGREEMENT, dated as of October 10, 1997 (subject to
Section 11.30 hereof) (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), is among BRISTOL HOTEL ASSET COMPANY, a Delaware corporation, having an address at 14295 Midway Road, Dallas, Texas 75244 ("DOMESTIC BORROWER"), BHAC CANADA INC., an Ontario corporation, having an address at c/o Holiday Inn- Toronto Yorkdale, 340 Dufferin Street, Toronto, Ontario, MGA 2V1, Canada and having its chief executive offices at 14295 Midway Road, Dallas, Texas 75244 ("CANADIAN BORROWER"; Domestic Borrower and Canadian Borrower are sometimes hereinafter referred to as a "BORROWER" and collectively as the "BORROWERS"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to as "LENDER" and collectively as "LENDERS"), NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at Two World Financial Center, Building B, New York, New York 10281 as administrative agent and collateral agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and BANKERS TRUST COMPANY, a New York banking corporation, having an address at 130 Liberty Street, New York, New York 10006 as co-agent for Lenders (in such capacity, the "CO-AGENT").

                 All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:

                 WHEREAS, those certain (x) promissory notes executed by Domestic Borrower (the "EXISTING NOTES") in connection with the Existing Facility, (y) mortgages, deeds of trust or deeds to secure debt executed by Domestic Borrower or certain other Loan Parties (other than Canadian Borrower) in connection with the Existing Facility (the "EXISTING MORTGAGES") and (z) other loan documents executed and delivered by Domestic Borrower and/or certain other Loan Parties (such other documents together with the Existing Notes and the Existing Mortgages are hereinafter referred to as the "EXISTING LOAN DOCUMENTS") in connection with the Existing Facility, were assigned to Lenders;

                 WHEREAS, Domestic Borrower desires to modify the Existing Loan Documents to provide for the Domestic Loans from Lenders and as otherwise provided herein; and

                 WHEREAS, Canadian Borrower desires to obtain the Canadian Loan from Lenders;

                 WHEREAS, Lenders are willing to make the Loans to Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents.

                 NOW, THEREFORE, in consideration of the making of the Loans by Lenders to Borrowers and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                 SECTION 1.1  DEFINITIONS.

                 For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                 "ABM" shall have the meaning set forth in Section 3.1(bb).

                 "ACCOUNT PROCEEDS" shall mean all Mortgaged Property Gross Cash Flow and any and all other sums in any Clearing Account A or any Deposit Account, as applicable, from time to time.

                 "ACH" shall have the meaning set forth in Section 10.4.1.

                 "ACQUISITION DOCUMENTS" shall mean the Acquisition Credit Facility Agreement and those certain other documents executed in connection the Acquisition Facility, each such document being in a form and substance as approved by Administrative Agent on or prior to the Closing Date, in each case as such agreement and other documents shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "ACQUISITION FACILITY CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of October 10, 1997 among BHOC and Bristol Hospitality Holding Company, as borrowers, the lenders party thereto, Bankers Trust Company, as agent, and Bank One, Texas, N.A. and Wells Fargo Bank, National Association, as co-agents, as such agreement shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "ACQUISITION FACILITY" shall mean that certain credit facility to be advanced pursuant to the Acquisition Credit Facility Agreement.

                 "ADDITIONAL ADVANCE" shall mean the second advance of the Domestic Loan to be made on the Advance Closing Date which advance will be in the aggregate principal amount of $100,000,000.00. It being understood that Domestic Borrower had the right to seek an advance under the revolving portion of the Existing Facility, Borrower repaid the revolving credit portion of the Existing Facility in an amount of at least 100,000,000 and such repaid amount is being re-advanced hereunder as the Additional Advance, provided, that the terms hereof shall govern all aspects of the Additional Advance and provided further, that if any portion of such Additional Advance is repaid, in no event shall Domestic Borrower be entitled to re-borrow such funds.

                 "ADDITIONAL ADVANCE EARLY PREPAYMENT" shall have the meaning set forth in Section 3.2(b).

                 "ADVANCE" shall have the meaning set forth in Section 2.1.1.

                 "ADVANCE CLOSING DATE" shall mean December 1, 1997.

                 "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                 "AFFILIATE GUARANTY" shall mean that certain Affiliate Guaranty (or Amended and Restated Affiliate Guaranty), dated the date hereof, executed by each of the Subsidiaries (other than Canadian Borrower) and Domestic Borrower as such Affiliate Guaranty may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "AGGREGATE AMOUNTS DUE" shall have the meaning set forth in
Section 11.16.

                 "ALLOCATED LOAN AMOUNT" shall mean for a particular Asset the dollar amount set forth on Schedule IV for such Asset or with respect to a Substitution Added Asset, the dollar amount determined by Administrative Agent in accordance with Section 3.3(d)(ii) hereof.

                 "ALTA" shall mean American Land Title Association, or any successor thereto.

                 "ANNUAL OPERATING BUDGET" shall have the meaning specified in
Section 5.1(q).

                 "APPROVED ANNUAL OPERATING BUDGET" shall have the meaning set forth in Section 5.1(q).

                 "APPROVED PROPERTY MANAGER STANDARD" shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least ten (10) years' experience in the management of hotels substantially similar to such Asset in the regions where such Asset is located and that manages or has managed not less than ten
(10) such hotels.

                 "ASSET" shall mean individually, at any time, each real property and hotel and other improvements thereon and FF&E and personal property in connection therewith then owned by any of the Borrowers or any other Loan Party or in which any of the Borrowers or any of such other Loan Parties own a Leasehold Estate now or hereafter encumbered by a Mortgage

(or in the case of a Special Asset, subject to a Negative Pledge), together with all rights pertaining thereto which collectively comprise the Asset as more particularly described in each Mortgage and referred to therein as the Mortgaged Property. For all purposes of this Agreement (including but not limited to the determination of Allocated Loan Amounts and Release Prices) the following pairs of hotels shall be considered as one Asset (i) Downtown Atlanta Farfield Inn and Courtyard by Marriott and (ii) Houston Galleria Farfield Inn and Courtyard by Marriott (iii) Houston I-10 East Hampton and Farfield Inn.

                 "ASSIGNMENT OF LEASES" shall mean with respect to each of the Assets, the certain first priority Assignment of Leases and Rents (or Amended and Restated Assignment of Leases and Rents), dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), from either Borrower (or in the case of each Asset owned by any Loan Party other than either Borrower, such other Loan Party), as assignor, to Administrative Agent, as assignee, assigning to Administrative Agent, as agent for Lenders, all of such Borrower's (or such other Loan Party's) interest in and to the Tenant Leases and Rents of each such Asset as security for the Loans (in the case of Domestic Assets) or the Canadian Loans (in the case of Assets located in Canada), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, provided, however, with respect to the Special Assets, "Assignment of Leases" shall mean the certain first priority Assignment of Rents (or Amended and Restated Assignment of Rents), dated as of the date hereof from Domestic Borrower (or in the case of each Special Asset owned by any Loan Party other than Domestic Borrower, such other Loan Party), as assignor, to Administrative Agent, as assignee, assigning to Administrative Agent, as agent for Lenders, all of such Domestic Borrower's (or such other Loan Party's) interest in and to the Rents of each such Special Asset as security for the Loans, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "ASSUMPTION AGREEMENTS" shall have the meaning set forth in
Section 6.1(j)(vii)(F).

                 "AUTHORIZATION" means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or renovation of any Improvements located on any Asset or for the use, occupancy or operation of any Asset and all amendments, modifications, supplements and addenda thereto.

                 "AWARD" shall have the meaning set forth in Section 7.1.3(b).

                 "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended.

                 "BASIC CARRYING COSTS" shall mean, with respect to each Asset, the sum of the following costs associated with such Asset for the relevant Fiscal Year or payment period:

(i) real property taxes with respect to such Asset and (ii) insurance premiums with respect to such Asset.

                 "BENCHMARK YIELD" shall be calculated by interpolating the yield of the 6.250% U.S. Treasury maturing on February 15, 2007 at the time of calculation and the yield of the 6.500% U.S. Treasury maturing on November 15, 2026 at the time of calculation.

                 "BHOC" shall mean Bristol Hotel Operating Company, a Delaware corporation.

                 "BIG SIX ACCOUNTING FIRM" shall mean Ernst and Young, Coopers and Lybrand, Price Waterhouse, Deloitte & Touche, KPMG Peat Marwick or Arthur Andersen & Co. or any successor entity.

                 "BORROWERS" shall mean collectively the Canadian Borrower and Domestic Borrower.

                 "BORROWERS CONTRIBUTION DEPOSITS" shall have the meaning set forth in Section 10.4.2.

                 "BORROWERS' REMAINDER SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "BREAKAGE AMOUNT" means an amount equal to the product of (i) Breakage Principal and (ii) the Price Difference as of the appropriate Breakage Date.

                 "BREAKAGE DATE" shall be each date on which any portion of the principal balance under each Note is repaid.

                 "BREAKAGE PRINCIPAL" shall equal the principal balance of each Note repaid on each Breakage Date.

                 "BRISTOL" shall mean Bristol Hotel Company, a Delaware corporation.

                 "BRISTOL DEFAULT" shall occur if (i) Bristol or any direct or indirect subsidiary of Bristol (including without limitation any Loan Party and BHOC) shall fail to pay any principal of or premium or interest on any indebtedness of such Person having a principal amount of $1,000,000 or more (excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; (iii) or any such indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or Bristol or any direct or indirect subsidiary of Bristol (including without limitation any Loan Party or BHOC) shall be required to repurchase or offer to repurchase such indebtedness (unless such Person is not in default under such indebtedness), prior to the stated maturity thereof. Notwithstanding the foregoing a Bristol Default shall not occur if Bristol or any direct or indirect subsidiary of Bristol (other than a Loan Party) shall be in default in connection with any indebtedness which is not recourse (except with respect to an environmental indemnity or a guaranty of recourse carveouts) to Bristol or any direct or indirect subsidiary of Bristol; provided such non-recourse indebtedness and any other non-recourse indebtedness of Bristol and any direct or indirect subsidiary of Bristol in connection with which such Person has been or is in default shall not (x) in the aggregate have a principal amount outstanding in excess of $100,000,000 and
(y) be secured by a lien, in the aggregate, on more than two hotels or other similarly significant assets of such Person. For purposes of the foregoing, recourse debt shall be considered non-recourse debt if the borrower of such debt is a special purpose entity which would not be reasonably expected to be consolidated with any of its Affiliates and no other Person is liable with respect to such indebtedness (except with respect to an environmental indemnity or a guaranty of recourse carveouts.)

                 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                 "CANADIAN ASSETS" shall mean each Asset located in Canada and which is owned by Canadian Borrower.

                 "CANADIAN BORROWER" shall mean BHAC Canada Inc., an Ontario corporation, together with its successors and assigns.

                 "CANADIAN COLLATERAL SECURITY AGREEMENT" means the Pledge and Security Agreement dated as of the date hereof, executed and delivered by Canadian Borrower, Canadian Management Co., and Administrative Agent as security for the Canadian Loan pursuant to which the Canadian Borrower will pledge and grant a security interest in the collateral described therein to Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "CANADIAN DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due and payable under the Canadian Notes.

                 "CANADIAN DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which: (a) the numerator is the Net Operating Income generated by the Canadian Assets for such period as set forth in the statements required hereunder (except that in the case of any Canadian Asset encumbered by a Mortgage which secures less than the maximum amount of the Canadian Loan, the Net Operating Income included in the numerator on account of such Canadian Asset shall be no greater than the lesser of (x) the Net Operating Income for such

Canadian Asset as determined by Lender on the Closing Date (or Substitution Date in the case of a Canadian Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset) and (y) only in the case of a Canadian Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date), and (b) the denominator is the Canadian Debt Service for such period.

                 "CANADIAN LOAN" shall mean the loan made by Lenders to Canadian Borrower in the original aggregate principal amount set forth in, and evidenced by, the Canadian Notes executed and delivered by Canadian Borrower and secured by the Mortgage and the other Loan Documents executed and delivered by Borrowers and/or other Loan Parties.

                 "CANADIAN MANAGEMENT CO." shall mean BHMC Canada Inc., an Ontario corporation and a wholly owned subsidiary of Canadian Borrower.

                 "CANADIAN NOTES" shall mean each Promissory Note dated as of the date hereof, made by Canadian Borrower (and guaranteed by Domestic Borrower pursuant to the Affiliate Guaranty) in favor of each Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "CANADIAN REMAINING PROPERTY" shall mean all Canadian Assets which are, at the date of determination, subject to the lien of a Mortgage (including any Substitution Added Asset to be included as a Canadian Asset in the case of a Substitution Event and excluding any Canadian Assets in connection with which Canadian Borrower is requesting a Partial Release).

                 "CANADIAN REMAINING PROPERTY DSCR" shall mean the ratio of (i) Net Operating Income of the Canadian Remaining Property for the twelve (12) full months preceding the applicable Prepayment Date or Substitution Date, as the case may be (except that in the case of any Canadian Asset encumbered by a Mortgage which secures less than the maximum amount of the Canadian Loan, the Net Operating Income included in the numerator on account of such Canadian Asset shall be no greater than the lesser of (x) the Net Operating Income for such Canadian Asset as determined by Lender on the Closing Date (or Substitution Date in the case of a Canadian Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset) and (y) only in the case of a Canadian Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date) to (ii) Canadian Debt Service for the twelve (12) full months next following the applicable Prepayment Date or Substitution Date as the case may be (using the balance of the Canadian Loan after payment of the Release Price for the Canadian Assets in connection with which Canadian Borrower is requesting a Partial Release and all Canadian Assets previously Partially Released) without substituting a Substitution Asset.

                 "CASH TRAP EVENT" shall mean each of (i) the occurrence of a monetary Default, an Event of Default or a Bristol Default and (ii) the failure of Borrowers to cause at least ninety percent (90%) of the sum of (x) annual Mortgaged Property Gross Cash Flow of the Property and (y) Security Deposits to be timely deposited into a Clearing Account A, as evidenced by the audited financial statements delivered to Administrative Agent pursuant to Section 5.1(j) hereof, and in each case, notice to Borrowers that Administrative Agent is declaring a Cash Trap Event.

                 "CASH TRAP PERIOD" shall mean a date starting on the date of a Cash Trap Event and ending on a date which is the later of the twelve (12) month anniversary of the Cash Trap Event (or if later, the twelve month anniversary of the occurrence of an event which would have caused a Cash Trap Event to occur but for a prior event having already caused a Cash Trap Event) and a date on which (i) no Default, Event of Default or Bristol Default is continuing, (ii) Borrowers shall have provided to Administrative Agent audited financial statements (or in the case of a Cash Trap Event caused by a monetary Default, an Event of Default or a Bristol Default, unaudited operating statements) pursuant to Section 5.1(j) hereof evidencing that for the prior twelve (12) month period at least ninety percent (90%) of the sum of Mortgaged Property Gross Cash Flow of the Property and Security Deposits shall have been timely deposited into a Clearing Account A and (iii) (x) Canadian Borrower shall have achieved, and provided evidence to Administrative Agent of the achievement, as of the last day of the preceding calendar month, a Canadian Debt Service Coverage Ratio for the Canadian Assets for the preceding twelve
(12) month period ending with such calendar month of not less than 1.55 to 1.0 and (y) Domestic Borrower shall have achieved, and provided evidence to Administrative Agent of the achievement, as of the last day of the preceding calendar month, a Domestic Debt Service Coverage Ratio for the Domestic Assets for the preceding twelve (12) month period ending with such calendar month of not less than 1.55 to 1.0

                 "CASUALTY" shall have the meaning specified in Section
7.1.1(d).

                 "CASUALTY/CONDEMNATION PREPAYMENTS" shall have the meaning set forth in Section 2.3.2.

                 "CASUALTY RELEASE DATE" shall mean the date on which a Casualty Release Event Occurs.

                 "CASUALTY RELEASE EVENT" shall have the meaning set forth in
Section 7.1.2.

                 "CHANGE IN CONTROL" shall mean (i) a transfer, hypothecation, conveyance, alienation, mortgage, encumbrance or pledge by which an aggregate of more than 49% of the equity interest of a Person (including by way of the transfer, hypothecation, conveyance, alienation, mortgage, encumbrance or pledge of any direct or indirect legal or beneficial interest in any constituent partner, member or shareholder of such Person) shall be vested in or pledged to any other Person who does not, as of the Closing Date, own more than 49% of such Person or

(ii) a transfer of the power to direct or cause the direction of management and policies of such Person through the direct or indirect transfer of voting securities or other ownership interests, by contract or otherwise. A Change in Control shall not include the resignation, removal or replacement of the chief executive officer, chief financial officer, other senior management or any director (other than an Independent Director) of such Person.

                 "CLEARING ACCOUNT A" shall have the meaning set forth in
Section 10.2.1.

                 "CLEARING ACCOUNT B" shall have the meaning set forth in
Section 10.2.1.

                 "CLEARING AGREEMENTS" shall have the meaning set forth in
Section 10.11, each individually a Clearing Agreement.

                 "CLEARING BANK" shall mean those commercial or savings banks selected by Borrowers and approved by Administrative Agent in its reasonable discretion in which a Clearing Account A is maintained.

                 "CLOSING DATE" shall mean the date of the funding of the Loans.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "COLLATERAL" means, collectively, all property, whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by a Loan Party or in which a Loan Party has or shall acquire an interest, to the extent of the Loan Party's interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Secured Parties, or in which a Lien is granted to the Secured Parties, to secure all or any part of the Obligations, whether pursuant to the Loan Documents or otherwise, including, without limitation, the Assets, the Tenant Leases and Rents and rights under the Property Management Agreements, and any and all proceeds of the foregoing, but excluding the Excluded Assets.

                 "COLLATERAL SECURITY AGREEMENTS" shall mean collectively the Domestic Collateral Security Agreement and the Canadian Collateral Security Agreement.

                 "COLLECTION PERIOD" shall mean, with respect to any Disbursement Date, the period of time commencing on and including the eleventh
(11th) day of the calendar month preceding the calendar month in which such Disbursement Date occurs to and including the tenth (10th) day of the calendar month in which such Disbursement Date occurs, provided that the first Collection Period shall commence on the Closing Date.

                 "COMMITMENT" means the commitment of each Lender to make or maintain both the Domestic Loan and the Canadian Loan pursuant to Section 2.1.1, and "Commitments" mean such commitments of all Lenders in the aggregate.

                 "CONDEMNATION" shall have the meaning set forth in
Section 7.1.3(a).

                 "CONDEMNATION PROCEEDS" shall mean any Award in respect of any Condemnation.

                 "CONDEMNATION RELEASE DATE" shall mean the date on which a Condemnation Release Event Occurs.

                 "CONDEMNATION RELEASE EVENT" shall have the meaning set forth in Section 7.1.3.

                 "CONDEMNATION RESTORATION" shall have the meaning set forth in
Section 7.1.3(c).

                 "CONSENT AND SUBORDINATION OF PROPERTY MANAGER" shall mean the Consent and Agreement of Manager and Subordination of Management Agreement dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), executed by the Property Manager and Canadian Management Company, respectively, as managers, in favor of Administrative Agent.

                 "CREDIT CARD RECEIVABLES" shall mean any receivable payable to or for the benefit of any Borrower (or any other Loan Party) by a Credit Card Payor.

                 "CREDIT CARD PAYOR" shall mean American Express, Discover, Diners Club and all other credit card issuers (or merchant banks acting on behalf of either Borrower (or any other Loan Party) with respect to credit cards issuers) whose credit cards are accepted for payment at the Property.

                 "CREDIT CARD PAYOR PAYMENT DIRECTION LETTER" shall have the meaning set forth in Section 10.3(a) hereof.

                 "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Domestic Notes and the Canadian Notes together with all interest accrued and unpaid thereon and all other sums (including any Repayment Premium) due to Lenders in respect of the Loans under the Domestic Notes and the Canadian Notes, this Agreement, each Mortgage or any other Loan Document.

                 "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due and payable under the Notes.

                 "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which: (a) the numerator is the Net Operating Income for such period as set forth in the statements required hereunder (except that in the case of any Asset encumbered by a Mortgage which secures less than the (x) maximum amount of the Canadian Loan, if such Asset is a Canadian Asset or (y) the Maximum Loan Amount, if such Asset is a Domestic Asset, the Net Operating Income included in the numerator on account of such Asset shall be no greater than the lesser of (x) the Net Operating Income for such Asset as determined by Lender on the Closing Date (or Substitution Date in the case of an Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset) and (y) only in the case of an Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date), and (b) the denominator is the Debt Service for such period.

                 "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                 "DEFAULT RATE" shall mean, with respect to the Loans, a rate per annum equal to 500 basis points above the Interest Rate; provided, however, in no event shall such rate exceed the maximum rate permitted by applicable law.

                 "DEPOSIT ACCOUNTS" shall mean those certain accounts established and maintained pursuant to Section 10.2.2(a) of this Agreement and the Deposit Agreements for collecting and retaining all the Rents and other revenue and income from the Property.

                 "DEPOSIT AGREEMENTS" shall have the meaning set forth in
Section 10.11.

                 "DEPOSIT BANK" shall mean the commercial or savings bank in which the Deposit Accounts are maintained.

                 "DEVELOPMENT" means the erection or other construction or installation of Improvements on real property that is then substantially unimproved or from which all or substantially all of the existing Improvements thereon have been removed or will be removed in connection with such erection, construction or installation. Development does not include restorations and renovations provided, such restorations or renovations are permitted by the terms of this Agreement.

                 "DISBURSEMENT DATE" shall mean the eleventh (11th) day of each calendar month, or if such eleventh (11th) day is not a Business Day, the next succeeding Business Day.

                 "DOMESTIC ASSET" shall mean each Asset located in the United States and owned by any Loan Party other than Canadian Borrower or Canadian Management Co..

                 "DOMESTIC BORROWER" shall mean Bristol Hotel Asset Company, a Delaware corporation, together with its successors and assigns.

                 "DOMESTIC DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due and payable under the Domestic Notes.

                 "DOMESTIC DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which: (a) the numerator is the Net Operating Income generated by the Domestic Assets for such period as set forth in the statements required hereunder (except that in the case of any Domestic Asset encumbered by a Mortgage which secures less than the Maximum Loan Amount, the Net Operating Income included in the numerator on account of such Domestic Asset shall be no greater than the lesser of (x) the Net Operating Income for such Domestic Asset as determined by Lender on the Closing Date (or Substitution Date in the case of a Domestic Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset), and (y) only in the case of an Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date), and (b) the denominator is the Domestic Debt Service for such period.

                 "DOMESTIC COLLATERAL SECURITY AGREEMENT" means the Pledge and Security Agreement (or Amended and Restated Pledge and Security Agreement) dated as of the date hereof, executed and delivered by Domestic Borrower, the Loan Parties (other than the Canadian Borrower and Canadian Management Co.), and Administrative Agent as security for the (x) Loans made to Borrowers or (y) the Affiliate Guaranty, pursuant to which the Loan Parties (other than the Canadian Borrower and Canadian Management Co.) will pledge and grant a security interest in the collateral described therein to Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "DOMESTIC LOAN" shall mean the loan made by Lenders to Domestic Borrower in the original aggregate principal amount set forth in, and evidenced by, the Domestic Notes executed and delivered by Domestic Borrower and secured by the Mortgage and the other Loan Documents executed and delivered by Domestic Borrower and/or other Loan Parties (excluding the Canadian Borrower and Canadian Management Co.).

                 "DOMESTIC NOTES" shall mean each Promissory Note dated as of the date hereof, made by Domestic Borrower in favor of each Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "DOMESTIC REMAINING PROPERTY" shall mean all Domestic Assets which are, at the date of determination, subject to the lien of a Mortgage (including any Substitution Added Asset to be included as a Domestic Asset in the case of a Substitution Event and excluding any Domestic Assets in connection with which Domestic Borrower is requesting a Partial Release) or are subject to a Negative Pledge (in the case of a Special Asset).

                 "DOMESTIC REMAINING PROPERTY DSCR" shall mean the ratio of (i) Net Operating Income of the Domestic Remaining Property for the twelve (12) full months preceding the applicable Prepayment Date or Substitution Date, as the case may be (except that in the case of any Domestic Asset encumbered by a Mortgage which secures less than the Maximum Loan Amount, the Net Operating Income included in the numerator on account of such Domestic Asset shall be no greater than the lesser of (x) the Net Operating Income for such Domestic Asset as determined by Lender on the Closing Date (or Substitution Date in the case of a Domestic Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset), and (y) only in the case of an Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date) to (ii) Domestic Debt Service for the twelve (12) full months next following the applicable Prepayment Date or Substitution Date as the case may be (using the balance of the Domestic Loan after payment of the Release Price for the Domestic Assets in connection with which Domestic Borrower is requesting a Partial Release and all Domestic Assets previously Partially Released) without substituting a Substitution Asset.

                 "DSCR DETERMINATION DATE" shall have the meaning set forth in
Section 10.12.

                 "ELIGIBLE INVESTMENT" shall mean one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the day on which the amounts invested pursuant hereto are required to be disbursed in accordance herewith and having at all times the required ratings, if any, provided for in this definition:

                 (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business

         Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (b)      Federal Housing Administration debentures;

                 (c) obligations of the following United States government sponsored agencies: Federal Home Loans Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loans Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loans Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short term rating categories by at least two Rating Agencies provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank; provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (f) debt obligations rated by at least two Rating Agencies in their highest long-term unsecured rating categories; provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating,
         (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by at least two Rating Agencies in their highest short-term unsecured debt rating; provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (h) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAA" by each Rating Agency; and

provided, however, that no obligation or security shall be an Eligible Investment if (x) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (y) such investment has a maturity in excess of one year from the date of acquisition of such investment or (z) such obligation or security evidences a right to receive only interest payments.

                 "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which (i) is currently maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates, or (ii) was at any time within the preceding five years maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates to the extent any of them could reasonably be expected to incur liability with respect to such employee benefit plan.

                 "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with a Hazardous Substance and relating to any Loan Party or any Asset.

                 "ENVIRONMENTAL INDEMNITY" shall mean the Environmental and Hazardous Substance Indemnification Agreement dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), executed by Borrowers in connection with the Loans for the benefit of Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "EQUIPMENT" means, with respect to any Asset, all machinery, apparatus, equipment, fittings, fixtures, furniture, furnishings and articles of personal property (including any such article constituting a fixture) of every kind and nature whatsoever owned or leased now or in the future by either of the Borrowers or any other Loan Party, and either located upon the real property related to such Asset, or any part thereof, or used in connection with the present use, maintenance, operation or occupancy of the related Improvements as a hotel or motel or any other future occupancy or use of such Improvements, including, without limitation, all heating, lighting, laundry, incinerating, loading, unloading, swimming pool, landscaping, garage and power equipment and supplies, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, luggage or food carts, dollies, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, stoves, freezers, refrigerators, cabinets, dressers, cooking utensils, dishes, silverware, kitchen appliances and restaurant equipment and supplies, computers, reservation systems, software, cash registers, card keys, telephone switchboards, partitions, ducts and compressors, carpets, rugs, bed frames, springs, mattresses, sheets, pillow cases, pillows, blankets, bed spreads, stationery, tables, desks, chairs, sofas, bureaus, dressers, benches, window curtains, telephones, televisions, radios, lamps, mirrors, paintings, wall hangings, decorations, clothes hangers, bathroom fixtures, shower curtains, towels, medicine cabinets, and hotel cleaning equipment and supplies, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all the present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform
Commercial Code) and other personal property of either of the Borrowers or such other Loan Party, including, without limitation, any such personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" means, with respect to any Person, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which such Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which such Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party, within the meaning of this definition with respect to the period during which such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party could be liable under the Code or ERISA.

                 "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, in the case of any such failure, by a material amount, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (iv) the withdrawal by any Loan Party, or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on any Loan Party or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii) the withdrawal by any Loan Party or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by any Loan Party or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA,
(viii) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or Section 502(c)(2), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan, (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code or (xi) the imposition of a Lien pursuant to
Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

                 "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a).

                 "EXCLUDED ASSETS" means the rights of either of the Borrowers or any other Loan Party under Property Management Agreements, liquor licenses, Authorizations, service contracts, equipment leases, purchase agreements, collective bargaining agreements and other agreements, but in each case only if by their terms or by law they may not or cannot be pledged or assigned by either of the Borrowers or such Loan Party to Administrative Agent or Lenders.

                 "EXISTING FACILITY" shall mean that certain credit facility advanced pursuant to the First Amended and Restated Credit Agreement, dated as of April 28, 1997, among Domestic Borrower and Canadian Borrower, as borrowers, Bristol, as guarantor, the lenders named therein, Bankers Trust Company, as agent and Bank One, Texas, N.A. and Wells Fargo Bank, National Association, as co-agents.

                 "EXISTING LOAN DOCUMENTS" shall have the meaning set forth in the first recital.

                 "EXISTING NOTES" shall have the meaning set forth in the first recital.

                 "EXISTING MORTGAGES" shall have the meaning set forth in the first recital.

                 "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                 "FF&E" means, with respect to any Asset, any furniture, fixtures and equipment located thereon or therein and owned or leased by either of the Borrowers or any other Loan Party, including, without limitation, the Equipment.

                 "FF&E FINANCINGS" shall mean purchase money financing (and refinancing thereof not to exceed the outstanding principal balance thereof nor to be secured by additional FF&E) of FF&E located on and used in connection with any Asset including but not limited to a lease of FF&E which would be accounted for as a capital lease on a balance sheet prepared in conformity with GAAP.

                 "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during the term of the Loans.

                 "FRANCHISE AGREEMENTS" means each of the franchise agreements listed on Schedule V annexed hereto, together with the most recent related core modernization plan or other property improvement plan required by the respective franchisor, as each such agreement or property improvement plan may be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the terms of this Agreement.

                 "FRANCHISE FEES" shall mean all fees payable by any franchisee pursuant to any Franchise Agreements (including without limitation, marketing fees).

                 "FUNCTION SPACE" shall mean with respect to any Asset, any conference rooms, ballrooms, banquet facilities or other similar accommodations at such Asset.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                 "GAIN" means the Breakage Amount, expressed as a positive number, if the Breakage Amount is a negative number.

                 "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                 "GROSS INCOME FROM OPERATIONS" shall mean all income, computed on an accrual basis in accordance with GAAP, derived from the ownership and operation of the Property (or of each Asset, as applicable) from whatever source, including, but not limited to, all Rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption and rent loss insurance proceeds, but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by either Borrower to any government or governmental agency, (b) refunds and uncollectible accounts, (c) sales of furniture, fixtures and equipment, (d) proceeds of casualty insurance and condemnation awards, (e) interest on credit accounts, (f) proceeds of any financing, (g) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein,

(h) capital contributions or loans to either Borrower, and (i) any other non-operating or extraordinary nonrecurring revenue.

                 "GROUND LEASE" shall, at any time, mean each lease pursuant to which either of the Borrowers or any other Loan Party has acquired a Leasehold Estate.

                 "GROUND LESSOR" shall mean the Landlord under any Ground
Lease.

                 "GROUND RENT" shall mean all rents (including, without limitation, fixed minimum rent and percentage rent) and rent equivalents and other consideration of whatever form or nature payable to or for the account of or benefit of the Ground Lessor under any Ground Lease.

                 "GROUND RENT ESCROW FUND" shall have the meaning set forth in
Section 7.6.

                 "GROUND RENT SUBACCOUNT" shall have the meaning set forth in
Section 10.2.2.

                 "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (for purposes of this definition only "primary obligations") of any other Person (for purposes of this definition only "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

                 "HAZARDOUS SUBSTANCE" shall have the meaning ascribed thereto in the Environmental Indemnity.

                 "HOLIDAY INNS FRANCHISING" shall mean Holiday Inns Franchising, Inc., a Delaware corporation or any Affiliate thereof.

                 "HOUSTON HOTEL" shall have the meaning ascribed thereto in that certain Loan Agreement, dated as of October 10, 1997, among Lenders, Administrative Agent, Co-Agent, Bristol Lodging Company and Bristol Lodging Holding Company with respect to the $145,000,000 Loan.

                 "IMPROVEMENTS" shall have the meaning, (x) with respect to each Asset other than a Special Asset, as set forth in the Mortgage with respect to such Asset and (y) with respect to each Special Asset, as set forth in the Negative Pledge with respect to such Asset.

                 "INDEMNITEE" shall have the meaning set forth in Section 11.13(b).

                 "INDEMNIFIED MATTERS" shall have the meaning set forth in
Section 11.13(b).

                 "INDEPENDENT" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest in either Borrower, or in any Affiliate of either of the Borrowers or any Affiliate of any constituent partner, shareholder, member or beneficiary of either Borrower (including without limitation any Loan Party), and (c) is not connected with either of the Borrowers or any Affiliate of either Borrower or any Affiliate of any constituent partner, shareholder, member or beneficiary of either Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, director or person performing similar functions (including without limitation any Loan Party). Notwithstanding the foregoing, Curt Boisfontaine shall not be deemed to be not Independent solely by virtue of the fact that he is acting as an "independent director" of any of Borrowers' Affiliates. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning thereof.

                 "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 4.1(dd)(xv).

                 "INITIAL ADVANCE" shall have the meaning set forth in Section
2.1.1 hereof.

                 "INITIAL DEBT SERVICE COVERAGE RATIO" shall mean 1.65 to 1.

                 "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 7.1.1(c) hereof.

                 "INSURANCE PROCEEDS" shall mean all proceeds received, damages, claims and rights of action, and rights thereto under insurance policies required to be maintained by Borrowers or relating to any Asset or any portion thereof.

                 "INTEREST ACCRUAL PERIOD" means, with respect to a Disbursement Date, the period commencing on and including the 11th day of the month preceding the month in which such Disbursement Date occurs (or, in the case of the first Disbursement Date, the Closing Date) and ending on and including the 10th day of the month in which such Disbursement Date occurs, except that the first Interest Accrual Period shall be the period commencing on and including the Closing Date to and including the tenth (10th) day of the first month immediately following the

Closing Date; provided, however, that no Interest Accrual Period shall extend beyond the Maturity Date.

                 "INTELLECTUAL PROPERTY" means, as of any date of determination, all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Borrowers (or any other Loan Party) as conducted on such date of determination that are material to the business, operations or condition (financial or otherwise) of Borrowers or any other Loan Party including any of the foregoing licensed to any Loan Party by other Persons.

                 "INTEREST RATE" shall mean a rate per annum equal to seven and sixty-six one hundredths percent (7.66%).

                 "IP LICENSE AGREEMENTS" means, collectively, the agreements (other than the Franchise Agreements) pursuant to which any Loan Party has rights to use any Intellectual Property owned by any other Person.

                 "LEASING COMMISSIONS" shall mean any leasing commission incurred by Borrowers or any other Loan Party in connection with any new Tenant Lease or modification, renewal or extension of an existing Tenant Lease.

                 "LEASEHOLD ESTATE" shall, at any time, mean any leasehold estate of Borrowers or any other Loan Party in real property and improvements now or hereafter encumbered by a Mortgage (or in the case of the Special Assets, subject to a Negative Pledge) together with all right, title interest and privileges of such Borrower or any other Loan Party in, to, under or otherwise by nature of the lease creating such leasehold estate, as such lease may be amended, restated, replaced, supplemented or modified from time to time.

                 "LEGAL REQUIREMENTS" shall mean all federal, state, provincial, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Asset or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrowers, at any time in force affecting any Asset or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Asset or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                 "LICENSES" shall have the meaning set forth in Section 4.1(v).

                 "LIEN" shall mean any mortgage, deed of trust, debenture, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Asset or any portion thereof or any interest therein, any Collateral or any portion thereof or any interest therein, or either of the Borrowers or any other Loan Party, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, any option (including any purchase option, call option or similar option), trust or other preferential arrangement having the same economic effect of any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

                 "LIQUOR AGREEMENTS" means, collectively, the Liquor Operations Servicing Agreements and the Liquor Leases listed on Schedule VI annexed hereto, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "LIQUOR COST EVIDENCE" shall have the meaning set forth in
Section 3.1(aa).

                 "LIQUOR LEASES" means each Tenant Lease entered into between a Property Manager, as lessor, and the holder of a Liquor License in respect of an Asset, in each case in connection with the sale of alcoholic beverages at such Asset, substantially in the form approved by Administrative Agent on or before the Closing Date or in such other form as may be reasonably acceptable to Administrative Agent, as any such Tenant Lease may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "LIQUOR LICENSES" means, collectively, the licenses set forth on Schedule VI annexed hereto and each other license issued by the Department of Alcoholic Beverage Control or similar state, provincial or local agency to a Subsidiary of Domestic Borrower or in respect of any Asset, in each case in connection with the sale of alcoholic beverages at such Asset.

                 "LIQUOR OPERATIONS SERVICING AGREEMENTS" means, collectively, the sub-management agreements entered into between a Property Manager, as sub-manager, and either of Borrowers or a Subsidiary of Domestic Borrower as a holder of a Liquor License, substantially in the form approved by Administrative Agent on or before the Closing Date or in such other form as may be reasonably acceptable to Administrative Agent, as any such sub-management agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "LOANS" shall mean collectively the Domestic Loan and the Canadian Loan.

                 "LOAN PARTY" shall mean each of Domestic Borrower, Canadian Borrower and each Subsidiary.

                 "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, each Mortgage, each Assignment of Leases, each Negative Pledge, the Environmental Indemnity, the Consent and Subordination of Property Manager, the Omnibus Management and Liquor License Agreement, the Collateral Security Agreements, the Affiliate Guaranty, the other Security Documents and any other document pertaining to the Property or any of the Assets as well as all other documents executed and/or delivered by either of the Borrowers or any other Loan Party in connection with the Loans.

                 "LOCK-BOX AGREEMENTS" shall have the meaning set forth in
Section 10.11.

                 "LOSS" means the Breakage Amount if the Breakage Amount is a positive number.

                 "LOSS PROCEEDS" shall mean Insurance Proceeds or Condemnation Proceeds.

                 "LOSS PROCEEDS SUBACCOUNT" shall have the meaning set forth in
Section 10.2.2(a).

                 "MANAGEMENT CO." means Bristol Hotel Management Corporation, a Delaware corporation and a wholly owned subsidiary of BHOC.

                 "MANAGEMENT FEES" means, collectively, all hotel management fees (however characterized, including base fees, trade name fees, incentive fees, special incentive fees, termination fees and all fees in respect of liquor license operations) and all other fees or charges payable to the Property Manager for the management and operation of an Asset, any other Collateral or any part thereof.

                 "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in or effect on (i) the assets, operations, or condition (financial or otherwise) of either of the Borrowers or the other Loan Parties, (ii) either of the Borrower's ability to pay the Debt in accordance with the terms hereof and otherwise comply with the material terms of this Agreement, (iii) any Loan Party's ability to comply with the material terms of any of the Loan Documents,
(iv) any of the Assets or the other material Collateral, or (v) the Secured Parties' Lien on any Asset or the other material Collateral or the priority of such Lien.

                 "MATERIAL LEASE" means: (i) for any Tenant Lease entered into prior to the Closing Date, each Tenant Lease determined by the Requisite Lenders and Administrative Agent in their sole discretion to be material to Borrowers or the operation of Borrowers' business; and (ii) for any Tenant Lease entered into after the Closing Date, (w) any Tenant Lease which is not a lease of retail or restaurant space or to a service provider (such as a lease to an airline ticket agent or to an overnight courier) (x) any Tenant Lease necessary for the operation of any Asset, (y) any Tenant Lease which individually generates two percent (2%) or more, or together with previously existing Tenant Leases generates more than five percent (5%) of the Mortgaged

Property Gross Cash Flow for such Asset or (z) any Tenant Lease which could reasonably be expected to cause a Material Adverse Change.

                 "MATERIAL SECURITY DEPOSITS" shall mean a Security Deposit (x) with respect to a Tenant Lease in an amount in excess of $5,000.00 and (y) with respect to a Function Space in an amount in excess of $10,000.00.

                 "MATURITY DATE" shall mean the date on which the final payment of principal of the Notes becomes due and payable as therein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

                 "MAXIMUM COMMITMENT"  shall have the meaning set forth in
Section 2.2.1 hereof.

                 "MAXIMUM LOAN AMOUNT" shall mean $455,000,000.00.

                 "MAXIMUM MANAGEMENT FEE" shall mean an amount not greater than the greater of (x) five percent (5%) per annum of Gross Income from Operations for each Asset and (y) the fee generally charged by third party managers of hotels substantially similar to such Asset (as reasonably determined by Administrative Agent) in the same region as such Asset but in no event in excess of seven percent (7%) per annum of Gross Income from Operations for each Asset.

                 "MAXIMUM PERMITTED TRADE PAYABLES AND FF&E FINANCINGS" shall mean (x) Permitted Trade Payables which are outstanding for more than sixty
(60) days and (y) FF&E Financings, in the aggregate for clause (x) and clause
(y) not to exceed $350,000 per Asset and $16,537,500 for the Property.

                 "MINIMUM BALANCE" shall have the meaning set forth in Section 10.4.1.

                 "MONTHLY DEBT SERVICE SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "MORTGAGE" shall mean with respect to each of the Assets (other than the Special Assets), that certain first priority (w) Mortgage, Assignment of Leases and Rents and Security Agreement (or Amended and Restated Mortgage Assignment of Leases and Rents and Security Agreement), (x) Deed of Trust, Assignment of Leases and Rents and Security Agreement (or Amended and Restated Deed of Trust Assignment of Leases and Rents and Security Agreement),
(y) Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (or Amended and Restated Deed to Secure Debt Assignment of Leases and Rents and Security Agreement) or (z) debenture and debenture pledge agreement (in the case of each Canadian Asset), dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), executed and delivered by either Borrower (or in the case of each Asset (other than the Special

Assets) owned by any Loan Party other than either Borrower, such other Loan Party) as security for the Loans (in the case of Domestic Assets) or the Canadian Loans (in the case of Canadian Assets) made to Borrowers and encumbering such Asset, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "MORTGAGED PROPERTY" shall have the same meaning as Asset.

                 "MORTGAGED PROPERTY GROSS CASH FLOW" shall mean, for any period, all Rents and other income or revenue received with respect to the Property, on a cash basis, including, without limitation, Loss Proceeds.

                 "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA.

                 "NEGATIVE PLEDGE" shall mean with respect to each of the Special Assets, that certain Amended and Restated Memorandum of Agreement Not to Transfer or Mortgage, dated as of the date hereof, executed and delivered by each Loan Party which owns a Special Asset, in connection with the Loans made to Borrowers and to which such Special Asset is subject, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, by which such Loan Party irrevocably agrees that without the written consent of Administrative Agent and the Requisite Lenders, that such Loan Party shall not and has no power to grant, create or suffer to exist any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to secure payment, upon or with respect to any Special Asset except as permitted herein.

                 "NET OPERATING INCOME" shall mean, for any period, the Gross Income From Operations, LESS the sum of:

                          (i) Operating Expenses in an amount equal to actual Operating Expenses payable by either of the Borrowers (or in the case of each Asset owned by any Loan Party other than either of the Borrowers, such other Loan Party) for the consecutive full twelve (12) months (or such other applicable period) immediately preceding the date of determination (except real property taxes and Insurance Premiums, which shall be included only to the extent of the greater of (1) the actual amounts payable and (2) the amounts payable in future periods as a result of any reassessment actually made (with respect to real estate taxes) or changes to Insurance Premiums). Operating Expenses shall (a) exclude Franchise Fees, extraordinary expenses (as reasonably determined by Administrative Agent), Management Fees and capital expenditures, (b) be adjusted (as reasonably determined by Administrative Agent) for any items that are non-recurring or not supported by historical statements (as reasonably determined by Administrative Agent) and (c) be adjusted (as reasonably determined by Administrative Agent) if any Asset has been in operation for less than the full twelve (12) months immediately preceding the date of determination; plus

                          (ii) Franchise Fees in an amount equal to the greater of (A) actual Franchise Fees for such period and (B) an amount equal to the actual marketing fees to be paid under Franchise Agreements for such period plus a per annum amount equal to five percent (5%) of "revenues from room rentals" at the Property (determined in accordance with the Uniform System); plus

                          (iii) Management Fees in an amount equal to the greater of (A) the per annum amount equal to 3.5% of the Gross Income from Operations of the Property and (B) actual management fees payable to the Property Manager for such period; plus

                          (iv) a reserve for capital expenditures in an amount equal to five percent (5%) of Gross Income from Operations; plus

                          (v) such other deductions from and adjustments to Gross Income from Operations and adjustments to Operations Expenses consistent with the standards applied by Rating Agencies including, without limitation, adjustments to actual occupancy rates and expenses as Administrative Agent, in its reasonable discretion, shall require for other matters or factors that impact thereon.

                 "NEW ORLEANS HOTEL" shall have the meaning ascribed thereto in that certain Loan Agreement, dated as of October 10, 1997, among Lenders, Administrative Agent, Co-Agent, Bristol Lodging Company and Bristol Lodging Holding Company with respect to the $145,000,000 Loan.

                 "NOTES" shall mean collectively the Canadian Notes and the Domestic Notes.

                 "OBLIGATIONS" shall mean any and all debt, liabilities and obligations of Borrowers and the other Loan Parties to Lenders under the Loan Documents, including, without limiting the generality of the foregoing, the Debt and the debt, liabilities and obligations pursuant to the Affiliate Guaranty.

                 "OCCUPANCY/ROOM RATE STATISTICS" shall mean for any period, a report, in a form and content reasonably acceptable to Administrative Agent, setting forth on an Asset by Asset basis (x) average room rates for each Asset during such period and (y) occupancy statistics for each Asset during such period.

                 "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Administrative Agent by Domestic Borrower which is signed by an authorized senior officer of Domestic Borrower.

                 "OMNIBUS MANAGEMENT AND LIQUOR LICENSE AGREEMENT" means the Agreement regarding Liquor Leases, Servicing Agreements, Property Management Agreements and Liquor Licenses dated as of the date hereof, executed and delivered by Borrowers and certain other Loan Parties as security for the Loans (in the case of Domestic Assets) or the Canadian Loan (in the case of Canadian Assets), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "O&M PLAN" shall have the meaning set forth in Section
3.1(bb).

                 "OPERATING EXPENSES" shall mean the total of all expenditures of whatever kind, computed on an accrual basis in accordance with GAAP for all purposes other than in connection with a Requisition which shall be computed on the cash basis, relating to the operation, maintenance and management of the Property, but excluding any non-cash charge or non-operating items such as depreciation, debt service, income taxes and capital expenditures and other expenses similar to those capitalized on or excluded from the Financial Statements for the 12 months ending December 31, 1996 audited by Arthur Anderson LLP which were delivered to Lenders in connection with the funding of the Loans on the Closing Date.

                 "OTHER CHARGES" shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Asset, now or hereafter levied or assessed or imposed against the Property or any part thereof and which may create a Lien against any Asset or any part thereof.

                 "PARTIAL RELEASE" shall mean, with respect to a particular (x) Asset (other than a Special Asset), a discharge, release satisfaction or similar instrument necessary or sufficient to release an Asset and the Collateral related to such Asset (other than any substitute collateral pledged pursuant to Section 2.3.3 hereof) from the Lien of the Mortgage encumbering such Asset and from the other Security Documents encumbering such Collateral and (y) Special Asset, a discharge, release satisfaction or similar instrument necessary or sufficient to release such Special Asset and the Collateral related to such Special Asset from the Negative Pledge with respect to such Asset and from the other Security Documents, if any, encumbering such Collateral.

                 "PAYMENT DIRECTION LETTER" shall have the meaning set forth in
Section 10.3(a) hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "PERMITTED ENCUMBRANCES" shall mean, with respect to each Asset, collectively: (a) the Liens created by or permitted under the Loan Documents (including without limitation Liens securing FF&E Financings and Permitted Trade Payables which in the aggregate do not exceed Maximum Permitted Trade Payables and FF&E Financings), (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Asset or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority and Other Charges not yet delinquent, (d) statutory liens for labor or materials securing sums not yet due and payable (or with respect to which a Borrower has removed any such lien of record within 60 days of such sum becoming due and payable, by posting a bond or otherwise), (e) rights of tenants, as tenants only, under Tenant Leases approved or deemed approved by Administrative Agent, (f) judgments provided such judgments are being appealed by a Borrower and a stay of execution has been granted with respect thereto and such Borrower has either deposited 125% of the value of such judgments with Administrative Agent or posted a bond reasonably satisfactory to Administrative Agent, (g) rights of guests to occupy rooms of any Asset but only if permitted by Section 5.1(t) and (h) mechanics, materialmen and other similar liens and encumbrances that are bonded and thereby deemed released of record in a manner reasonably satisfactory to Administrative Agent.

                 "PERMITTED GUARANTY" shall mean: (i) a guaranty executed by Domestic Borrower, either (x) of the Subordinate Notes or (y) if and only if the holders of the Subordinate Notes release the guaranty executed by Domestic Borrower, of the Acquisition Facility in a form and substance acceptable to the Requisite Lenders and Administrative Agent in their sole discretion (and as such guaranty shall be amended in the sole discretion of the Administrative Agent and the Requisite Lenders); and (ii) those two certain guaranties executed by Domestic Borrower in favor of LaSalle National Bank, as trustee (successor to Nomura Asset Capital Corporation), each dated as of January 26, 1996.

                 "PERMITTED PLEDGE" shall mean (i) a pledge of the stock of BHOC which pledge shall secure the Subordinate Notes and be in a form and substance acceptable to Administrative Agent and the Requisite Lenders in their sole discretion, and (ii) either (x) a pledge of the stock of Domestic Borrower which pledge shall secure the Subordinate Notes or (y) if and only if the holders of the Subordinate Notes release their pledge, a pledge of the stock of Domestic Borrower which pledge shall secure the Acquisition Facility and in each case in a form attached to the Acquisition Facility Credit Agreement or otherwise in a form and substance acceptable to the Requisite Lenders and Administrative Agent in their sole discretion (and as such pledge shall be amended in the sole discretion of the Administrative Agent and the Requisite Lenders.)

                 "PERMITTED TRADE PAYABLES" shall mean unsecured trade payables which are customarily and actually required to be satisfied within thirty (30) days.

                 "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "POLICIES" shall have the meaning specified in Section
7.1.1(c).

                 "POTENTIAL CANADIAN RESIZED COLLATERAL" shall have the meaning set forth in Section 2.2.1(a).

                 "POTENTIAL DOMESTIC RESIZED COLLATERAL" shall have the meaning set forth in Section 2.2.1(a).

                 "POTENTIAL RESIZED COLLATERAL" shall mean collectively the Potential Canadian Resized Collateral and the Potential Domestic Resized Collateral.

                 "PREMISES" shall have the meaning, with respect to each Asset, as set forth in the Mortgage with respect to such Asset or in the case of the Special Assets shall mean that certain real property described on Exhibit A of the Negative Pledge with respect to such Special Asset.

                 "PREPAYMENT DATE" shall have the meaning set forth in Section 2.3.3.

                 "PRICE DIFFERENCE" [means, as of the day of calculation: (i) only for the first $100,000,000 of the principal balance of the Notes which is repaid, the difference obtained by subtracting 1 from the quotient obtained by dividing (x) the present value (as determined below) of the Remaining First Tranche Payments, determined as if the Loan were funded on the day of calculation, by (y) the Maximum Loan Amount; (ii) only for the next $30,000,000 of the principal balance of the Notes which is repaid, the difference obtained by subtracting 1 from the quotient obtained by dividing (x) the present value (as determined below) of the Remaining Second Tranche Payments, determined as if the Loan were funded on the day of calculation, by (y) the Maximum Loan Amount; and (iii) only for all other repayments (in excess of repayments of the first $130,000,000 of the Notes) of the principal balance of the Notes which is repaid, the difference obtained by subtracting 1 from the quotient obtained by dividing (x) the present value (as determined below) of the Remaining Third Tranche Payments, determined as if the Loan were funded on the day of calculation, by (y) the Maximum Loan Amount. The present value of the Remaining First Tranche Payments, Remaining Second Tranche Payments, and Remaining Third Tranche Payments, shall each be calculated by discounting the such payments by the Benchmark Yield. The Price Difference can be either positive or negative.] [TO BE CONFIRMED]

                 "PROPERTY" shall mean collectively, at any time, the real properties, the hotel and other improvements thereon and FF&E and personal property in connection therewith, then owned by either of the Borrowers or any other Loan Party or in which either of the Borrowers or such other Loan Party owns a Leasehold Estate and now or hereafter encumbered by a Mortgage (or in the case of the portion of the Property comprised of the Special Assets, subject to a Negative Pledge), together with all rights pertaining to such properties and improvements, and Leasehold Estate as each is more particularly described in the granting clauses of each Mortgage and referred to therein as the "Mortgaged Property." The Assets comprising the Property on the Closing Date (other than FF&E and personal property) are listed on Schedule VII which Schedule may be revised from time to time by Administrative Agent as existing Assets are released from the Lien of a Mortgage (or in the case of a Special Asset, released from a Negative Pledge) and new Assets are encumbered by the Lien of a Mortgage in accordance with Section 2.4 hereof.

                 "PROPERTY MANAGEMENT AGREEMENT" means, a property management agreement which is reasonably acceptable to Administrative Agent, entered into by and between either of the Borrowers (or in the case of each Asset owned by any Loan Party other than either of the Borrowers, such Loan Party) and the Property Manager, pursuant to which the Property Manager is to provide management and other services with respect to each Asset, as any such management agreement may be amended, restated, supplemented or otherwise modified from time to time with the consent of Administrative Agent.

                 "PROPERTY MANAGER" shall mean any Person that manages an Asset pursuant to a Property Management Agreement which unless otherwise reasonably approved by Administrative Agent (x) in the case of the Domestic Assets, shall be Management Co. and (y) in the case of the Canadian Assets, shall be Canadian Management Co.

                 "PROPERTY MANAGER CONTROL NOTICE" shall have the meaning set forth in Section 5.1(v).

                 "PRO RATA SHARE" or "PRO RATA" means, with respect to each Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders; provided, however, that if the Commitments have been terminated or have expired, it means the quotient obtained by dividing the outstanding principal amount of the Loans of such Lender by the outstanding principal amount of all Loans of all Lenders.

                 "RATING AGENCY" shall mean each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Administrative Agent.

                 "RELEASE PRICE" for an Asset shall mean 125% (or in the case of a Casualty Release Event, a Condemnation Release Event or a Special Asset Early Repayment, 100%) of the Allocated Loan Amount of such Asset, less insurance proceeds and casualty awards applicable to such Asset which shall have been applied in reduction of the principal amount of the Loans in accordance with Section 2.3.2(a) hereof plus such additional sums necessary to satisfy the conditions to release set forth in Section 2.4 hereof.

                 "REMAINING FIRST TRANCHE PAYMENTS" shall mean all successive future scheduled debt service payments which would be payable under the Notes assuming (i) the Notes mature on the twelfth anniversary of the Closing Date and (ii) an interest rate of (__%) [insert rate locked in connection with the 1st tranche].

                 "REMAINING SECOND TRANCHE PAYMENTS" shall mean all successive future scheduled debt service payments which would be payable under the Notes assuming (i) the Notes mature on the twelfth anniversary of the Closing Date and (ii) an interest rate of (__%) [insert rate locked in connection with the 2nd tranche].

                 "REMAINING THIRD TRANCHE PAYMENTS" shall mean all successive future scheduled debt service payments which would be payable under the Notes assuming (i) the Notes mature on the twelfth anniversary of the Closing Date and (ii) an interest rate of (__%) [insert rate locked in connection with the 3rd tranche].

                 "RENT" shall mean all rents (including, without limitation, fixed minimum rent and percentage rent), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, issues, profits, royalties, room receipts, rack charges, vending machine receipts, food and beverage receipts, concession fees and charges, public assembly room receipts, receivables, receipts, expense reimbursements and recoveries from tenants, guests and customers, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of either of the Borrowers or their agents or employees from any and all sources arising from or attributable to the Property and proceeds, if any, from business interruption or other loss of income insurance.

                 "RENT ROLL" shall have the meaning set forth in Section 5.1(t)(i).

                 "REPAYMENT PREMIUM" shall mean: (i) from the Closing Date through the first anniversary of the Closing Date (x) with respect to the first $100,000,000 of the principal balance under the Notes which is repaid, 1% of the principal amount repaid plus Losses or minus Gains (y) for all other repayments of the principal balance under the Notes, 2% of the principal balance under the Notes which is repaid plus Losses or minus Gains; and (ii) from the first anniversary of the Closing Date through the Maturity Date, 2% of the principal amount being repaid for each prepayment plus Losses or minus Gains. The payment of a Repayment Premium by Borrowers shall not reduce the outstanding principal balance of the Notes.

                 "REPLACEMENT RESERVE FUND" shall have the meaning set forth in Section 7.4.1.

                 "REPLACEMENT RESERVE SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "REPLACEMENTS" shall have the meaning set forth in Section 7.4.2(a).

                 "REQUIRED RATIO" shall have the meaning set forth in Section 10.12.

                 "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the Commitments of all Lenders, or if such Commitments have terminated or expired, Lenders having or holding more than 50% of the aggregate principal amount of the outstanding Loans.

                 "REQUISITION" shall have the meaning set forth in Section
10.8.1.

                 "RESIZED ADVANCE" shall mean collectively the Resized Canadian Advance and the Resized Domestic Advance.

                 "RESIZED BORROWERS" shall mean collectively the Resized Canadian Borrower and the Resized Domestic Borrower.

                 "RESIZED CANADIAN ADJUSTED DSCR" shall mean a ratio for the applicable period in which (a) the numerator is the aggregate Net Operating Income (as defined in the Resized Loan Agreement) for the Resized Canadian Loan Collateral for such period (as calculated by Administrative Agent in its reasonable discretion based on the criteria then used by the Rating Agencies) and (b) the denominator is the greater of (x) the aggregate amount of scheduled principal and interest which would be payable on the Resized Canadian Notes from the Resized Closing Date through the first anniversary thereof based on the Interest Rate, constant payments and a 25 year amortization and (y) 10.48% of the Resized Canadian Loan Amount.

                 "RESIZED CANADIAN ADVANCE" shall have the meaning set forth in
Section 2.2.1.

                 "RESIZED CANADIAN BORROWER" shall mean a newly formed special purpose bankruptcy remote corporation, limited liability company or limited partnership (i) which is wholly owned by Resized Parent; (ii) which, upon and after execution and delivery of the Resized Loan Documents, would be in full compliance with all of the representations, warranties and covenants set forth the Resized Loan Documents and all such representations, warrants and covenants shall be true and correct including without limitation Section 4.1(dd) of the Resized Loan Agreement, (iii) to whom the Resized Canadian Loan Collateral is transferred and (iv) which assumes the Resized Canadian Loan. Notwithstanding the foregoing, at the Requisite Lenders' and Administrative Agent's reasonable discretion, in lieu of Canadian Borrower assigning the Canadian Loan to Resized Canadian Borrower, Administrative Agent may permit Canadian Borrower to remain as borrower of the Resized Canadian Loan provided, (x) Canadian Borrower complies with the requirements set forth in (i) and (ii) above for the Resized Canadian Borrower, (y) such structure will not result in a qualification, downgrade or withdrawal of the rating which will be applicable to any securities (or other instrument) issued or expected to be issued in connection with a Secondary Market Transaction involving the Resized Loans and (z) Administrative Agent is provided with such evidence as shall be reasonably satisfactory to Administrative Agent that the single purpose nature and bankruptcy remoteness of Canadian Borrower, each of its shareholders, general partners and members is in accordance with the standards of the Rating Agencies expected or requested by Administrative Agent to rate any securities (or other instrument) issued or expected to be issued in connection with a Secondary Market Transaction involving the Resized Loans.

                 "RESIZED CANADIAN LOAN" shall mean the Canadian Loan in the principal amount of the Resized Canadian Loan Amount and if the Resized Canadian Borrower is not the Canadian Borrower, as such loan is assumed by Resized Canadian Borrower on the Resizing Closing Date.

                 "RESIZED CANADIAN LOAN AMOUNT" shall mean the sum of (x) the outstanding principal amount of the Canadian Loan after (i) a Partial Release has been obtained in accordance with Section 2.4.1 for all of the Assets other than the Potential Resized Collateral and (ii) all of the other Resized Closing Conditions have been satisfied plus (x) the Resized Canadian Advance, if any.

                 "RESIZED CANADIAN LOAN COLLATERAL" shall mean all of the Canadian Assets or other Collateral deemed by the Requisite Lenders and Administrative Agent in their sole discretion to be Securitizable Assets.

                 "RESIZED CANADIAN MAXIMUM AMOUNT" shall mean an amount determined by Administrative Agent which is equal to the lesser of the amounts which would, if such lesser amount were the outstanding principal balance of the Resized Canadian Notes, (i) provide a Resized Canadian Adjusted DSCR for the Resized Canadian Loan Collateral for the twelve (12) full calendar months immediately preceding the Resizing Closing Date equal to 1.65 to 1 and (ii) be equal to 75% of the fair market value of the Resized Canadian Loan Collateral, as determined by the Requisite Lenders and Administrative Agent in their sole discretion.

                 "RESIZED CANADIAN NOTES" shall mean that certain note (or notes) executed by Resized Canadian Borrower payable to Lenders and evidencing the Resized Loans.


                 "RESIZED CLOSING CONDITIONS" shall have the meaning set forth in Section 2.2.1.

                 "RESIZING CLOSING DATE" shall mean the eleventh day of the month immediately following the second anniversary of the Closing Date.

                 "RESIZING DATE" shall mean the date which is one hundred twenty (120) days prior to the Resizing Closing Date.

                 "RESIZING DATE NOTICE" shall have the meaning set forth in
Section 2.2.1(a).

                 "RESIZING DILIGENCE PERIOD" shall mean the one-hundred and twenty day period immediately prior to the Resizing Date.

                 "RESIZED DOMESTIC ADVANCE" shall have the meaning set forth in
Section 2.2.1.

                 "RESIZED DOMESTIC ADJUSTED DSCR" shall mean a ratio for the applicable period in which (a) the numerator is the aggregate Net Operating Income (as defined in the Resized Loan Agreement) for the Resized Domestic Loan Collateral for such period (as calculated by Administrative Agent in its reasonable discretion based on the criteria then used by the Rating Agencies) and (b) the denominator is the greater of (x) the aggregate amount of scheduled principal and interest which would be payable on the Resized Domestic Notes from the Resized Closing Date through the first anniversary thereof based on the Interest Rate, constant payments and a 25 year amortization and (y) 10.48% of the Resized Domestic Loan Amount.

                 "RESIZED DOMESTIC BORROWER" shall mean a newly formed special purpose bankruptcy remote corporation, limited liability company or limited partnership (i) which is wholly owned by Resized Parent; (ii) which, upon and after execution and delivery of the Resized Loan Documents, would be in full compliance with all of the representations, warranties and covenants set forth the Resized Loan Documents and all such representations, warrants and covenants shall be true and correct including without limitation Section 4.1(dd) of the Resized Loan Agreement, (iii) to whom the Resized Domestic Loan Collateral is transferred and (iv) which assumes the Resized Domestic Loan. Notwithstanding the foregoing, at the Requisite Lenders' and Administrative Agent's reasonable discretion, in lieu of Domestic Borrower assigning the Domestic Loan to Resized Domestic Borrower, Administrative Agent may permit Domestic Borrower to continue to be the borrower of the Resized Domestic Loan provided, (x) Domestic Borrower complies with the requirements set forth in (i) and (ii) above for the Resized Domestic Borrower, (y) such structure will not result in a qualification, downgrade or withdrawal of the rating which will be applicable to any securities (or other instrument) issued or expected to be issued in connection with a Secondary Market Transaction involving the Resized Loans and
(z) Administrative Agent is provided with such evidence as shall be reasonably satisfactory to Administrative Agent that the single purpose nature and bankruptcy remoteness of Domestic Borrower, each of its shareholders, general partners and members is in accordance with the standards of the Rating Agencies expected or requested by Administrative Agent to rate any securities (or other instrument) issued or expected to be issued in connection with a Secondary Market Transaction involving the Resized Loans.

                 "RESIZED DOMESTIC LOAN" shall mean the Domestic Loan in the principal amount of the Resized Domestic Loan Amount and if the Resized Domestic Borrower is not the Domestic Borrower, as such loan is assumed by Resized Domestic Borrower on the Resizing Closing Date.

                 "RESIZED DOMESTIC LOAN AMOUNT" shall mean the sum of (x) the outstanding principal amount of the Domestic Loan after (i) a Partial Release has been obtained in accordance with Section 2.4.1 for all of the Assets other than the Potential Resized Collateral and (ii) all of the other Resized Closing Conditions have been satisfied plus (x) the Resized Domestic Advance, if any.

                 "RESIZED DOMESTIC LOAN COLLATERAL" shall mean all of the Domestic Assets or other Collateral deemed by the Requisite Lenders and Administrative Agent in their sole discretion to be Securitizable Assets.

                 "RESIZED DOMESTIC MAXIMUM AMOUNT" shall mean an amount determined by Administrative Agent which is equal to the lesser of the amounts which would, if such lesser amount were the outstanding principal balance of the Resized Domestic Notes, (i) provide a Resized Domestic Adjusted DSCR for the Resized Domestic Loan Collateral for the twelve (12) full calendar months immediately preceding the Resizing Closing Date equal to 1.65 to 1 and (ii) be equal to 75% of the fair market value of the Resized Domestic Loan Collateral, as determined by the Requisite Lenders and Administrative Agent in their sole discretion.

                 "RESIZED DOMESTIC NOTES" shall mean that certain note (or notes) executed by Resized Domestic Borrower payable to Lenders and evidencing the Resized Loans.


                 "RESIZED LIQUOR SUBSIDIARY" shall have the meaning set forth in Section 2.2.1(c).

                 "RESIZED LOANS" shall mean collectively the Resized Canadian Loan and the Resized Domestic Loan.

                 "RESIZED LOAN AGREEMENT" shall mean a Loan Agreement in substantially the form as attached hereto as Exhibit C.

                 "RESIZED LOANS AMOUNT" shall mean the sum of (x) the Resized Domestic Loan Amount plus (x) the Resized Canadian Loan Amount.

                 "RESIZED LOANS COLLATERAL" shall mean collectively the Resized Canadian Loan Collateral and the Resized Domestic Loan Collateral.

                 "RESIZED LOAN DOCUMENTS" shall have the meaning set forth in
Section 3.4.1(b).

                 "RESIZED LOANS INFORMATION DELIVERIES" shall have the meaning set forth in Section 3.4.1(a).

                 "RESIZED MAXIMUM TRADE PAYABLES" shall mean the dollar amount obtained when the number of Assets comprising the Resized Loans Collateral is multiplied by $262,500.

                 "RESIZED NOTES" shall mean collectively the Resized Canadian Notes and the Resized Domestic Notes.

                 "RESIZED PARENT" shall mean a corporation, limited partnership or limited liability company (i) which, if the Resized Domestic Borrower is not Domestic Borrower, is wholly owned by Domestic Borrower, (ii) which owns all of the equity interest in Resized Borrowers, and (iii) whose certificate of incorporation or other organizational documents contains covenants, representations and warranties substantially similar to those set forth in
Section 4.1(dd) of the Resized Loan Agreement.

                 "RESIZED REQUIRED REPAIR DEPOSIT" shall be an amount, determined by Administrative Agent consistent with its then actively applied underwriting criteria, based on 125% of the cost of deferred maintenance required to be performed during the first year occurring after the Resizing Closing Date at each of the Assets which comprise the Resized Loans Collateral.

                 "RESIZED TAX AND INSURANCE DEPOSIT" shall mean an amount which, when added to the monthly Tax Payments and Insurance Premiums payable by Resized Borrowers pursuant to the Resized Loan Agreement, will be sufficient to pay, at least 30 days prior to the dates such amounts would become delinquent, all Taxes and Insurance Premiums payable in connection with the Resized Loans Collateral which are due and payable in the twelve (12) months following the Resizing Closing Date.

                 "RESTORATION" shall have the meaning set forth in Section 7.1.2(b).

                 "SECONDARY MARKET TRANSACTION" shall mean any transaction, in which a Lender (i) sells a loan, the note and the other loan documents executed in connection with such loan to one or more investors as a whole loan, (ii) participates such loan to one or more investors, (iii) deposits such loan, such note and such other loan documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sells such loan or interest therein to investors.

                 "SECURED PARTIES" shall mean Lenders and Administrative Agent.

                 "SECURITY DEPOSIT SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "SECURITY DEPOSITS" shall mean all security (whether cash, letter of credit or otherwise) given to either Borrower (or in the case of each Asset owned by a Loan Party other than either Borrower, such other Loan Party) or any agent or Person acting on behalf of either Borrower (or in the case of each Asset owned by a Loan Party other than either Borrower, such other Loan Party) in connection with (x) the Tenant Leases or (y) a Function Space.

                 "SECURITY DOCUMENTS" shall mean, collectively, the Mortgages, the Assignments of Leases, the Collateral Security Agreements, the Negative Pledges, the Assumption Agreements, the Lock-Box Agreement, the Omnibus Management and Liquor License Agreement, and all deeds of trust, deeds to secure debt, mortgages, debentures, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Loan Documents, in order to grant to the Secured Parties Liens in real, personal or mixed property of such Person, and to maintain such Liens or as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "SECURITIZABLE ASSETS" shall mean any Asset which, if such Asset was security for a loan, the Requisite Lenders and Administrative Agent would deem such loan, in their sole discretion, to be eligible to be included in a Secondary Market Transaction.

                 "SENIOR NOTE CONSENT" shall mean that certain Indenture Supplement No. 3, Consent and Amendment No.1 to Pledge Agreement dated on or about the date hereof and executed by Bristol, Domestic Borrower, BHOC and The Bank of New York, as trustee with respect to the Subordinate Notes.

                 "SERVICER" shall have the meaning set forth in Section 10.1.

                 "SERVICING FEES" shall have the meaning set forth in Section 10.1.

                 "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c).

                 "SPE MEMBER" shall have the meaning set forth in Section 4.1(dd)(xiv).

                 "SPECIAL ASSETS" shall mean those certain Assets listed on
Schedule XXVI for each such Asset, so long as such Asset is (x) not encumbered by a Mortgage and (y) the Tenant Leases with respect to such Asset are not assigned to Secured Parties.

                 "SPECIAL ASSET EARLY REPAYMENT" shall have the meaning set forth in Section 5.1(bb).

                 "SPECIAL ASSET TRANSFER DATE" shall mean the date that one of the Special Assets owned by Domestic Borrower is transferred to Special Subsidiary in accordance with Section 5.1(bb).

                 "SPECIAL HARVEY ENTITIES" shall mean collectively (i) Harvey Hotels Financing I., Inc., a Delaware corporation, (ii) Harvey Hotels Financing II., Inc., a Delaware corporation, (iii) Harvey Hotels Investments I., Ltd., a Delaware corporation and (iv) Harvey Hotels Investments II., Ltd., a Delaware corporation. No Special Harvey Entity shall be deemed a Subsidiary or a Loan Party.

                 "SPECIAL SUBSIDIARY" shall mean Bristol California Company, a Delaware corporation and a Subsidiary hereunder and which at the Closing Date and until the Special Asset Transfer Date (i) has and will continue to have no assets, (ii) is not and will continue not to be indebted to any Person, and
(iii) conducts no business and will not conduct any business.

                 "STATE" shall mean the State of New York.

                 "STATED MATURITY" shall mean October 11, 2003.

                 "SUBACCOUNTS" shall have the meaning set forth in Section 10.2.2(a).

                 "SUBORDINATE NOTE DOCUMENTS" shall mean those certain documents executed in connection with the Subordinate Notes, each such document being in a form and substance as approved by Administrative Agent on or prior to the Closing Date, in each case as such documents shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "SUBORDINATE NOTES" shall mean those notes issued by Bristol pursuant to that certain Indenture, dated as of December 18, 1995, as amended, among Bristol, BHAC, BHOC and The Bank of New York, as trustee, in each case as such documents shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "SUBSIDIARY" shall mean those entities, named on Schedule
XIII.

                 "SUBSTITUTION ADDED ASSET" shall have the meaning set forth in
Section 2.4.2.

                 "SUBSTITUTION DATE" the date on which any Substitution Event occurs.

                 "SUBSTITUTION DILIGENCE PERIOD" shall mean the sixty (60) days prior to any Substitution Date.

                 "SUBSTITUTION EVENT" shall have the meaning set forth in
Section 2.4.2.

                 "SUBSTITUTION NOTICE" shall have the meaning set forth in
Section 2.4.2.

                 "SUBSTITUTION REMOVED ASSET" shall have the meaning set forth in Section 2.4.2.

                 "SUPPLEMENTAL COLLATERAL AGENT" shall have the meaning set forth in Section 12.2.1.

                 "SURVEY" shall mean a survey of each Asset prepared by a surveyor licensed in the jurisdiction where such Asset is located and satisfactory to Administrative Agent and the company or companies issuing the Title Insurance Policy applicable to such Asset, and containing a certification of such surveyor satisfactory to Administrative Agent.

                 "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.3.

                 "TAX AND INSURANCE ESCROW SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents now or hereafter levied or assessed or imposed against an Asset or any part thereof, including, but not limited to, (a) any ad valorem real and tangible personal property taxes levied against an Asset and (b) any intangible personal property tax levied or imposed on any Lender with respect to its ownership in the Loans.

                 "TENANTS" shall have the meaning set forth in Section 10.3(a).

                 "TENANT LEASE" shall mean any lease (or, to the extent of the interest therein of either of the Borrowers, any sublease or sub-sublease), letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest (other than (x) as a guest who personally occupies a room in any Asset which is a hotel for less than 30 days) or (y) Function Space for a period of less than 7 days) in, or right to use or occupy all or any portion of, any space in any Asset, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                 "TERM" shall have the meaning set forth in Section 7.1.1(a).

                 "TITLE INSURANCE POLICY" shall mean the ALTA (or in the case of any (x) Asset located in Texas, the Texas equivalent or (y) Canadian Asset, the Canadian equivalent) mortgagee title insurance policy in the form (acceptable to Administrative Agent) issued with respect to each Asset and insuring the lien of the Mortgage encumbering each such Asset.

                 "TRANSFER" shall have the meaning set forth in Section 6.1(j)(ii).

                 "TRANSFEREE" shall have the meaning set forth in Section 6.1(j)(vii)(B).

                 "UCC" or "UNIFORM COMMERCIAL CODE" shall mean, with respect to any Asset, the Uniform Commercial Code as in effect in the applicable state, commonwealth or jurisdiction in which such Asset is located (or any equivalent or similar legislation, including without limitation, the Personal Property Security Act, R.S.O. 1990, c.P.10).

                 "UNIFORM SYSTEM" shall mean the Uniform System of Accounts for Hotels, 8th Revised Edition, 1986, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

                 "UNUSED REQUISITION AMOUNT" shall have the meaning set forth in Section 10.8.2.

                 "U.S. OBLIGATIONS" shall mean direct non-callable United States of America government securities as defined in Section 2(a)(16) of the Investment Company Act of 1940 (15 U.S.C. 80a-1).

                 "$145,000,000 LOAN" shall mean that certain loan made by Lenders to Bristol Lodging Company in the original principal amount of $145,000,000.

                 SECTION 1.2  PRINCIPLES OF CONSTRUCTION.

                 All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The terms

"Lender" and "Administrative Agent" include their respective successors and assigns who become a party hereto pursuant to the terms of this Agreement.

         II.     GENERAL TERMS

                 SECTION 2.1  LOANS' COMMITMENT; DISBURSEMENT TO BORROWERS.

                 2.1.1 THE LOANS. Lenders severally agree to advance their pro-rata share of the aggregate amount of $275,708,475.00 in connection with the assignment of the Existing Facility and the Existing Notes to Lenders. Domestic Borrower and Canadian Borrower represent and warrant to Lenders that
(i) there will be outstanding under the Existing Facility on the Closing Date the principal sum of $452,000,000.00 and (ii) Domestic Borrower and Canadian Borrower have no defenses to and waive all offsets, claims or counterclaims they may have with respect to the Existing Facility and the Existing Notes. Domestic Borrower acknowledges that on the Closing Date in respect of the Domestic Loan it will cause the Domestic Loan to be paid down to the amount of $275,708,475.00 in connection with the release of certain collateral securing the Existing Facility; such sums will be re-advanced on the Closing Date in an amount up to $43,052,525. Subject to and upon the terms and conditions set forth herein, each Lender hereby severally agrees that the Existing Facility, when added to the Canadian Loan, shall equal the Maximum Loan Amount and to make its pro rata portion (such pro-rata portion being in the original principal amount for each Lender as set forth opposite its name on Schedule XVIII) available to each Borrower in one or more advances (each an "ADVANCE"). The Loans shall mature on the Maturity Date. Domestic Borrower hereby agrees that on the Closing Date, the amount of the Domestic Loan shall be in the amount of $318,761,000.00 on the Closing Date and Canadian Borrower hereby agrees that on the Closing Date, the amount of the Canadian Loan shall be in the amount of $36,239,000.00 on the Closing Date (each an "INITIAL ADVANCE") and that the outstanding aggregate principal amount of the Loans shall be $355,000,000.00. Lenders shall make the Additional Advance to Borrowers upon satisfaction of the conditions contained in Section 3.2 hereof including but not limited to Administrative Agent's receipt of the items specified in Section 3.2(a), (c)(ii) and (c)(v) from time to time within the thirty (30) days preceding the Advance Closing Date in sufficient time for Administrative Agent and its counsel to review the same prior to the Advance Closing Date.

                 2.1.2 DISBURSEMENT TO BORROWERS. Domestic Borrower may request and receive only two Advances hereunder in respect of the Domestic Loan and Canadian Borrower may request and receive only one Advance hereunder in respect of the Canadian Loan. Any amount borrowed and repaid hereunder in respect of the Loans may not be reborrowed. Borrowers shall, on the Closing Date, receive the Initial Advance and on the Advance Closing Date, the Additional Advance, subject to the direction given by each of the Borrowers as to the application of the Loans proceeds to the items set forth in Section 2.1.4.

                 2.1.3 THE NOTES. Each Lender's pro-rata portion of the Loans shall be evidenced by Domestic Notes of Domestic Borrower and by Canadian Notes of Canadian Borrower, each in favor of such Lender and each in the original principal amount of such Lender's interest in the Canadian Loan and the Domestic Loan, respectively. The Loans shall bear interest as provided in the Notes and in Section 2.6 hereof and shall be subject to repayment as provided in the Notes and in Section 2.3 hereof. The holder of each Note shall be entitled to the benefits of this Agreement and the Loans shall be secured by the Mortgage, the Assignment of Leases and the other Loan Documents. Lenders are hereby authorized to endorse on a schedule attached to each Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of the Additional Advance advanced under such Note. Such schedules shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of Lenders to make a notation on the schedules to such Notes as aforesaid shall not affect the obligations of Borrowers hereunder or under the Notes or any other Loan Document in any respect. The Domestic Loan shall constitute one general obligation of the Domestic Borrower to Lenders and shall be secured by the security interests and Liens now or hereafter granted upon all of the Domestic Assets and by all of the security interests and Liens at any time or times currently or hereafter granted by the Domestic Borrower to the Secured Parties; the Canadian Borrower shall have no obligations under the Domestic Loan and the Domestic Loan shall not be secured by any of the Canadian Assets. The Canadian Loan shall constitute one general obligation of Canadian Borrower to Lenders (which obligation shall be guaranteed by Domestic Borrower and the other Loan Parties under the Affiliate Guaranty)and shall be secured by the security interests and Liens now or hereafter granted upon all of the Property and by all of the security interests and Liens at any time or times currently or hereafter granted by the Domestic Borrower or Canadian Borrower to the Secured Parties.

                 2.1.4 USE OF PROCEEDS. (a) Domestic Borrower shall use, in the following order of priority, the proceeds of the Domestic Loan disbursed to it pursuant to Section 2.1 to (i) repay and discharge any existing loans relating to the Domestic Assets (other than (x) Permitted Trade Payables and FF&E Financing which do not in the aggregate exceed the Maximum Permitted Trade Payables and FF&E Financings, to the extent Domestic Borrower elects in its sole discretion not to repay such indebtedness from the proceeds of the Loans and (y) that portion of the Existing Facility which has been assigned to Lenders), (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Domestic Assets, (iii) pay reasonable out-of-pocket costs and expenses incurred in connection with the closing of the Loans, as approved by Administrative Agent and (iv) any other corporate purpose (including payment of a dividend to a shareholder).

                 (b) Canadian Borrower shall use, in the following order of priority, the proceeds of the Canadian Loan disbursed to it pursuant to Section
2.1 to (i) repay to Domestic Borrower amounts owed under that certain promissory note dated as of October 26, 1997 executed by 1255905 Ontario Limited and made payable to the order of Domestic Borrower in partial payment of the purchase price of the stock of Canadian Borrower (prior to its amalgamation with

1255905 Ontario Limited on October 27, 1997), (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Canadian Assets, (iii) pay reasonable out-of-pocket costs and expenses incurred in connection with the closing of the Loans, as approved by Administrative Agent and (iv) any other corporate purpose (including payment of a dividend to a shareholder).

                 SECTION 2.2  RESIZED LOANS.

                 2.2.1 THE RESIZED LOANS. If the Resized Borrowers are not the Borrowers, then Borrowers agree to cause the Resized Borrowers to assume the respective Loans on the Resizing Closing Date and Lenders agree to permit such assumption provided the terms and conditions of this Section 2.2.1 are satisfied. Borrowers agree in connection therewith to satisfy all of the following conditions set forth in this Section 2 no later than the date required therefor as hereinafter provided (collectively the "RESIZING CONDITIONS") and if Borrowers and Resized Borrowers so satisfy the Resizing Conditions and the outstanding principal amount of the (x) Canadian Loan is less than the Resized Canadian Maximum Amount on the Resizing Closing Date, Lenders severally agree to advance the amount of such deficit and Canadian Borrower agrees to cause the Resized Canadian Borrower to borrow such amount (such advance, the "RESIZED CANADIAN ADVANCE") and/or (y) Domestic Loan is less than the Resized Domestic Maximum Amount on the Resizing Closing Date, Lenders severally agree to advance the amount of such deficit and Domestic Borrower agrees to cause the Resized Domestic Borrower to borrow such amount (such advance, the "RESIZED DOMESTIC ADVANCE"). Notwithstanding the foregoing, each Lender shall not be obligated to advance to (x) Canadian Borrower more than such Lender's Pro-Rata Share of the Resized Canadian Advance and (y) Domestic Borrower more than such Lender's Pro-Rata Share of the Resized Domestic Advance and no Lender shall be obligated to advance in the aggregate an amount in excess of the amount set forth on Schedule XVIII hereof opposite such Lender's name as its maximum commitment ("MAXIMUM COMMITMENT"):

                 (a)  Resizing Notice.  No less than one hundred and twenty
(120) days prior to the Resizing Date, Borrowers shall deliver to Administrative Agent a notice (the "RESIZING DATE NOTICE") in form acceptable to Administrative Agent specifying the proposed principal amount of the Resized Loans together with a list of potential Assets and related Collateral which each Borrower proposes constitute Securitizable Assets to serve as the Resized Loans Collateral (which shall, in the aggregate for the Domestic Resized Loan and the Canadian Resized Loan consist of at least ten (10) Assets and related Collateral which are Securitizable Assets). On or before the Resizing Date, Lenders shall inform Borrowers of the Canadian Assets which are Securitizable Assets and thus will serve as the Resized Loans Collateral (the "POTENTIAL CANADIAN RESIZED COLLATERAL") and the Domestic Assets which are Securitizable Assets and thus will serve as the Resized Loans Collateral (the "POTENTIAL DOMESTIC RESIZED COLLATERAL"), in each case subject to (x) Resized Borrowers' fulfillment of all of the terms and conditions of the Resized Loan Agreement on the Resized Closing Date and (y) Borrowers' fulfillment of all of the terms and conditions of this Agreement applicable thereto on the Resized Closing Date.

                 (b) Deliveries, Payments and Other Conditions. Borrowers shall have caused Resized Borrowers to deliver to Administrative Agent all of the documents and other deliveries required pursuant to Section 3.4 hereof, on or prior to the dates set forth therein for delivery thereof and all the other conditions set forth therein shall have been otherwise satisfied.

                 (c) Transfer of Resized Collateral to Resized Borrowers. On the Resizing Closing Date, (x) if the Resized Canadian Borrower is not the Canadian Borrower, the Resized Canadian Loan Collateral in its entirety shall have been duly and validly transferred to Resized Canadian Borrower and (y) if the Resized Domestic Borrower is not the Domestic Borrower, the Resized Domestic Loan Collateral in its entirety shall have been duly and validly transferred to Resized Domestic Borrower, and all Liquor Licenses and Liquor Agreements, used in connection with or which are otherwise necessary or beneficial for the operation of the Resized Loans Collateral shall have been transferred to one or more special purpose bankruptcy remote subsidiaries, acceptable to Administrative Agent, which are wholly owned by Resized Parent (the "RESIZED LIQUOR SUBSIDIARY"); provided, however, if Borrowers are unable to transfer all such Liquor Licenses and Liquor Agreements to Resized Liquor Subsidiary and Borrowers suggest an alternative structure satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion, which alternative structure will not result in a qualification, downgrade or withdrawal of the rating which will be applicable to any securities (or other instrument) issued in connection with a Secondary Market Transaction involving the Resized Loans, then Borrowers shall not be required to transfer the Liquor Licenses and Liquor Agreements which are unable to be transferred to Resized Liquor Subsidiary.

                 (d) No Release of Borrower. Any assumption of the Canadian Loan by Resized Canadian Borrower or of the Domestic Loan by Resized Domestic Borrower shall not release such Borrowers from their obligations under this Agreement. In the event that Administrative Agent and Lenders agree in their sole discretion to release any Borrower from its obligations under this Agreement and the other Loan Documents following an assumption of the Loans hereunder, such Borrowers' obligations under this Agreement shall survive such release to the extent provided in Section 11.1 hereof and any other provisions hereof which by their terms survive the repayment of the Loans.

                 (e) Resized Loan Collateral. If any of the Asset are not included in the Resized Loan Collateral, for 2 years following the Resizing Closing Date, Borrowers shall be prohibited from financing such Assets with any Person who intends to include a loan secured by such Assets in a securitization of rated single or multi-class securities secured by or evidencing ownership interests in the notes evidencing such loan and/or mortgage securing such loan. Borrowers' obligation under this Section 2.2.1(e) shall survive any termination, satisfaction or assignment of the Notes this Agreement, and the other Loan Documents or the exercise by Lenders of any of its rights or remedies thereunder.

                 SECTION 2.3  LOANS' PREPAYMENT.

                 2.3.1 REPAYMENT AND PREPAYMENT. Borrowers shall repay any outstanding principal indebtedness of the Loans in full on the Maturity Date of the Loans, together with interest thereon to (but excluding) the date of repayment plus the Repayment Premium applicable thereto, if any. Other than as set forth in Sections 2.2.1, 2.3.2, 2.3.3, 7.1.2(c) and 7.1.3(d) Borrowers shall have no right to prepay all or any portion of the Loans prior to the Stated Maturity. If prior to the Stated Maturity Date and following the occurrence of any Event of Default, Borrowers shall tender payment of an amount sufficient to satisfy the Debt, such tender by Borrowers shall be deemed to be voluntary and Borrowers shall pay, in addition to the Debt, plus the Repayment Premium applicable to such tender. Each voluntary prepayment permitted hereunder shall be made on a scheduled payment date and include all accrued and unpaid interest up to but not including such scheduled payment date or, if not paid on a scheduled payment date, include interest that would have accrued on such prepayment through the next regularly scheduled payment date and include the Repayment Premium applicable thereto.

                 2.3.2 CASUALTY/CONDEMNATION PREPAYMENTS. The Loans are subject to mandatory and voluntary prepayment in certain instances of Casualty and Condemnation (each, a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.1.2 and Section 7.1.3 hereof. Each Casualty/Condemnation Prepayment shall be made on a scheduled payment date and include all accrued and unpaid interest up to but not including such scheduled payment date or, if not paid on a scheduled payment date, include interest that would have accrued on such prepayment through the next regularly scheduled payment date.

                 2.3.3 VOLUNTARY PREPAYMENTS. (a) Provided no Event of Default exists, at any time prior to the Maturity Date, Borrowers may voluntarily prepay any portion of the Loans provided, however, at all times the Property must be comprised of at least ten (10) Assets which are Securitizable Assets. Each prepayment by Borrowers shall be subject to the satisfaction of the following conditions precedent (and the conditions precedent set forth in Section 2.2.1 if such prepayment is in connection with the Resized Loans):

                          (i) Unless Borrowers shall have delivered to Administrative Agent the Resizing Date Notice pursuant to Section
         2.2.1. with respect to such prepayment, Borrowers shall provide not less than thirty (30) days prior written notice to Administrative Agent (which notice shall be irrevocable except as hereinafter provided in this Section 2.3.1) specifying a regularly scheduled payment date on which the prepayment is to occur; provided, however, prior to the date which is ten (10) days before the date for prepayment specified by Borrowers in such notice, Borrowers shall be permitted to revoke such notice and if so revoked such notice shall not accelerate the Maturity Date; such notice shall indicate the principal amount of the Domestic Notes and/or Canadian Notes to be prepaid and shall list the Assets, if any, which either or both

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         of the Borrowers request the Secured Parties release from the Lien of a Mortgage (or in the case of a Special Asset, from a Negative Pledge) pursuant to Section 2.4 hereof;

                          (ii) Together with the principal amount of the Notes which is being prepaid, Borrowers shall pay to each Lender all accrued and unpaid interest on the principal balance of the Notes held by such Lender thereon to but not including the regularly scheduled payment date on which the prepayment is to occur (the "PREPAYMENT DATE") and shall pay to Lenders the Repayment Premium with respect thereto; provided, however, that no Repayment Premium (other than Losses and Gains) shall be required to be paid in connection with a Special Asset Early Repayment or an Additional Advance Early Prepayment. If for any reason the Prepayment Date is not a regularly scheduled payment date, Borrowers shall also pay interest that would have accrued on the Notes through the next regularly scheduled payment date;

                          (iii) Borrowers shall pay to each Lender all other sums, not including scheduled interest or principal payments, due under the Notes, this Agreement, the Mortgage and the other Loan Documents;

                          (iv)  Borrowers shall deliver an Officer's
         Certificate certifying that the requirements set forth in this Section 2.3.3(a) and, if applicable, 2.4 have been satisfied;

                          (v) Borrowers shall deliver such other certificates, documents or instruments as Administrative Agent and Lenders may reasonably request;

                          (vi)  Borrowers shall pay all reasonable
         out-of-pocket costs and expenses of Administrative Agent and Lenders incurred in connection with the prepayment, including any costs and expenses associated with a release of one or more Liens as provided in
         Section 2.4 hereof as well as reasonable attorneys' fees and expenses; and

                          (vii)  no Event of Default may exist on the
         Prepayment Date which is not cured by the occurrence of such prepayment.

                 SECTION 2.4  RELEASE OF PROPERTY/SUBSTITUTION OF PROPERTY.

                 Except as set forth in this Section 2.4 or Section 2.2.1, no repayment or prepayment of all or any portion of the Notes shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any of Mortgage on any Asset or of any other Security Document on any other Collateral or any Negative Pledge on any Special Asset.

                 2.4.1 RELEASE OF AN ASSET. (a) If either of the Borrowers is prepaying a portion of the Notes and the requirements of Section 2.3, and if applicable 2.2.1, have been satisfied, or if either of the Borrowers has elected to replace one or more Assets with substitute hotel properties and the requirements of Section 2.4.2 shall have been satisfied, Administrative Agent shall provide such Borrower (or any appropriate other Loan Party) with a Partial Release with respect to one or more Assets provided such Borrower shall have satisfied or cause to have satisfied the following conditions:

                          (i) there exists no Default (unless such Default will be cured by the prepayment or Substitution Event, Casualty Release Event or Condemnation Release Event, as applicable) or Event of Default;

                          (ii) the (x) Domestic Remaining Property DSCR is not less than the Initial Debt Service Coverage Ratio and (y) Canadian Remaining Property DSCR is not less than the Initial Debt Service Coverage Ratio;

                          (iii) with respect to any Partial Release after the Resizing Date, Borrower shall have provided to Administrative Agent evidence satisfactory to Administrative Agent, in its sole discretion, that the principal outstanding under the (x) Domestic Notes after the Partial Release is not greater than 75% of the fair market value of the Potential Domestic Resized Collateral and (y) Canadian Notes after the Partial Release is not greater than 75% of the fair market value of the Potential Canadian Resized Collateral; which evidence may include, if reasonably requested by Administrative Agent, an MAI appraisal report (prepared in compliance with the requirements for the appraisals delivered in connection with the funding of the Loan on the Closing Date) in form and substance and prepared by an appraiser acceptable to Administrative Agent;

                          (iv) in the case of a Casualty Release Event, Condemnation Release Event, or a prepayment with respect to a portion of the Notes pursuant to Section 2.3 hereof, the portion of the Notes which such Borrower repays pursuant to Section 7.1.2(c), 7.1.3(d) or 2.3, and if applicable 2.2.1, in connection with such Partial Release
         (x) is equal to or greater than the aggregate Release Price for the Assets which such Borrower is requesting to be released (without giving effect to the Repayment Premium) and (y) if the Asset being released is a Domestic Asset, the Release Price for such Asset is applied to reduce the principal balance of the Domestic Notes or if the Asset being released is a Canadian Asset, the Release Price for such Asset is applied to reduce the principal balance of the Canadian Notes; provided, Borrowers shall not be permitted to prepay the Loans with funds: (i) that result in a pledge of the direct or indirect ownership interests of either of the Resized Borrowers or their constituent members, partners or shareholders (except as otherwise permitted by Section 6.1(j) hereof), or a lien on any of the Domestic Assets which remain after giving effect to such Partial Release Assets or otherwise result in either Resized Borrower breaching any of its representations, warranties or covenants under the Resized Loan Agreement or the other Resized Loan Documents; or (ii) from one or more loans, secured by the Assets which either Borrower is requesting to be released, if the lender of such loan intends to include such loan in a securitization of rated single or multi-class securities secured by or evidencing ownership interests in the notes evidencing such loan and/or mortgage securing such loan.

                          (v) Borrowers shall have paid all reasonable out-of-pocket costs and expenses of Administrative Agent and Lenders (including reasonable attorneys fees and expenses) arising in connection with any partial releases, including, but not limited to, reasonable legal fees of counsel, all title insurance premiums arising as a result of endorsements reasonably required by Administrative Agent in connection with such partial release, and all other costs arising in connection with the execution and delivery of the Partial Release;

                          (vi)  Borrowers shall have delivered to
         Administrative Agent one or more endorsements, if available in the applicable jurisdiction, to the Title Policies for each Asset, other than the Asset in connection with which such Partial Release is being provided, insuring that after giving effect to such Partial Release, the liens created by the remaining Mortgages and insured by the applicable Title Policies remain in full force and effect;

                          (vii)  Borrowers shall have provided to
         Administrative Agent and Lenders such other documents and evidence as Administrative Agent or such Lenders, as the case may be shall reasonably require in order to establish compliance with the provisions of this Section 2.4.1;

                          (viii) the parties to any and all guaranties, including without limitation the Affiliate Guaranty, shall execute a reaffirmation of their guaranties, in form and content acceptable to Administrative Agent, pursuant to which each party shall reaffirm their liabilities and obligations thereunder notwithstanding the release of any collateral securing the Loans; and

                          (ix) the Property shall comprise at least ten (10) Assets which are Securitizable Assets (including, in the case of a Substitution Event, any Substitution Added Assets) after giving effect to the Partial Release.

                 (b) In connection with the Partial Release, Borrowers shall submit to Administrative Agent, not less than fourteen (14) days prior to the Prepayment Date or the Substitution Date, the Casualty Release Date or the Condemnation Release Date, as applicable, a Partial Release for the Asset and the related Collateral for execution by Administrative Agent. Such Partial Release shall be in a form appropriate in the jurisdiction in which each such Asset is located and satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion. In addition, each of the Borrowers (and any other Loan Party requested by Administrative Agent to do so) shall provide all other documentation Administrative Agent reasonably requires to be delivered by such Borrower (or such Loan Party) in connection with such Partial Release, together with an Officer's Certificate certifying as to the matters set forth in Sections 2.4(i), (ii) and (iii) in reasonable detail and certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such Partial Release in accordance with the terms of this Agreement.

                 (c) Any Partial Release pursuant to this Section may only occur on a day that a regularly scheduled payment of principal and interest is due under the Notes.

                 (d) Upon a Partial Release of any Asset, or other item of Collateral pursuant to this Section 2.4.1, such Asset shall cease to be an Asset, a part of the Property and an item of Collateral for purposes of this Agreement (other than for purposes of any indemnity applicable to such Asset).

                 (e) Notwithstanding anything to the contrary contained herein, the Secured Parties shall not be required to release the Lien of any Mortgage (or any Negative Pledge) or any Asset or other Collateral or of any other Security Document prior to the date that Administrative Agent makes the Additional Advance.

                 2.4.2 SUBSTITUTION OF AN ASSET. Provided no Default (unless such Default will be cured by the Substitution Event) or Event of Default exists, at any time after the Advance Closing Date and prior to the Maturity Date, Borrowers may elect to replace one or more Assets and related Collateral (the "SUBSTITUTION REMOVED ASSETS") with substitute hotel properties and related property ("SUBSTITUTION ADDED ASSETS") provided each such substitution (a "SUBSTITUTION EVENT") shall be subject to the satisfaction of the conditions precedent set forth in Sections 2.4.1 and 3.3 hereof and no less than sixty
(60) days prior to the Substitution Date, Borrowers shall have delivered to Administrative Agent a notice of their desire to substitute one or more Substitution Added Assets for one or more Substitution Removed Assets (the "SUBSTITUTION NOTICE") in form acceptable to Administrative Agent specifying
(i) a regularly scheduled payment date on which the Substitution Event is to occur, (ii) the one or more proposed Substitution Removed Assets which either or both of the Borrowers are requesting Administrative Agent, on behalf of Lenders, to release from the Lien of one or more Mortgages (or in the case of a Special Asset, to release from a Negative Pledge) and (iii) the one or more proposed Substitution Added Assets either or both of the Borrowers are requesting to be added to the Property and to be encumbered by one or more Mortgages and other Security Documents, provided, further, that for any Substitution Removed Asset which is (x) a Canadian Asset, the corresponding Substitution Added Asset must be located in Canada and (y) a Domestic Asset, the corresponding Substitution Added Asset must be located in the United States unless Borrowers and Administrative Agent agree to amend the Loan Documents in order to create a substitute framework, acceptable to Administrative Agent and the Requisite Lenders in their sole discretion, which would allow a Canadian Asset to be substitute for a Domestic Asset and a Domestic Asset to be substituted for a Canadian Asset.





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





                 SECTION 2.5  ASSUMPTION OF LOANS.

                 Borrowers acknowledge that each Lender, in agreeing to make its pro-rata portion of the Loans available, has examined and relied on the creditworthiness and experience of each of the Borrowers and the other Loan Parties in owning and operating properties such as the Property, and that each Lender will continue to rely on such Borrower's or such Loan Party's ownership and operation (subject to the Property Management Agreement) of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrowers acknowledge that each Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrowers default in the repayment of the Debt, such Lender can recover the Debt by a sale of the Property by Administrative Agent, as agent for Lenders. Accordingly, except as otherwise expressly permitted in Section 6.1(j) of this Agreement, Borrowers shall not and shall not allow any other Loan Party to, without the prior written consent of each Lender, transfer the Property, any Asset or any part thereof, or permit the Property, any Asset or any part thereof to be transferred.

                 SECTION 2.6  INTEREST AND PRINCIPAL.

                 2.6.1 GENERALLY. Borrowers shall repay the principal balance of the Loans, with interest thereon to be computed for the applicable Interest Accrual Period on the unpaid principal balance from time to time outstanding at the Interest Rate, as follows: (i) one installment of interest only on October 28, 1997, for the period commencing on (and including) October 28, 1997 and ending on (and including) November 10, 1997 and (ii) one installment of interest only on December 11, 1997 and on the eleventh day of each calendar month thereafter (or if such eleventh day is not a Business Day, the next day which is a Business Day). The entire principal sum together with all accrued and unpaid interest thereon and together with the Repayment Premium applicable thereto, if any, shall be paid on the Maturity Date, all in accordance with the terms and provisions set forth in the Notes. Funds collected in either Deposit Account pursuant to this Agreement shall be disbursed (including, without limitation, disbursements from the Monthly Debt Service Subaccount) in accordance with Section 10.9 hereof.

                 2.6.2 DEFAULT RATE. Borrowers agree that upon the occurrence of an Event of Default: (a) Lenders shall be entitled to receive and Borrowers shall pay to Administrative Agent, for the account of Lenders' interest on the entire unpaid principal sum of the Loans and any other amounts (including interest to the extent permitted by applicable law and post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency laws) due at the Default Rate, and (b) on the eleventh day of each month (or if such eleventh day is not a Business Day, the next day which is a Business Day) during which such Event of Default shall continue, Administrative Agent shall cause the Deposit Bank to distribute to Lenders, pro-rata, the amounts then held as collected funds in each Deposit Account and the Subaccounts (other than Security Deposits to the extent any Tenant may have any right to the return of such Security Deposit), such amounts to be applied by Administrative Agent as set forth in Section 10.9.3 hereof. Interest at the Default Rate, to the extent not paid, shall be added to the Debt and shall be secured by the Mortgage.
This Section, however, shall not be construed as an agreement or privilege to extend the date of payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent and Lenders by reason of the occurrence of any Event of Default. The acceptance of any payment of Mortgaged Property Gross Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default. Administrative Agent, at the direction of the Requisite Lenders, retains its rights under the Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Mortgaged Property Gross Cash Flow.

                 SECTION 2.7  PAYMENTS AND COMPUTATIONS.

                 2.7.1 MAKING OF PAYMENTS. Each payment by either of the Borrowers hereunder or under the Notes shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Administrative Agent by 11:00 a.m., New York City time, on the date such payment is due, to Administrative Agent by deposit to the applicable Deposit Account. Whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

                 2.7.2 COMPUTATIONS. Interest payable hereunder or under the Notes by Borrowers shall be computed on the basis of the actual number of days elapsed in each year over a 360-day year.

                 2.7.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by either or both of Borrowers on or before the date which is five (5) days after the date on which it is due, such Borrower or Borrowers shall pay to Administrative Agent upon demand an amount, for distribution to the Lenders pro-rata, equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Administrative Agent in handling and processing such delinquent payment and to compensate Administrative Agent and each Lender for the loss of the use of such delinquent payment. Any such amount shall be in addition to any other amounts required under the Loan Documents (including, without limitation, Section 2.6.2 hereof) and shall be secured by the Mortgage and the other Loan Documents.

                 2.7.4 PAYMENTS RECEIVED IN THE DEPOSIT ACCOUNTS. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrowers' obligations with respect to the monthly payment of principal and interest and amounts due for the Tax and Insurance Escrow Funds, the Replacement Reserve Funds and any other payment reserves established pursuant to this Agreement or any other Loan Documents shall be deemed satisfied to the extent sufficient amounts are deposited in the appropriate Deposit Account to satisfy such obligations on the Business Day prior to the date each such payment is required.

                 2.7.5 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments, Repayment Premiums and late payment charges with respect to the Loans shall be apportioned proportionately to Lenders' respective Pro Rata Shares. Subject to Section 2.7.6, Administrative Agent shall promptly distribute to each Lender, at its primary address set in Section 11.6 hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent when received by the Agent.

                 2.7.6 DISTRIBUTION TO LENDERS. Any payment received by Administrative Agent for distribution to Lenders that is received by 2:00 P.M. (New York time) on any day shall be paid to Lenders by the end of such day and, if such amounts are not paid to Lenders on such date, shall bear interest, payable on demand by Administrative Agent, until paid to Lenders at the Federal Funds Rate.

                 2.7.7 CANADIAN INTEREST ACT. For purposes of the "Interest Act (Canadian)", (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                 SECTION 2.8 NEW ORLEANS HOTEL. If prior to December 31, 1997 the New Orleans Hotel is released as collateral for the $145,000,000 Loan, Lenders agree that (x) the New Orleans Hotel shall become an Asset and (y) the Domestic Loan shall be increased by an amount equal to the allocated loan amount assigned to the New Orleans Hotel in connection with the $145,000,000 Loan provided, (i) Borrowers enter into such modifications of the Loan Documents as required by the Requisite Lenders and Administrative Agent in their sole discretion and (ii) Borrowers otherwise satisfy all matters set forth in Section 3.1 with respect to the New Orleans Hotel.

                 SECTION 2.9 HOUSTON HOTEL. If prior to December 31, 1997 the Houston Hotel is released as collateral for the $145,000,000 Loan, Lenders agree that (x) the Houston Hotel shall become an Asset and (y) the Domestic Loan shall be increased by an amount equal to the allocated loan amount assigned to the Houston Hotel in connection with the $145,000,000 Loan provided, (i) Borrowers enter into such modifications of the Loan Documents as required by the Requisite Lenders and Administrative Agent in their sole discretion and (ii) Borrowers otherwise satisfy all matters set forth in
Section 3.1 with respect to the Houston Hotel.





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





         III.  CONDITIONS PRECEDENT

                 SECTION 3.1  CONDITIONS PRECEDENT TO CLOSING.

                 The obligation of each Lender to make its pro-rata portion of the Loans available hereunder is subject to the fulfillment by Domestic Borrower, Canadian Borrower and each Loan Party or waiver by Administrative Agent and Lenders of the following conditions precedent no later than the Closing Date:

                 (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of each of the Borrowers contained in this Agreement and of each of the Borrowers and each other Loan Party in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, no Material Adverse Change has occurred and no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Loans; and each of the Borrowers and each Loan Party shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                 (b) Loan Agreement and Notes. Each Lender shall have received a copy of (x) this Agreement duly executed and delivered on behalf of each of the Borrowers, (y) its Domestic Notes duly executed and delivered on behalf of Domestic Borrower and (z) its Canadian Notes duly executed and delivered on behalf of Canadian Borrower.

                 (c)  Delivery of Loan Documents; Title Insurance; Reports.

                          (i) Mortgage, Assignment of Leases, Assignments of Agreements, UCC, Etc. Administrative Agent shall have received from the appropriate Borrower and, in the case of an Asset owned by any Loan Party other than either Borrower, such other Loan Party, fully executed and acknowledged counterparts of a Mortgage (or in the case of a Special Asset, a Negative Pledge), the Assignment of Leases relating to each of the Assets, and evidence (reasonably satisfactory to Administrative Agent) that counterparts of such Mortgages (or in the case of a Special Asset, such Negative Pledge) and such Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Administrative Agent, so as to effectively create upon such recording valid and enforceable Liens upon each of the Assets, of the requisite priority, in favor of the Secured Parties, subject only to the Permitted Encumbrances. Administrative Agent shall have also received from each of the Borrowers (and each other Loan Party, if applicable) fully executed counterparts of the Environmental Indemnity, the Consent and Subordination of Property Manager, and the Clearing Agreement (together with a Payment Direction Letter or a Credit Card Payor Payment Direction Letter, as applicable, addressed to each tenant and Credit Card Payor, respectively, postage prepaid, return receipt requested) with respect to each Asset, the Deposit Agreement, the Omnibus Management and Liquor License Agreement, the Affiliate Guaranty and the Collateral Security Agreements. Administrative Agent shall have also received from each of the Borrowers and each other Loan Party (i) such financing statements under the Uniform Commercial Code (or any equivalent or similar legislation, including without limitation, the Personal Property Security Act, R.S.O. 1990, c.P.10) as Administrative Agent shall require with respect to the Assets and the other Collateral, executed by the appropriate Borrower and all other appropriate Persons and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or delivered to the title insurance company issuing the Title Insurance Policy in connection with the Assets for filing, in the reasonable judgment of Administrative Agent, so as to effectively create upon such filing a valid and enforceable Lien on the Assets of the requisite priority in favor of the Secured Parties, subject only to the Permitted Encumbrances for such Asset and (ii) a list of the principal places of business, tax identification numbers, and doing business names for each of the Borrowers and each other Loan Party, the partners, members or shareholders of each such Borrower or such Loan Party, as applicable and the Property Manager, each as set forth on Schedule XIX, and all other information as Administrative Agent reasonably may require to properly file such UCC financing statement, all certified by a managing member, general partner or authorized officer of each of the Borrowers.

                          (ii) Title Insurance. Administrative Agent shall have received the Title Insurance Policy with respect to each Asset issued by a title company acceptable to Administrative Agent and dated as of the Closing Date, with co-insurance and/or reinsurance and direct access agreements acceptable to Administrative Agent. Such Title Insurance Policy shall (A) provide coverage in amounts satisfactory to Administrative Agent, (B) insure Lenders that each Mortgage creates a valid first lien on each Asset (other than the Special Assets) free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Administrative Agent may reasonably request and are available in the state or province where each Asset is located, (D) show good and marketable indefeasible title to each Leasehold Estate, if any, and fee simple title to each other Asset vested in the appropriate Borrower or such other Loan Party which owns such Asset and (E) name Administrative Agent, as agent of Lenders, as the insured (other than with respect to the Special Assets). Each Title Insurance Policy shall be assignable. Administrative Agent also shall have received evidence that all premiums in respect of the Title Insurance Policy have been paid. Borrowers shall have paid to the title company issuing the Title Insurance Policies or to the appropriate Governmental Authority all recording and stamp taxes (including mortgage recording, intangible and similar taxes) and fees payable in connection with recording each Mortgage, each Assignment of Leases and each financing statement in the appropriate state, county, parish or municipal offices. Administrative Agent shall have received satisfactory UCC financing statement, tax lien, judgment, bankruptcy litigation and other lien searches and reports conducted by a search firm acceptable to Administrative Agent with respect to the Assets from Borrowers and all other relevant Persons, such searches to be conducted in each of the locations as shall be required by Administrative Agent.

                          (iii) Survey. Administrative Agent shall have received a current title survey for each of the Assets certified to the title company and Administrative Agent, as agent for Lenders, and their successors and assigns in form and content satisfactory to Administrative Agent and prepared by a professional and properly licensed land surveyor satisfactory to Administrative Agent in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to the survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13. Such surveys shall reflect the same legal description contained in the Title Insurance Policy referred to in clause (ii) above relating to each of the Assets and shall include, among other things, a metes and bounds description of the real property comprising part of each such Asset reasonably satisfactory to Administrative Agent. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for the survey in form and substance acceptable to Administrative Agent. The surveyor's certification shall include a statement as to whether the applicable Asset is in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

                          (iv) Insurance. Administrative Agent shall have received valid certificates of insurance for the Policies required hereunder, and evidence of the payment of all premiums then due and payable and evidence that the current Policies will be renewed on the same terms and conditions (or other terms and conditions acceptable to Administrative Agent), all of which terms and conditions shall be satisfactory to Administrative Agent. To the extent permitted by law, Borrowers, for themselves and on behalf of each other Loan Party, hereby irrevocably waive, release and discharge any and all rights of action, demands and other claims of any kind or nature against Administrative Agent arising from any failure of Administrative Agent and Lenders to comply with the National Flood Insurance Act of 1968 (42 U.S.C. Sections 4001, et seq.), the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of Administrative Agent to provide Borrowers with written notification within ten days prior to the Closing Date of whether any Asset is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Asset.

                          (v) Zoning. Administrative Agent shall have received a certificate of occupancy (or the equivalent) from the applicable city or county agency allowing for occupancy and operation of each of the Assets reflecting the use of such Assets on the Closing Date as hotels and, at Administrative Agent's option, (A) letters or other evidence with respect to each Asset from the appropriate Governmental Authorities (or other Persons) concerning applicable zoning, subdivision, building, environmental and other laws applicable to the Assets, (B) an ALTA 3.1 zoning endorsement (or Canadian equivalent) for the Title Insurance Policy, or (C) a zoning opinion letter, in substance reasonably satisfactory to Administrative Agent. Administrative Agent shall have also received evidence satisfactory to it that each Asset is independent of any other real property for taxing purposes.

                          (vi) Encumbrances. Borrowers shall and shall cause each other Loan Party to have taken or caused to be taken such actions in such a manner so that the Secured Parties have a valid and perfected Lien of first priority as of the Closing Date with respect to the Mortgages (and Assignment of Leases) encumbering each Asset, subject only to applicable Permitted Encumbrances, and Administrative Agent shall have received satisfactory evidence thereof.

                 (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Administrative Agent shall have received and approved originals thereof.

                 (e) Delivery of Organizational Documents/Consents. On or before the Closing Date, Borrowers shall have delivered or caused to be delivered to Administrative Agent, in sufficient copies for each Lender, certified copies of all organizational documentation related to each of the Borrowers, each other Loan Party and each general partner or member of each of the Borrowers and each other Loan Party as Administrative Agent may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loans, the execution and delivery of the Loan Documents, and incumbency certificates as may be requested by Administrative Agent. Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each of the Borrowers or any other Loan Party and the validity and enforceability of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                 (f) Opinions of Borrowers' Counsel. Administrative Agent shall have received opinions of Borrowers' counsel, and the other Loan Parties' counsel (including from counsel in each state or province where each Asset is located), with respect to due execution, authority, enforceability (including usury) of the Loan Documents and such other matters as Administrative Agent may require, all such opinions to be in form, scope and substance satisfactory to Administrative Agent and its counsel in their reasonable discretion.

                 (g)  Intentionally Deleted.

                 (h) Basic Carrying Costs. Borrowers shall and shall cause each other Loan Party to have paid all Basic Carrying Costs relating to each of the Assets which are in arrears, including, without limitation, (i) due but unpaid insurance premiums relating to such Assets, (ii) currently due Taxes (including any in arrears) relating to such Assets, (iii) currently due Other Charges relating to such Assets, (iv) currently due Ground Rents with respect to such Assets and (v) currently due Franchise Fees with respect to such Assets, which amounts may be funded with proceeds of the Loans if such proceeds are sufficient therefor.

                 (i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Administrative Agent, and Administrative Agent shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                 (j) Estoppel and Subordinations. Administrative Agent shall have received an executed tenant estoppel letter and subordination agreement, which shall be in form and substance satisfactory to Administrative Agent in its sole but reasonable discretion, from each tenant under each Tenant Lease listed on Schedule XIV at each Asset and such other estoppel letters as Administrative Agent shall require in connection with each such Asset (including from parties to reciprocal easement agreements, from Ground Lessors and in connection with other documents affecting each such Asset).

                 (k) Payments. All payments, deposits or escrows required to be made or established by Borrowers or any other Loan Party under this Agreement, the Notes and the other Loan Documents on or before the Closing Date shall have been paid (including without limitation the transfer of all security deposits to the Security Deposit Subaccount). Administrative Agent, shall have received (i) a settlement statement setting forth the disbursement of the Loans in form and content satisfactory to Administrative Agent and (ii) Schedule XXVII which sets forth all amounts payable with respect to the Property on account of tax and insurance bills for the two calendar years prior to the applicable Closing Date which Schedule XXVII shall be true and correct.

                 (l) Third Party Reports. Administrative Agent shall have received a current seismic report (prepared by a specialist acceptable to Administrative Agent for all Assets, reasonably requested by Administrative Agent which are located in areas where there is a risk of the occurrence of an earthquake), an MAI appraisal report (prepared in compliance with all Legal Requirements, including Title XI of the Financing Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. Sections 331, et seq., as amended, and any successor statute thereto and the regulations promulgated thereunder ("FIRREA")), structural engineering report (identifying, among other things,
(a) deferred maintenance for any Assets and the cost thereof and (b) a 10 year schedule of anticipated capital expenditures and the per annum cost thereof) and environmental property condition report (Phase I environmental reports for each Asset and Phase II reports and other environmental investigation in all cases where environmental consultants recommend such Phase II reports and/or further investigation or as Administrative Agent otherwise determines are required); in respect of each of the Assets, each addressed to Administrative Agent and Lenders and in form and substance satisfactory to Administrative Agent and performed by an appraiser, engineer or other professional satisfactory to Administrative Agent. Notwithstanding the foregoing, in lieu of the reports required to be delivered by this Section, Administrative Agent agrees to accept the (i) seismic reports,
(ii) MAI appraisal reports, (iii) structural engineering reports, and (iv) environmental reports which were prepared in connection with the Existing Facility, provided, such reports are (x) in a form and substance reasonably acceptable to Administrative Agent, (y) were prepared by a firm reasonably acceptable to Administrative Agent and (z) Administrative Agent receives letters from each firm which prepared such reports permitting Administrative Agent to rely on such reports.

                 (m) Financial Statements. Administrative Agent shall have received unaudited historical operating statements for each Asset for the Fiscal Year ended December 31, 1996 and for the consecutive full twelve (12) months immediately preceding the Closing Date. Administrative Agent and Borrowers shall agree on procedures to be performed by Arthur Anderson LLP and reported upon on an Asset by Asset basis on or before December 15, 1997.

                 (n) Payoff Letters; Assignments. Administrative Agent shall have received a true and correct copy of the payoff letters for all of the existing debt encumbering each Asset. In addition, for all of the existing debt encumbering each Asset which is to be assigned to Lenders, Administrative Agent shall have received the original promissory notes endorsed to the order of Administrative Agent, as agent for Lenders, the original mortgages together with an original assignment thereof to Administrative Agent in form and substance acceptable to Administrative Agent and representations from the lender holding such existing debt as to the outstanding principal balance thereof, no defaults existing thereunder and such other matters as Administrative Agent may reasonably require.

                 (o) Rent Roll. Administrative Agent shall have received a Rent Roll dated as of October 15, 1997, together with occupancy statistics for the 12 month period ending December 31, 1996 and the twelve months ending August 31, 1997, each in form and content acceptable to Administrative Agent for each Asset and certified by Borrower or such other Loan Party which owns such Asset as being true, correct, complete and accurate.

                 (p) Leases, Contracts and Permits. Administrative Agent shall have received copies of (or been provided the opportunity to review) all leases (including equipment leases), permits, licenses, appraisals, authorizations and contracts related to each of the Assets.

                 (q) Structuring Fee. Administrative Agent shall have received an amount equal to one percent (1%) of the Maximum Loan Amount.

                 (r) Utilities. Administrative Agent shall have received evidence that all utility services and parking required for each of the Assets are available (which evidence may consist of the survey set forth in clause
(c)(iii) above for each of such Assets reflecting the utility and parking), and evidence that each of such Assets is subject to tax assessment which is separate from any other real property or improvements.

                 (s) Ground Lease Matters. No Asset shall be a Leasehold Estate unless agreed to by Administrative Agent and Lenders in their sole discretion; in which event (i) Administrative Agent shall have received from the appropriate Borrower or such other Loan Party which owns such Asset (i) such estoppel certificates, subordination agreements and other agreements in form and substance satisfactory to Administrative Agent (ii) the Ground Lease shall expire no earlier than ten (10) years after the Stated Maturity and shall otherwise be on terms acceptable to the Requisite Lenders and Administrative Agent in their sole discretion, including the financeability of such Ground Lease, (iii) the appropriate Borrower or such other Loan Party which owns such Asset shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Ground Leases and all amendments and written waivers thereto entered into on or prior to the Closing Date and (iv) the Ground Lease shall not be subordinate to any lien and shall be the first lien against the fee simple estate in the real property and improvements; which fee simple estate shall not be encumbered by a mortgage unless agreed to by Administrative Agent and the Requisite Lenders in their sole discretion.

                 (t) Property Management Agreements. Borrowers shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Property Management Agreements and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule VI annexed hereto, which Property Management Agreements shall be satisfactory in form and substance to the Requisite Lenders and Administrative Agent in their sole discretion; such Property Management Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived in any material respect after the execution thereof (other than the waiver of any Management Fee previously due and payable).

                 (u) Liquor Agreements. Borrowers shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Liquor Agreements and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule VI annexed hereto, which Liquor Agreements shall be satisfactory in form and substance to the Requisite Lenders and Administrative Agent in their sole discretion; such Liquor Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by such Liquor Agreements to be performed or complied with on or before the Closing Date.

                 (v) Franchise Agreements; Franchisor Comfort Letters. Borrowers shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Franchise Agreements and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule V annexed hereto, which Franchise Agreements shall be reasonably satisfactory in form and substance to Administrative Agent in all material respects; such Franchise Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by such Franchise Agreements to be performed or complied with on or before the Closing Date, including, without limitation (but only if the same constitutes a material obligation, covenant or condition), obligations under property improvement plans and quality control plans required by the respective franchisors to be performed within specified periods. Borrowers shall have delivered to Administrative Agent original counterparts of a franchisor's comfort letter with respect to each Franchise Agreement in respect of each Asset acceptable in form and substance to Administrative Agent, and duly executed by each franchisor under such Franchise Agreement.

                 (w) Senior Note Consent. Borrowers shall have delivered to Administrative Agent an executed or conformed, certified copy of the Senior Note Consent and such documents, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material obligation or covenant or satisfy any material condition required thereunder to be performed or complied with on or before the Closing Date.

                 (x) IP License Agreements. Borrowers shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of every IP License Agreement and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule XI annexed hereto, which IP License Agreements shall be reasonably satisfactory in form and substance to Administrative Agent in all material respects; such IP License Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by such IP License Agreements to be performed or complied with on or before the Closing Date; the Loan Parties shall have delivered evidence reasonably satisfactory in form and substance to Administrative Agent that there is no material Intellectual Property.

                 (y) Room Rates. Administrative Agent shall have received Occupancy/Room Rate Statistics for each Asset for the twelve (12) months ending August 31, 1997.

(z)  Stock Pledges.   The Loan Parties shall have delivered to Administrative
Agent pursuant to each Collateral Security Agreement the stock certificates (which certificates shall be accompanied by irrevocable undated stock powers duly endorsed in blank and irrevocable proxies, all satisfactory in form and substance to Administrative Agent), certificated partnership interests, certificated limited liability company membership interests, promissory notes and other instruments, (in each case duly endorsed to the order of Administrative Agent, as Agent for Lenders, as secured party), representing the capital stock, partnership interests, limited liability company membership interests, promissory notes and other instruments to be pledged on the Closing Date pursuant to the Collateral Security Agreements.

                 (aa) Liquor Cost Evidence. Borrowers have delivered to Administrative Agent, in a form and substance satisfactory to Administrative Agent, evidence that expenses incurred by each Subsidiary in connection with each Liquor Agreement generally equal or exceed 50% of the revenue collected by such Subsidiary in connection with each such Liquor Agreement ("LIQUOR COST EVIDENCE").

                 (bb) O&M Plan. Borrowers shall have implemented an operations and maintenance plan ("O&M PLAN") which shall be reasonably satisfactory to Administrative Agent, for asbestos-bearing materials ("ABM") that is consistent with the recommendations in the Environmental Protection Agency's "Managing Asbestos in Place, A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials" (or in the case of the Canadian Assets, Regulation 838 under the Occupational Health and Safety Act (Ontario)) or any successor to such guide and which shall include, without limitation, a plan for complying with all applicable laws with respect to ABM and (to the extent required by such guide) the following program elements: (i) notification (a program to tell workers, tenants and building occupants where ABM is located, and how and why to avoid disturbing the ABMs); (ii) surveillance (regular ABM surveillance to note, assess, and document changes in the ABM's condition); (iii) controls (work control/permit system to control activities which might disturb ABMs); (iv) work practices (operations and maintenance work practices to avoid or minimize fiber release during activities affecting ABM); (v) record keeping (to document operations and maintenance activities); (vi) worker protection (medical and respiratory protection programs, as applicable); and (vii) training (asbestos program manager and custodial and maintenance staff training). A copy of each such O&M Plan shall have been delivered to Administrative Agent.

                 SECTION 3.2 CONDITIONS PRECEDENT TO THE ADDITIONAL ADVANCE. The obligation of Lenders to make the Additional Advance is subject to fulfillment by each of the Borrowers and the other Loan Parties or waiver by Administrative Agent and the Lenders of the following conditions precedent no later than the date required therefore as hereinafter provided:

                 (a) Certificates and Legal Matters. Such certificates and documentation relating to the Additional Advance (including, without limitation, all corporate and other proceedings) as Lenders shall reasonably require, all documents and all legal matters in connection with the Additional Advance shall be reasonably satisfactory in form and substance to Administrative Agent.

                 (b) Representations and Warranties; Compliance with Conditions. The representations and warranties of each of the Borrowers and the other Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Advance Closing Date after giving effect to the making of the Additional Advance with the same effect as if made on and as of such date, no Material Adverse Change shall have occurred (provided however that if a Material Adverse Change shall have occurred and as a result thereof the Additional Advance is not made by Lenders, then prior to February 1, 1998 Borrower shall be permitted to repay the entire principal balance of each Loan and obtain a Partial release for each Asset (the "ADDITIONAL ADVANCE EARLY PREPAYMENT"), and no Default or Event of Default shall have occurred and be continuing either before the making of the Additional Advance or after giving effect to the Additional Advance.

                 (c) Document Deliveries. On or prior to the Advance Closing Date, all of the conditions set forth in Section 3.1 with respect to the Initial Advance shall have been fulfilled and each of the Borrowers shall, at its sole cost and expense, deliver to Administrative Agent the following, in form and content acceptable to Administrative Agent, with respect to the Additional Advance that will not be cured as a result of the Additional
Advance:

                          (i) Advance Certificate. A certificate executed and delivered by an authorized officer, director, general partner or managing member of each of the Borrowers, as applicable certifying, as of the Advance Closing Date, (x) as to the matter set forth in this
         Section 3.2, (y) as to the principal amount outstanding under the Notes, after taking into account the requested Additional Advance;

                          (ii) Title Policy. Administrative Agent shall have received such endorsements to the Title Insurance Policies for each Asset, in form and substance satisfactory to Requisite Lenders and Administrative Agent in their sole discretion, as Administrative Agent shall require including "bring down endorsements" to insure that, after giving effect to the Additional Advances, the Liens created by the applicable mortgages and insured by such Title Insurance Policies are in full force and effect and unmodified; Borrowers shall provide Administrative Agent with such evidence as is available in each state (or other jurisdiction) as Administrative Agent may require in order to satisfy Administrative Agent that the Additional Advance shall have the same priority over liens or encumbrances against the Property as the Initial Advance (including without limitation new title policies for any Asset located where a "bring down endorsement" acceptable to Lender is not available).

                          (iii) Recording Charges. Evidence of payment of all mortgage, mortgage recording, stamp, intangible and other similar taxes, recording charges and filing fees, if any, incurred in connection with the Additional Advance;

                          (iv) Expenses. Payment of all reasonable out of pocket expenses of the transactions to be consummated on the Advance Closing Date, including without limitation, all reasonable attorneys' fees, appraisal fees, accounting fees, consultant fees, and other expenses of Administrative Agent and Lenders;

                          (v) Updates to Legal Opinions. To the extent Administrative Agent determines in its reasonable discretion that any legal opinion delivered pursuant to Section 3.1(f) does not adequately address the Additional Advance (including without limitation that the Additional Advance shall have the same priority as the Initial Advance and shall have no negative effect on the priority of the Liens created by the Security Documents), Administrative Agent shall have received updates to each such legal opinion. Such updates shall be in form, scope and substance satisfactory to Administrative Agent and Administrative Agent's counsel in their reasonable discretion and shall, among other things, provide that the Additional Advance shall have no effect on the priority of the Liens created by the Security Documents.

                          (vi) Amendments to Loan Documents. Borrowers and the other Loan Parties shall execute such amendments to the Loan Documents, as reasonably requested by Administrative Agent, to ensure that the Loan Documents secure the Loans subject only to the Permitted Encumbrances, after giving effect to the Additional Advance and such amendments shall be in form and substance satisfactory to Administrative Agent.

                          (vii) Reaffirmation of Affiliate Guaranty. The parties to any and all guaranties, including without limitation the Affiliate Guaranty, shall execute a reaffirmation of their guaranties, in form and content acceptable to Administrative Agent, pursuant to which each party shall reaffirm their liabilities and obligations thereunder notwithstanding the making of the Additional Advance.

                 (d) No Injunction. On the Advance Closing Date, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened, which in the good faith judgment of Administrative Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Additional Advance or the Loans or the consummation of the transactions contemplated by this Agreement or the other Loan Document.

                 (e) Acceptance of Borrowings. The acceptance by (x) Domestic Borrower of the proceeds of the Additional Advance under the Domestic Notes and
(y) Canadian Borrower of the
proceeds of the Additional Advance under the Canadian Notes, shall constitute a representation and warranty by each of the Borrowers to Lenders that all of the conditions to be satisfied under Section 3.2 in connection with the making of the Additional Advance and Section 3.1 in connection with the Initial Advance have been satisfied or waived by Administrative Agent.

                 (f) Form of Documents and Related Matters. The certificates, agreements, and other documents and papers referred to in this Section 3.2 shall be delivered to Administrative Agent, and shall be reasonably satisfactory in form and substance to Administrative Agent.

                 SECTION 3.3  CONDITIONS PRECEDENT TO ANY SUBSTITUTION EVENT.

                 The obligation of Administrative Agent to provide either Borrower a Partial Release for any proposed Substitution Removed Asset pursuant to Section 2.4.1 hereof is subject to fulfillment by Borrowers or waiver by Lenders of the following conditions precedent no later than the date required therefore as hereinafter provided:

                 (a) Information Deliveries. Borrowers shall have delivered to Administrative Agent, pursuant to Section 2.4.2 hereof, the following in form and substance satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion:

                          (i) Section 3.1 Deliveries. All of the deliveries required to be delivered by Borrowers pursuant to Sections 3.1(c)(iii), (c)(iv), (c)(v); (e), (f), (j), (l), (m), (o), (p), (r)
         and (s) on or prior to the Closing Date shall be delivered to Administrative Agent with respect to the Substitution Added Asset;

                          (ii) Title. A preliminary title report consistent with the provisions of Section 3.3(d)(iii) hereof for the Substitution Added Asset; and

                          (iii) Other Documents. Such other certificates and documentation relating to the Substitution Event as may have been reasonably requested by Administrative Agent (including, without limitation, all corporate and other proceedings), all documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Substitution Event shall be reasonably satisfactory in form and substance to Administrative Agent.

                          (iv) Budgets. Borrowers shall have delivered, and Administrative Agent shall have approved, the Approved Annual Operating Budget (relating to each Substitution Added Asset) for the remainder of the current Fiscal Year, amended in form and substance satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion (which shall include a budget for Replacements and Leasing Commissions) to reflect the Substitution Event.

                 (b) Value. Borrowers shall have provided to Administrative Agent such evidence as Administrative Agent shall require and Administrative Agent shall have determined in its sole and absolute discretion that (i) the market value of the Substitution Added Assets as determined pursuant to the appraisals delivered pursuant to Section 3.3(a)(i) hereof exceeds the market value of the Substitution Removed Assets as determined pursuant to Section 2.4.1(iii), and (ii) the Net Operating Income which will be generated from the Substitution Added Assets shall equal or exceed the Net Operating Income for the Substitution Removed Assets.

                 (c) Representations and Warranties; Compliance with Conditions. The representations and warranties of all Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Substitution Date after giving effect to the Substitution Event with the same effect as if made on and as of the Substitution Date, no Material Adverse Change shall have occurred, and no Default or Event of Default shall have occurred and be continuing (x) on the Substitution Date which will not be cured by the Substitution Event or (y) after giving effect to the Substitution Event.

                 (d) Document Deliveries. On or prior to the Substitution Date, all of the conditions set forth in Section 3.1 with respect to the Loans shall have been fulfilled and Borrowers shall, at their sole cost and expense, deliver to Administrative Agent the following, in form and content acceptable to the Requisite Lenders and Administrative Agent, in their sole discretion, with respect to the Substitution Added Asset:

                          (i) Section 3.1 Deliveries. All of the deliveries, payments and actions required to be delivered, paid or performed by either of the Borrowers or any other Loan Party pursuant to Sections 3.1(c)(i), (c)(vi), (d), (f), (h), (i), (k), (n), (t), (u), (v), (x),
         (y) and (z) on or prior to the Closing Date shall be delivered, paid or performed with respect to the Substitution Added Asset on or prior to the Substitution Date;

                          (ii) Substitution Certificate. A certificate executed and delivered by an authorized officer, director, general partner or managing member of each of the Borrowers, as applicable certifying, as of the Substitution Date, (v) as to the matters set forth in Section 3.3, (w) as to the principal amount outstanding under the Notes, (x) as to the allocation of the Allocated Loan Amounts for the Substitution Removed Assets among the Substitution Added Assets, as determined by the Requisite Lenders and Administrative Agent in their sole discretion and (y) as to the amount of the initial deposits or monthly deposits, as determined by Administrative Agent, if required to be made in connection with such Substitution Event pursuant to Article 7 hereof;

                          (iii) Title Policy. A Title Policy and the other deliveries consistent with Section 3.1(c)(ii) for the Substitution Added Assets.





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





                          (iv) Recording Charges. Evidence of payment of all mortgage, mortgage recording, stamp, intangible and other similar taxes, recording charges and filing fees, if any, incurred in connection with each Mortgage, Assignment of Leases and other Loan Document executed and delivered in connection with the Substitution Event;

                          (v)  Expenses.  Payment of all reasonable
         out-of-pocket expenses of the transactions to be consummated on the Substitution Date, including without limitation, all reasonable attorneys' fees, appraisal fees, accounting fees, consultant fees, and other expenses of Administrative Agent and any Lender;

                          (vi) Updates to Schedules. To the extent required by Administrative Agent, updates to all schedules and exhibits to this Agreement.

                          (vii) Acquisition Documents. If either of the Borrowers are purchasing the Substitution Added Asset from a third party, copies of all documents with respect to such purchase (including but not limited to copies of purchase contracts, deeds and title policies).

                 (e) Site Inspection. Administrative Agent on behalf of Lenders, shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Substitution Added Asset and the results thereof shall have been satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion.

                 (f) No Injunction. On the Substitution Date, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened, which in the good faith judgment of Administrative Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement or the other Loan Document.

                 (g) Form of Loan Documents and Related Matters. The certificates, agreements, legal opinions and other documents and papers referred to in this Section 3.3 shall be delivered to Administrative Agent, and shall be reasonably satisfactory in form and substance to Administrative Agent and Lenders (unless the form thereof is prescribed herein and except that the Mortgages, Assignment of Leases, Environmental Indemnities, Clearing Account Agreement and Consent and Subordination of Property Manager, shall be consistent with the form of such document, delivered in connection with the Closing except as may be required by Administrative Agent or its counsel to take into account the particular Substitution Added Asset which is being encumbered or circumstances in connection therewith (such as conforming the documents to the requirements of local law and of Administrative Agent and Lenders in the state (or jurisdiction) where the Substitution Added Asset is located)).





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                 SECTION 3.4  CONDITIONS PRECEDENT TO RESIZING THE LOANS.

                 3.4.1 Borrowers shall satisfy the following conditions precedent no later than the date required therefore as hereinafter provided:

                 (a) Resized Loan Information Deliveries. Resized Borrowers shall have delivered to Administrative Agent, from time to time during the Resizing Diligence Period in sufficient time to Administrative Agent and Lenders to review same prior to the Resizing Date, the following (the "RESIZED LOANS INFORMATION DELIVERIES") in form and substance satisfactory to Administrative Agent:

                          (i)     Section 3.1 Deliveries.  All of the
         deliveries required to be delivered by Borrowers pursuant to Sections 3.1(c)(iii), (c)(iv), (c)(v); (e), (f), (j), (l), (m), (o), (p), (r),
         (s), (t), (u), (v), (x) and (y) of the Resized Loan Agreement on or prior to the Resizing Closing Date shall be delivered to Administrative Agent with respect to the Resized Loans Collateral;

                          (ii) Title. A preliminary title report consistent with the provisions of Section 3.2(c)(ii) of the Resized Loan Agreement for each Asset which comprises the Resized Loans Collateral; and

                          (iii) Other Documents. Such other certificates and documentation relating to the Resized Loans as may have been reasonably requested by Administrative Agent (including, without limitation, all corporate and other proceedings), all documents (including, without limitation, all documents referred to herein) and all legal matters in connection with the Resized Loans shall be reasonably satisfactory in form and substance to Administrative Agent.

                          (iv) Budgets. Borrowers shall have delivered, and Administrative Agent shall have approved, the Approved Annual Operating Budget (relating to the Resized Loans Collateral) for the remainder of the current Fiscal Year, amended in form and substance satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion (which shall include a budget for Replacements and Leasing Commissions) to reflect the Resized Loans Collateral.

                 (b) Document Deliveries. On or prior to the Resizing Closing Date, all of the conditions set forth in the Resized Loan Agreement, including, without limitation, Article III of the Resized Loan Agreement, shall have been fulfilled including but not limited to delivery (and execution) by each Resized Borrower, at its sole cost and expense, to Administrative Agent of (x) the Resized Loan Agreement and the other loan documents attached as Exhibits to the Resized Loan Agreement (the "RESIZED LOAN DOCUMENTS") each containing the modifications set forth below and (y) the other deliveries (including without limitation new title commitments and surveys) required pursuant to Article III of the Resized Loan Agreement.

                          (i) Allocated Loan Amounts. The term "Allocated Loan Amount" as used in the Resized Loan Documents shall be determined by the Requisite Lenders and Administrative Agent in their sole discretion except that (i) on the Resized Closing Date, the sum of the Resized Allocated Loan Amounts for each Asset comprising the (x) Resized Canadian Loan Collateral shall not exceed the Resized Canadian Loan Amount and (y) Resized Domestic Loan Collateral shall not exceed the Resized Domestic Loan Amount, and (ii) the Resized Allocated Loan Amounts shall be based upon the relative Net Operating Income (as defined in the Resized Loan Agreement) of each of the Assets comprising the Resized Loans Collateral.

                          (ii) Stated Maturity/Optional Prepayment Date. The term "Stated Maturity" as used in the Resized Loan Documents shall mean the twenty-fifth (25th) anniversary of the Resizing Closing Date. The term "Optional Prepayment Date" as used in the Resized Loan Documents shall mean the tenth (10th) anniversary of the Resizing Closing Date.

                          (iii) Maximum Permitted Trade Payables and FF&E Financings. The term "Maximum Permitted Trade Payables and FF&E Financings" as used in the Resized Loan Documents shall mean (x) Permitted Trade Payables (as defined in the Resized Loan Agreement) outstanding for more than sixty (60) days and (y) FF&E Financings, in the aggregate for clause (x) and clause (y) not to exceed $350,000 per Asset (as defined in the Resized Loan Agreement) comprising Resized Loans Collateral and the Resized Maximum Trade Payables in the aggregate for all Resized Loans Collateral.

                          (iv) Schedule I of the Resized Loan Agreement. The initial deposit for the "Required Repair Subaccount" on Schedule I of the Resized Loan Agreement shall be equal to the Resized Required Repair Deposit. The initial deposit for the "Tax and Insurance Escrow Subaccount" on Schedule I of the Resized Loan Agreement shall be equal to the Resized Tax and Insurance Deposit. The initial deposit for the "Security Deposit Subaccount" on Schedule I of the Resized Loan Agreement shall be equal to the aggregate amount of all Security Deposits in connection with the Resized Loans Collateral. All other initial deposits required to be set forth on Schedule I of the Resized Loan Agreement shall be determined by Administrative Agent in accordance with the terms of the Resized Loan Agreement.

                          (v) Initial Interest Rate and Monthly Debt Service Payment Amount. The term "Initial Interest Rate" as used in the Resized Loan Documents shall equal the Interest Rate and the term "Monthly Debt Service Payment Amount" shall be determined in accordance with the terms of the Commitment referred to in Section
         11.23 hereof.

                          (vi)  Other Modifications.  The Resized Loan
         Documents shall be modified as required by Administrative Agent or its counsel to (i) take into account the particular assets which are being encumbered and circumstances in connection therewith or with the Resized Loans (including without limitation (x) conforming the documents to the requirements of local law and of Lenders in the states or provinces where the Resized Loans Collateral is located and
         (y) preparing schedules and exhibits to the Resized Loan Documents to reflect the resized Loan Collateral) and (ii) provide that the Resized Loan Documents shall be amended and restated and that all obligations and rights thereunder shall be assumed by the Resized Borrowers. If the Resized Loans Collateral consists of any Assets which are located in Canada, the Resized Loan Documents shall be modified to reflect the terms and provisions of this Agreement and the other Loan Documents as they relate to the Canadian Loan.

                 (c) Compliance with the terms of The Resized Loan Agreement. In addition to any requirements set forth herein, Resized Borrowers, Resized Parent and Resized Subsidiary shall have complied with all of the terms and conditions set forth in the Resized Loan Agreement and all other documents executed in connection therewith including but not limited to the Resized Loan Documents.

                 (d) Representations and Warranties; Compliance with Conditions. The representations and warranties of each of the Borrowers contained in this Agreement and the other Loan Documents shall be true and correct on and as of the Resizing Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing.

                 (e) Structuring Fee. If the Resized Loans Amount is greater than the Maximum Loan Amount, Administrative Agent shall have received on the Resized Closing Date an amount equal to one percent (1%) of such excess.

                 (f) No Injunction. On the Resized Closing Date, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened, which in the good faith judgment of Administrative Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Resized Loans or the consummation of the transactions contemplated by the Resized Loan Agreement or the other Loan Document (as defined in the Resized Loan Agreement).

                 (g) Form of Loan Documents and Related Matters. The certificates, agreements, legal opinions and other documents and papers referred to in this Section 3.4 shall be delivered to Administrative Agent, and shall be reasonably satisfactory in form and substance to Administrative Agent.





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





                 (h) Guaranty. Administrative Agent shall have received a guaranty, executed by Resized Parent and Resized Liquor Subsidiary, of the obligations of Resized Borrowers in the form attached to the Resized Loan Agreement as Exhibit C.

                 (i) Other Indebtedness. On the Resizing Closing Date, the Requisite Lenders and Administrative Agent in their sole discretion, based upon the standards of the Rating Agencies (with respect to securitization of rated single or multi-class securities secured by or evidencing ownership interests in notes and/or mortgage), may require that (i) Domestic Borrower shall not be obligated under any Guaranteed Indebtedness and (ii) the stock of Domestic Borrower shall not be encumbered, mortgaged or otherwise pledged to any Person.

                 (j) Consents. Administrative Agent shall have received copies of all consents and approvals (including but not limited to in connection with the Senior Notes and the Acquisition Facility) required in connection with the execution, delivery and performance by Borrowers and Resized Borrowers and the validity and enforceability of the Resized Loan Documents and such consents and approvals shall be in full force and effect.

         IV.  REPRESENTATIONS AND WARRANTIES

                 SECTION 4.1  REPRESENTATIONS OF BORROWERS.

                 To induce Lenders and Administrative Agent to enter into this Agreement, Domestic Borrower and Canadian Borrower represent and warrant as of the Closing Date that:

                 (a) Organization. Each of the Borrowers and each other Loan Party has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of the Borrowers and each other Loan Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except where such failure could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Each of the Borrowers and each other Loan Party possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except where such failure could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change), and the sole business of each of the Borrowers and each other Loan Party is the ownership, management and operation of the Property and the other Collateral, respectively. All issued and outstanding common stock of each of the Borrowers and each Loan Party which is a corporation is duly and validly issued, fully paid and nonassessable.

                 (b) Proceedings. Each of the Borrowers and each other Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrowers and each other Loan Party and constitute legal, valid and binding obligations of Borrowers and such Loan Parties which are parties thereto enforceable against Borrowers and each other Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrowers and each other Loan Party which is a party thereto will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrowers or any other Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement, certificate of incorporation, by-laws or other agreement or instrument to which either of the Borrowers or any other Loan Party is a party or by which any of Borrowers' or any other Loan Party's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Borrowers or any other Loan Party or any of Borrowers' or any other Loan Party's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrowers or any other Loan Party of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting either of the Borrowers, any other Loan Party or the Property or the other Collateral, which actions, suits or proceedings, if determined against either of the Borrowers, any other Loan Party or the Property or the other Collateral, could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (e) Agreements. Neither of the Borrowers nor any other Loan Party nor any subsidiary of Bristol (including without limitation any other Loan Party) is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to cause a Material Adverse Change. Neither of the Borrowers nor any other Loan Party is in default (and no condition exists that, with the giving of notice or the passage of time or both, would constitute a default) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrowers, such Loan Party or any Asset or other Collateral is bound which defaults, in the aggregate, will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Other than the Loan Documents, the Acquisition Documents and the Subordinate Note Documents, no agreement, instrument or other restriction exists which limits the ability or right of any Loan Party to (w) amend, restate or satisfy the terms and conditions of this Agreement or the other Loan Documents, (x) refinance, prepay or repay the Debt, (y) acquire, loan or dispose of any property or other asset, or any interest therein, or acquire or enter into, or provide any services under any Property Management Agreement or (z) otherwise conduct such Loan Party's business.

                 (f) Title. The appropriate Borrower or such other Loan Party which owns any Asset has good, marketable and insurable title to the Leasehold Estates comprising the Property, good marketable and insurable title in fee simple to all of the other real property and improvements comprising the Property and good title to the balance of the Collateral, free and clear of all Liens whatsoever except the Permitted Encumbrances. Each Mortgage, when properly recorded in the appropriate records and each of the other Security Documents, together with any Uniform Commercial Code (or Canadian equivalent) financing statements required to be filed in connection therewith, will create
(i) a valid, perfected, legally enforceable first priority lien on the appropriate Asset and on the other Collateral, subject only to the Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Tenant Leases) and the other Collateral, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not materially and adversely affect the value of any Asset, the use of such Asset for the use being made thereof as of the date of this Agreement, the operation of such Asset or either Borrower's ability to repay the Loans in full. There are no claims for payment for work, labor or materials affecting any Asset which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents other than the Permitted Encumbrances.

                 (g) No Bankruptcy Filing. Neither of the Borrowers nor any Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower has knowledge of any Person contemplating the filing of any such petition against Borrowers or any Loan Party.

                 (h) Full and Accurate Disclosure. No statement of fact made by Borrowers or any Loan Party in this Agreement or in any of the other Loan Documents, nor any written materials relating to the business, operations or condition (financial or otherwise) of Borrowers, any Loan Party, the Property or any other Collateral that was supplied to Lenders in connection with the transactions contemplated by the Loan Documents (other than financial projections in respect of which no representation is made) contains or will contain (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits or will omit (or omitted, as the case may be) to state any material fact necessary to make the statements contained herein or therein not misleading. There is no material fact presently known to either of the Borrowers which has not been disclosed to Administrative Agent and Lenders in writing in connection with such due diligence investigation which adversely affects, nor as far as either Borrower can foresee, might cause a Material Adverse Change.

                 (i) No Plan Assets. Neither of the Borrowers nor any other Loan Party is an "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of Borrowers or any other Loan Party constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) neither of the Borrowers nor any other Loan Party is a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrowers or any other Loan Party are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

                 (j) Compliance. Borrowers, each other Loan Party, the Property, the other Collateral and the use thereof comply with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and subdivision laws and regulations, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Neither of the Borrowers nor any Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. There has not been and shall never be committed by either of the Borrowers, any other Loan Party or any other person in occupancy of or involved with the operation or use of any Asset or any other Collateral any act or omission affording the federal government or any state, provincial or local government the right of forfeiture as against any Asset, any other Collateral or any part thereof or any monies paid in performance of Borrowers' obligations under any of the Loan Documents. Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                 (k)  Financial Information.

                          (i) To each of the Borrowers' best knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Administrative Agent and Lenders in respect of the Property, including those required under Section 3.1 hereof (A) are true, complete and correct in all material respects, (B) accurately represent the financial condition of the Property as of the date of such reports, and (C) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Neither of the Borrowers nor any other Loan Party has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrowers and reasonably likely to cause a Material Adverse Change except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operations or business of Borrowers or any other Loan Party from that set forth in said financial statements.

                          (ii) All federal, state, provincial and local income tax returns have been filed by Borrowers and the other Loan Parties and there are no income taxes due and owing by Borrowers or the other Loan Parties.

                 (l) Condemnation/Casualty. No Condemnation or other proceeding has been commenced or, to either of the Borrowers' best knowledge, is contemplated with respect to all or any portion of any Asset or for the relocation of roadways providing access to any Asset. Except as set forth on
Schedule XXIV no Casualty (which has not already been repaired) has occurred at any Asset except for Casualties which would cost less than $100,000 to repair.

                 (m) Federal Reserve Regulations. No part of the proceeds of the Loans will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                 (n) Utilities and Public Access. Each of the Assets has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each of the Assets for its intended use. All public utilities necessary or convenient to the full use and enjoyment of each of the Assets are located either in the public rights-of-way abutting such Asset (which are connected so as to serve each of the Assets without passing over other property) or in recorded easements serving each of the Assets and such easements are set forth in the Title Insurance Policy for such Asset. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

                 (o) Not a Foreign Person. Neither Domestic Borrower nor any other Loan Party (other than Canadian Borrower and Canadian Management Co.) is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 (p) Separate Lot. Each of the Assets is comprised of one (1) or more parcels which constitute a separate tax lot and does not constitute a portion of any other tax lot not a part of such Asset.

                 (q) Assessments. Except as set forth on Schedule XX, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any of the Assets, nor are there any contemplated improvements to any of the Assets that may result in such special or other assessments, and Borrowers have no knowledge of any other facts or circumstances (other than facts or circumstances which generally affect other properties located in the area where the Asset is located, such as a general increase in Taxes for properties in such area) which would cause the Taxes for Fiscal Year 1997 to be significantly higher than the Taxes assessed and imposed for Fiscal Year 1996 except as set forth on Schedule XX.

                 (r) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrowers or any other Loan Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and neither of the Borrowers nor any other Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                 (s)  No Prior Assignment.  There are no prior assignments of
(i) the Tenant Leases, (ii) any portion of the Rents due and payable or to become due and payable or (iii) any other Collateral (except the assignments of Collateral, set forth on Schedule XXI, which secure Permitted Trade Payables and FF&E Financings which in the aggregate do not exceed the Maximum Permitted Trade Payables and FF&E Financings and other Permitted Encumbrances), which will be outstanding following the Closing Date.

                 (t) Insurance. Borrowers have and have caused each other Loan Party to have obtained and delivered to Administrative Agent certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and there have been no acts or omissions that would impair the coverage of any such Policies or the benefits of the mortgagee endorsement and all such insurance policies are in full force and effect and all premiums with respect to each such insurance policy have been paid in accordance with the requirements of Section 7.1 hereof.

                 (u) Use of Property. Each of the Assets is used exclusively for hotel purposes and other appurtenant and related uses (including retail stores and restaurants).

                 (v) Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each of the Assets as a hotel (collectively, the "LICENSES"), have been obtained and are in full force and effect, except where any failure to do so, in the aggregate, will not result in a Material Adverse Change. Borrowers shall and shall cause each other Loan Party to keep and maintain all Licenses necessary for the operation of each of the Assets as a hotel. The use being made of each of the Assets is in conformity with the certificates of occupancy issued for the Property, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (w) Flood Zone. Except as set forth on Schedule XXII, none of the Improvements on each of the Assets are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. Flood insurance policies (meeting the requirements of Section 7) are in effect for all Assets listed on Schedule XXII. None of the Improvements on any Asset are constructed on land designated by any Governmental Authority as wetlands.

                 (x) Physical Condition. Except as shown on the reports delivered pursuant to Section 3.1(l), each of the Assets and material components thereof, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects, ordinary wear and tear excepted. There exists no structural or other material defects or damages in any Asset, whether latent or otherwise, and neither of the Borrowers nor any other Loan Party has received notice from any insurance company or bonding company of any defects or inadequacies in any Asset, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                 (y) Boundaries. All of the improvements which were included in determining the appraised value of each Asset lie wholly within the boundaries and building restriction lines of such Asset (other than immaterial encroachments upon any building line, setback line, sideyard line or recorded or visible easements, which in each case are described in the Title Insurance Policy and survey for such Asset and provided (i) the same do not restrict the maintenance and current use of the improvements included in the Asset and (ii) within thirty (30) days of the request of Administrative Agent, Borrowers will request and use reasonable efforts (including but not limited to the payment of fees and escrows) to cause the title company issuing the Title Insurance Policy with respect to such Asset to provide affirmative insurance acceptable to Administrative Agent with respect thereto), and no improvements on adjoining properties encroach upon such Asset, and no easements or other encumbrances upon such Asset encroach upon any of the improvements, so as to affect the value or marketability of such Asset except those which are insured against by title insurance or which are not likely to result in a Material Adverse Change.

                 (z) Leases. No Asset is subject to any Tenant Leases other than the Tenant Leases described in the Rent Roll delivered to Administrative Agent in connection with this Agreement and set forth as Schedule III attached hereto. Other than hotel guests in the ordinary course of business, no person has any possessory interest in any Asset or right to occupy the same except under and pursuant to the provisions of the Tenant Leases. The current Material Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.

                 (aa) Survey. The Survey for each Asset delivered to Administrative Agent in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1(c)(iii) hereof, and does not fail to reflect any matter affecting such Asset or the title thereto which would likely result in a Material Adverse Change.

                 (bb) Loans to Value. The Loans as of the Closing Date are equal to no more than 75% of the fair market value of the Property based on the appraisals, delivered in connection with the origination of the Loans.

                 (cc) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrowers or such other Loan Party have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, each Mortgage, have been paid, and, under current Legal Requirements, each Mortgage (or in the case of the Special Assets, each Negative Pledge) is enforceable in accordance with its terms by the Secured Parties (or any subsequent holder thereof).

                 (dd) Borrowers' Existence. Borrowers hereby represent and warrant to, and covenant with, Administrative Agent and Lenders that as of the Closing Date (or, other than with respect to Domestic Borrower, as of thirty
(30) days after the Closing Date with respect to clauses (xiv) and (xv) below) and until such time as the Debt shall be paid in full:

                          (i) Each of the Borrowers and the Subsidiaries do not own and will not own any asset or property other than (A) the Property, (B) incidental personal property necessary for the ownership or operation of the Property and (C) the other Collateral.

                          (ii) Each of the Borrowers will not and will not permit any other Loan Party to engage in any business other than the ownership, management and operation of the (i) Property and (ii) the Collateral in connection with the Property; each of the Borrowers will and will cause each other Loan Party to conduct and operate its business as presently conducted and operated.

                          (iii) Each of the Borrowers will not and will not permit any other Loan Party to enter into any contract or agreement with any Affiliate of either Borrower (or any other Loan Party), any constituent party of either Borrower (or any other Loan Party) or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                          (iv) Each of the Borrowers and the Subsidiaries have not incurred and each of the Borrowers will not and will not permit any of the Subsidiaries to incur any indebtedness (including without limitation Guaranteed Indebtedness) other than pursuant to a Permitted Guaranty, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt and the FF&E Financings and debt between the Loan Parties. No indebtedness other than the Debt and FF&E Financings permitted hereunder may be secured (subordinate or pari passu) by the Property.

                          (v) Each of the Borrowers and all other Loan Parties are and will remain solvent and each of the Borrowers will and will cause all other Loans parties to pay their debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                          (vi) Each of the Borrowers and all other Loan Parties have done or caused to be done and each of the Borrowers will and will cause all other Loan Parties to do all things necessary to observe organizational formalities and preserve its existence, and each of the Borrowers will not and will not permit any other Loan Party, nor will either Borrower permit any constituent party of any Loan Party to, amend, modify or otherwise change the partnership agreement, partnership certificate, articles of incorporation, bylaws, articles of organization, operating agreement, trust or other organizational documents of such Loan Party or such constituent party without the prior written consent of Administrative Agent.

                          (vii) Each of the Borrowers will and will cause each Subsidiary to maintain all of their books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party (other than another Loan Party). Each of the Borrowers shall and shall cause each of the Subsidiaries to maintain their books, records, resolutions and agreements as official records.





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





                          (viii) Each of the Borrowers will and will ensure that each of the Subsidiaries will be, and at all times each will hold themselves out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of either of the Borrowers or any constituent party of either of the Borrowers), shall conduct business in its own name, shall correct any known misunderstanding regarding its status as a separate entity, shall not identify itself or any of its Affiliates as a division or part of the others.

                          (ix) Each of the Borrowers will and will cause all other Loan Parties to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                          (x) Each of the Borrowers will not and will not permit any Loan Party nor any constituent party of any Loan Party to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of any Loan Party.

                          (xi) Each of the Borrowers will neither commingle the funds and other assets of such Borrower with those of any Affiliate or constituent party of either of the Borrowers or any other Person nor control the decisions with respect to the daily affairs of any other Person. Each of the Borrowers will not permit any Subsidiary to commingle the funds and other assets of such Subsidiary with those of any Affiliate or constituent party of such Subsidiary or any other Person nor control the decisions with respect to the daily affairs of any other Person.

                          (xii) Each of the Borrowers has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party of either of the Borrowers or any other Person. Each of the Borrowers will ensure that each Subsidiary has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party of such Subsidiary or any other Person.

                          (xiii) Each of the Borrowers does not and will not hold itself out to be responsible for the debts or obligations of any other Person (other than any Loan Party). Each of the Borrowers will not permit any Subsidiary to hold itself out to be responsible for the debts or obligations of any other Person (other than any Loan Party).

                          (xiv) If either Borrower (or any Subsidiary) is a limited liability company or a limited partnership, at least one member of such Borrower (or such Subsidiary) and any member owning a 49% or greater membership interest in such Borrower (or such Subsidiary) (collectively the "SPE MEMBER") and each general partner of such Borrower (or such Subsidiary), as applicable, shall be a corporation whose sole asset is its interest in such Borrower (or such Subsidiary); and each general partner, the SPE Member of such Borrower (or such Subsidiary), or each shareholder of such Borrower (or such Subsidiary) which owns a 49% or greater interest in such Borrower (or such Subsidiary), as applicable, will at all times comply, and will cause such Borrower (or such Subsidiary) to comply, with each of the representations, warranties and covenants contained in this Section 4.1(dd) as if such representation, warranty or covenant was made directly by such general partner or SPE Member or shareholder. Only the SPE Member may be designated as a manager under the law where each of the Borrowers (or such Subsidiary) is organized.

                          (xv) Each of the Borrowers shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of each such Borrower or of each general partner of such Borrower if such Borrower is a limited partnership or of the SPE Member of such Borrower if such Borrower is a limited liability company reasonably satisfactory to Administrative Agent who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of either Borrower or the general partner (or Member) either (A) a shareholder of, or an officer, director, partner or employee of, either Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (B) a customer of, or supplier to, Borrowers or any of its shareholders, partners, members, subsidiaries or Affiliates, (C) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (D) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. Notwithstanding the foregoing, Curt Boisfontaine shall not be disapproved as an Independent Director solely by virtue of the fact that he is acting as an "independent director" of any of Borrowers' Affiliates. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                          (xvii) Neither of the Borrowers shall cause or permit the board of directors of such Borrower or the general partner of such Borrower if such Borrower is a limited partnership or of the SPE Member of such Borrower if such Borrower is a limited liability company to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of such Borrower, the general partner of such Borrower or the SPE Member of such Borrower unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

                 (ee) Existing Debt. The total aggregate outstanding principal amount of the existing debt and FF&E Financings, other than the Debt, encumbering each of the Assets is as set forth on Schedule XV.

                 (ff) Taxes. The total Taxes (including special or other assessments) payable with respect to each Asset for the calendar year 1996 is as set forth in Schedule XVI, and neither of the Borrowers nor any other Loan Party knows of any reason, other than the renovations and improvements described on Schedule XVI and general increases in Taxes for properties in the area where any Asset is located, why the Taxes payable for the calendar year 1997 would be higher.

                 (gg) Rent Roll and Occupancy/Room Rate Statistics. The Rent Roll required to be delivered to Administrative Agent pursuant to Section 3.1(o) accurately states the amounts payable under the Tenant Leases and, except as disclosed to Administrative Agent, all such tenants are occupying the space and are open for business. Borrowers are not aware of any pending closings or Tenant Lease cancellations or nonrenewals. To the best of Borrowers' knowledge, no tenant has any existing set-off rights against rent currently owed. The Occupancy/Room Rate statistics delivered to Administrative Agent pursuant to Section 3.1(y) accurately state the average room rates and occupancy for the period covered.

                 (hh) Property Management Agreements. Each of the Property Management Agreements and all amendments thereto that have been or will be entered into on or before the Closing Date are listed on Schedule VI annexed hereto. The Property Management Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Property Management Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (ii) Liquor Agreements. The Liquor Agreements with respect to each Asset, in each case with all amendments thereto that have been or will be entered into on or before the Closing Date, are listed on Schedule VI annexed hereto. The Liquor Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Liquor Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Each Liquor Agreement provides that at least 45% of the revenue collected by each Subsidiary which is a party to such Liquor Agreement is required to be paid to Borrowers and no more than 5% of the revenue collected by such Subsidiary with respect to such Liquor Agreement is required to be paid to the Property Manager. The Cost Evidence delivered to Administrative Agent accurately sets forth the expenses incurred by each Subsidiary in connection with each Liquor Agreement. Each Liquor Agreement with respect to each Asset is subordinate (and will continue to be subordinate) to the Lien of the Mortgage encumbering each such Asset.

                 (jj) Franchise Agreements. The Franchise Agreement with respect to each Asset, if applicable, and all amendments thereto that have been or will be entered into on or before the Closing Date, are listed on Schedule V annexed hereto. The Franchise Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Franchise Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Borrowers have satisfied the requirements of all core modernization plans or other property improvement plan required by the terms of any Franchise Agreement.

                 (kk) Liquor Licenses. Each Liquor License issued in connection with each Asset is set forth on Schedule VI annexed hereto, each such Liquor License (x) is validly issued and in full force and effect or (ii) as set forth on Schedule VI, has been applied for in accordance with the procedures set forth on Schedule VI and the applicant has the legal right to sell alcoholic beverages at the applicable Asset pending the issuance of the Liquor License therefor (and Borrowers have no reason to believe that such license will not be timely issued), and the holder of each such Liquor License or applicant, as the case may be is a party to the Omnibus Management and Liquor License Agreement. The appropriate Borrower or one of the Subsidiaries has the legal right to utilize each Liquor License required in connection with the operation of any restaurant, bar or other alcoholic beverage service located at the applicable Asset, except where the failure to have such right has not caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. All cash and other revenues and receipts from the operation of any owner of a Liquor License of an alcoholic beverage service at any Asset is collected either by the licensee thereof or the Loan Party which owns the Asset and are then deposited directly into the Clearing Account A established for such Asset.

                 (ll)  IP License Agreements.

                          (i) Each IP License Agreement, if any, and all amendments thereto that have been or will be entered into on or before the Closing Date are listed on Schedule XI annexed hereto. Such IP License Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by such IP License Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                          (ii) Each of the Borrowers and the Subsidiaries own, or are licensed to use or otherwise have the lawful right to use, the material Intellectual Property. Except as set forth on Schedule XII annexed hereto, all such material Intellectual Property (other than in respect of rights under Franchise Agreements) is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, except where the lack of the lawful right to use such Intellectual Property could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and in each case the Person holding rights therein, are identified in Schedule XII annexed hereto.

                          (iii) No claim has been asserted with respect to the use of any such Intellectual Property by Borrowers or any other Loan Party by any other Person challenging or questioning the validity or effectiveness of any such Intellectual Property, and neither of the Borrowers nor any other Loan Party knows of any valid basis for any such claim which, in either case, has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change; and the use of such Intellectual Property by Borrowers does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Borrowers or any other Loan Party that has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. The consummation of the transactions contemplated by this Agreement will not in any manner or to any extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Borrowers or any other Loan Party.

                 (mm) Ground Leases. Each of the representations and warranties set forth in Sections 2.12 of the Mortgages which encumber Ground Leases are herein incorporated by reference.

                 (nn) Subsidiaries. All of the capital stock or partnership, limited liability company, joint venture, or other ownership interests (however designated) of each Subsidiary and Canadian Borrower (including all warrants, and options to purchase) are directly or indirectly owned by Domestic Borrower.

                 (oo) Domestic Borrower. All of the capital stock of Domestic Borrower is owned by BHOC and there are no warrants or options to purchase Domestic Borrower or any stock of Domestic Borrower. All of the capital stock of BHOC is owned by Bristol and, other than a

Permitted Pledge or a transfer pursuant to Section 6.1(j) there are no warrants or options to purchase BHOC or any stock of BHOC.

                 (pp) Existing Loan Documents. Domestic Borrower is indebted under the Existing Notes. There are no offsets, defenses or counterclaims to any Loan Party's obligations under the Existing Loan Documents and the Existing Loan Documents have been validly assigned to Lenders.

                 SECTION 4.2  SURVIVAL OF REPRESENTATIONS.

                 Borrowers agree that all of the representations and warranties of Borrowers (and the Loan Parties) set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to any Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers or any other Loan Party shall be deemed to have been relied upon by Administrative Agent and each Lender notwithstanding any investigation heretofore or hereafter made by Administrative Agent or such Lender.

         V.      AFFIRMATIVE COVENANTS

                 SECTION 5.1  BORROWERS' COVENANTS.

                 From the Closing Date and until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of all the Liens of every Mortgage (and the release of every Negative Pledge) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby covenant and agree that unless the Requisite Lenders otherwise consent in writing:

                 (a) Existence; Compliance with Legal Requirements; Insurance. Borrowers shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect each of the Borrowers' and the other Loan Parties' existence, rights, licenses, Authorizations, permits and franchises and Borrowers shall and shall cause each Loan Party to comply with all Legal Requirements applicable to them, to every Asset and to all other Collateral, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Borrowers shall and shall cause all other Loan Parties to at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their property used or useful in the conduct of their business and Borrowers shall and shall cause the other Loan Parties to keep the Property in good working order and repair (ordinary wear and tear excepted), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in each Mortgage or in this Agreement.

Borrowers shall and shall cause each of the other Loan Parties to keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

                 (b) Taxes and Other Charges. Borrowers shall and shall cause each other Loan Party to pay all Taxes, and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the date the same become delinquent. Borrowers will and will cause each other Loan Party to deliver to Administrative Agent receipts for payment or other evidence satisfactory to Administrative Agent that the Taxes, and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrowers (or such other Loan Party) are not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Administrative Agent pursuant to
Section 7.3 hereof). Borrowers shall not and shall not permit any other Loan Party to suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against any Asset, and shall promptly pay for all utility services provided to each Asset. After prior written notice to Administrative Agent, the appropriate Borrower or the appropriate other Loan Party, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured, (ii) such Borrower or such other Loan Party is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to any Mortgage (or in the case of a Special Asset, a Negative Pledge), (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower or such other Loan Party is subject and shall not constitute a default thereunder, and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances, (iv) neither any Asset nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and
(v) Borrowers shall and shall cause the other Loan Parties to promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. In addition, if the Taxes or Other Charges are not paid in full when such Borrower or such Loan Party commences such contest, then the following shall apply: (A) such proceeding shall suspend the collection of Taxes or Other Charges from such Asset, and (B) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.
Administrative Agent may pay over any such cash deposit or part thereof held by Administrative Agent to the claimant entitled thereto at any time when, in the judgment of Administrative Agent, the entitlement of such claimant is established.

                 (c) Litigation. Borrowers shall and shall cause each other Loan Party to give prompt written notice to Administrative Agent of (i) any litigation or governmental proceedings pending or threatened against either of the Borrowers or any other Loan Party which might reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change and (ii) any material development in any litigation or proceeding that, in any case either (x) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or (y) threatens the validity or priority of the Liens granted pursuant to the Loan Documents.

                 (d) Access to Premises. Borrowers shall and shall cause each other Loan Party to permit agents, representatives and employees of Administrative Agent to inspect each Asset or any part thereof at reasonable hours upon reasonable advance notice.

                 (e) Notice of Default. Borrowers shall promptly advise Administrative Agent of any Material Adverse Change of which either Borrower has knowledge.

                 (f) Cooperate in Legal Proceedings. Borrowers shall and shall cause all Loan Parties to cooperate fully with Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Administrative Agent hereunder or any rights obtained by Administrative Agent under any of the other Loan Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings.

                 (g) Perform Loan Documents. Borrowers shall and shall cause all other Loan Parties to, observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under, the Loan Documents executed and delivered by, or applicable to, either Borrower or any other Loan Party.

                 (h) Insurance Benefits. Borrowers shall and shall cause each other Loan Party to cooperate with Administrative Agent in obtaining for the Secured Parties the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any Asset, and Administrative Agent shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including, without limitation, attorneys' fees and disbursements, and the payment by Borrowers of the expense of an appraisal on behalf of Administrative Agent in case of a fire or other casualty affecting such Asset or any part thereof) out of such Insurance Proceeds.

                 (i) Further Assurances; Supplemental Mortgage Affidavits. Borrowers shall and shall cause each other Loan Party to, as applicable, at Borrowers' or such Loan Party's sole cost and expense:

                          (i) furnish to Administrative Agent (with sufficient copies for each of the Lenders) all instruments, documents, boundary surveys, footing or foundation surveys,





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         certificates, plans and specifications, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by either Borrower (or any other Loan Party) pursuant to the terms of the Loan Documents or reasonably requested by Administrative Agent in connection therewith;

                          (ii)  furnish to Administrative Agent, with
         reasonable promptness, (a) information and other data revised to correct any material erroneous information and other data previously delivered by any Loan Party to Administrative Agent pursuant to this
         Section 5.1 or included in any statement, report or certificate previously delivered by such Loan Party to Administrative Agent pursuant to this Section 5.1, together with such statement, report or certificate that shall have been revised to reflect such revised information and data, and (b) such other information and data with respect to the Loan Parties, the Assets, the Property, the Ground Leases and Tenant Leases, the Property Management Agreements, the other Collateral and the other assets and liabilities of the Loan Parties, all in form consistent with any applicable requirements of this Agreement and reasonably satisfactory to Administrative Agent, as from time to time may be reasonably requested by Administrative Agent;

                          (iii) execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrowers under the Loan Documents, as Administrative Agent may reasonably require; and

                          (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require from time to time.

                 (j)  Financial Reporting.

                          (i) Borrowers will and will cause each other Loan Party to keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrowers or such Loan Party and all items of income and expense in connection with the operation of the Property (on an Asset by Asset basis). Administrative Agent shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Domestic Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Administrative Agent shall desire, and Borrowers will authorize its independent accountants to disclose to

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         Administrative Agent or any Lender any and all financial statements and other information of any kind as Administrative Agent or any Lender may reasonably request. After the occurrence of an Event of Default, Borrowers shall pay any reasonable out-of-pocket costs and expenses incurred by Administrative Agent to examine either Borrower's or any other Loan Party's accounting records with respect to the Property, as Administrative Agent shall determine to be necessary or appropriate in the protection of Lenders' interests.

                          (ii) Borrowers will furnish to Administrative Agent annually, within forty-five (45) days following the end of each Fiscal Year (beginning with Borrowers' 1998 Fiscal Year), a complete copy of the consolidated annual unaudited operating statements of the Loan Parties setting forth the income and expenses for each Asset for such Fiscal Year including without limitation Net Operating Income, Gross Income from Operations, Operating Expenses and Mortgaged Property Gross Cash Flow. Borrowers will furnish to Lenders annually, within ninety (90) days following the end of each Fiscal Year (beginning with Borrowers' 1998 Fiscal Year), a complete copy of the consolidated financial statements of the Loan Parties audited by one of the Big Six Accounting Firms (or by an independent certified public accountant acceptable to the Requisite Lenders and Administrative Agent in their sole discretion) in accordance with GAAP, covering the Properties and other Collateral for such Fiscal Year and containing consolidated statements of profit and loss and cash flow for the Loan Parties and a consolidated balance sheet for the Loan Parties together with an "unqualified opinion" of such certified public accountant. The profit and loss statements (included in the annual audited financial statements will be accompanied by a procedures report reasonably acceptable to Administrative Agent demonstrating how the Asset by Asset annual unaudited operating statements correlate to the audited profit and loss statements) and otherwise in a format reasonably acceptable to Administrative Agent. The consolidated annual financial statements of the Loan Parties shall be accompanied a Rent Roll for each Asset in form and content reasonably acceptable to Administrative Agent and a certificate executed by the chief financial officer, treasurer or controller of Borrowers or the general partner or manager of Borrowers, as applicable, stating that to such officer's best knowledge such annual financial statement presents fairly the financial condition of each Asset and has been prepared in accordance with GAAP and that the financial statement, and all information delivered in connection therewith is true, accurate and complete. Together with the consolidated annual financial statements of the Loan Parties, Borrowers shall furnish to Administrative Agent: (i) an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or an Event of Default under the Loan Documents executed and delivered by, or applicable to, either Borrower, and if any Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (ii) a written statement by the accounting firm which prepared each Borrower's financial statements, stating (x) in substance that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, and (y) whether, in connection with their audit examination, any condition or event that constitutes a Default or Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination; and (iii) (unless restricted by applicable professional standards), copies of all reports submitted to any Loan Party by the accounting firm which prepared each Borrower's financial statements, including any comment letter submitted by such accountants to management in connection with their annual audit. If, as a result of any change in accounting principles and policies the consolidated financial statements of the Loan Parties delivered pursuant to this section differ in any material respect from the consolidated financial statements that would have been delivered pursuant to this section had no such change in accounting principles and policies been made, Borrowers shall furnish to Administrative Agent together with (x) the first delivery of financial statements pursuant to this section following such change, consolidated financial statements of the Loan Parties for the current calendar year to the effective date of such change and the two full calendar years immediately preceding the calendar year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (y) each delivery of financial statements pursuant to this section following such change, a written statement of the chief financial officer, treasurer or controller of each of the Borrowers setting forth the differences which would have resulted in the financial statements, if the financial statements had been prepared without giving effect to such change;

                          (iii) Borrowers will and will cause each other Loan Party to furnish, or cause to be furnished, to Administrative Agent on or before (x) twenty (20) days after the end of each calendar month, and (y) forty five (45) days after each calendar quarter, the following items on an Asset by Asset basis accompanied by a certificate of the chief financial officer of each of the Borrowers or the general partner or manager of each of Borrowers, as applicable, stating that to such officer's best knowledge such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrowers, each other Loan Party and each Asset (subject to normal year-end adjustments) as applicable: (A) Occupancy/Room Rate Statistics for the preceding month or quarter; (B) monthly or quarterly and year to date operating statements prepared for each calendar month or quarter, noting Net Operating Income, Gross Income from Operations, Operating Expenses and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of each Asset during such calendar month or quarter, all in form reasonably satisfactory to Administrative Agent; (C) a calculation reflecting the annual Debt Service Coverage Ratio for each Asset individually (based upon the Debt Service which would be payable if the Notes were in the principal amount of the Allocated Loan Amount for such Asset) and for the Property collectively for the immediately preceding twelve
         (12) month period as of the last day of each such month or quarter;
         (D) the actual capital expenditure at each Asset with respect to each calendar month or quarter; and (E) at the end of each fiscal quarter only, a list of all Material Security Deposits and to the extent all such Material Security Deposits were not deposited into the Security Deposit Subaccount during such quarter, evidence that Borrower has deposited into the Security Deposit Subaccount an amount equal to all such Material Security Deposits not previously deposited into such account. In addition, the above- referenced certificate shall also be accompanied by an Officer's Certificate stating that the representations and warranties of each of Borrowers set forth in
         Section 4.1(dd)(iv) are true and correct as of the date of such certificate and that there is no material amount of trade payables (including but not limited to Permitted Trade Payables) outstanding for more than thirty (30) days.

                          (iv) Borrowers shall and shall cause each other Loan Party to furnish to Administrative Agent, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any Asset and the financial affairs of Borrowers as may be reasonably requested by Administrative Agent or any Lender (through Administrative Agent), which shall include:

                                  (A)  evidence reasonably satisfactory to
                 Administrative Agent that all premiums (including all installments payments) then due and payable with respect to the insurance required to be maintained pursuant to Section 7 have been paid in accordance with the requirements of Section 7.1.1(a); provided that evidence previously delivered pursuant to this clause (A) with respect to the prior payment of any installment payments need not be redelivered;

                                  (B)  (I) promptly upon becoming aware of the
                 occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Loan Party or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (II) with reasonable promptness, copies of all notices received by any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (III) with reasonable promptness following Administrative Agent's reasonable request, (x) copies of any Schedule B (Actuarial Information) filed by any Loan Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to any Pension Plan and (y) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                                  (C) as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of any Loan Party or by independent consultants, with respect to material environmental matters at any Asset or which relate to an Environmental Claim which could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change; and

                                  (D) promptly upon request, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Bristol to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Bristol or any subsidiary of Bristol with the New York Stock Exchange, Inc., any other securities exchange or with the Securities and Exchange Commission and all material filings with any Governmental Authority or private regulatory authority, and
                 (c) all press releases made available generally by Bristol or any of its subsidiaries to the public or to the security holders of Bristol;

                 (k) Business and Operations. Borrowers shall and shall cause each Loan Party to continue to engage in the businesses presently conducted by it as, and to the extent the same, is necessary for the ownership, maintenance, management and operation of the Property. Borrowers will and will cause each other Loan Party to qualify to do business and to remain in good standing under the laws of each jurisdiction as and to the extent the same is required for the ownership, maintenance, management and operation of the Property or the other Collateral, except where failure to so qualify will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (l) Title to the Property. Borrowers will and will cause each other Loan Party at such Loan Party's cost to warrant and defend (i) the title to each Asset and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgage and the Assignment of Leases on such Asset, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrowers shall reimburse Administrative Agent and Lenders for any losses, damages or reasonable out-of-pocket costs or expenses (including reasonable attorneys' fees and court costs) incurred by Administrative Agent and Lenders if an interest in any Asset, other than as permitted hereunder, is claimed by another Person. If in the reasonable judgment of Administrative Agent, Borrowers (or such other Loan Party) are not adequately defending title to the Assets or the validity of the Liens of the Loan Documents then Administrative Agent may, upon at least five days' prior notice to Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of Administrative Agent, Lenders or any Loan Party in which Administrative Agent or any Lender is named or which Administrative Agent in its reasonable discretion determines is reasonably likely to materially adversely affect any Asset, any Property Management Agreement or other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Administrative Agent reasonably determines should be instituted to protect the interest or rights of Administrative Agent and Lenders in any Asset or other Collateral or under this Agreement or any other Loan Document. Borrowers agree that all reasonable out of pocket costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Administrative Agent shall be paid, without duplication, by Borrowers or reimbursed to Administrative Agent, as the case may be, promptly after demand.

                 (m) Costs of Enforcement. In the event (i) that any Mortgage or other Security Document is foreclosed in whole or in part or that any Mortgage or other Security Document is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage in which proceeding any Lender is made a party, or (iii) of the bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of either of the Borrowers or any other Loan Party or an assignment by either of the Borrowers or any other Loan Party for the benefit of its creditors, then Borrowers, their successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including, without limitation, attorneys' fees, in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes on demand.

                 (n)  Estoppel Statements.

                          (i) Within ten (10) Business Days after request by Administrative Agent, Borrowers shall furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (A) the amount of the original principal amount of the Notes, (B) the unpaid principal amount of the Notes, (C) the Interest Rate of the Notes, (D) the date installments of interest and principal were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Notes, this Agreement, each Mortgage (and Negative Pledge) and the other Loan Documents are valid, legal and binding obligations and have not been modified or, if modified, giving particulars of such modification.

                          (ii) Borrowers shall and shall cause each other Loan Party to deliver to Administrative Agent upon request, tenant estoppel certificates from each Tenant under a Material Lease at any Asset in form and substance reasonably satisfactory to Administrative Agent.

                 (o) Loans Proceeds. Borrowers shall use the proceeds of the Loans received by it on the Closing Date only for the purposes set forth in
Section 2.1.4 hereof.

                 (p) Performance by Borrowers. Borrowers shall and shall cause each Loan Party to in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, such Borrower or such Loan Party, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, such Borrower or such Loan Party without the prior written consent of Administrative Agent.

                 (q) Annual Operating Budget. Borrowers shall prepare and deliver to Administrative Agent (with sufficient copies for each of the Lenders), on or before the beginning of each Fiscal Year of Borrowers, an annual operating budget for each Asset including all planned capital expenditures for each Asset for such ensuing Fiscal Year (the "ANNUAL OPERATING BUDGET"). The Annual Operating Budget shall be prepared and submitted in a form reasonably acceptable to Administrative Agent and shall set forth in reasonable detail budgeted monthly Gross Income from Operations and monthly capital and other expenses for the Property. Each Annual Operating Budget shall contain, among other things, limitations on management fees and third party service fees, as required hereunder. Administrative Agent shall have the right to approve each proposed Annual Operating Budget, which approval as long as no Event of Default is continuing (i) shall not be unreasonably withheld and
(ii) shall be deemed given in the event Administrative Agent fails to respond to Borrowers' written request to approve a proposed Annual Operating Budget within thirty (30) days after receipt by Administrative Agent of such request accompanied by the proposed Annual Operating Budget and all information required in order to adequately review the same, and Borrowers send an additional written request for approval and Administrative Agent fails to respond to Borrowers' second request within ten (10) days thereof. In the event that Administrative Agent's approval is required and Administrative Agent objects to the proposed Annual Operating Budget submitted by Borrowers, Administrative Agent shall advise Borrowers of such objections within fifteen
(15) Business Days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objection) and Borrowers shall promptly revise such Annual Operating Budget and resubmit the same to Administrative Agent. Administrative Agent shall advise Borrowers of any objections to such revised Annual Operating Budget within fourteen (14) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objection) and Borrowers shall promptly revise the same in accordance with the process described in this sentence until Administrative Agent approves an Annual Operating Budget. Notwithstanding anything to the contrary contained in this clause (q), any Annual Operating Budget submitted at any time other than during a Cash Trap Period shall not require the approval of Administrative Agent; provided, however, that if Administrative Agent has not approved the Annual Operating Budget in effect at the time a Cash Trap Event occurs, Administrative Agent shall have the right to approve such Annual Operating Budget. Each such Annual Operating Budget approved or not requiring approval by Administrative Agent in accordance with terms hereof shall hereinafter be referred to as an "APPROVED ANNUAL OPERATING BUDGET." Until such time that Administrative Agent approves a proposed Annual Operating Budget, the most recently Approved Annual Operating Budget shall apply; provided that such Approved Annual Operating Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

                 (r)  INTENTIONALLY DELETED

                 (s) No Joint Assessment. Borrowers shall not and shall not permit any other Loan Party to suffer, permit or initiate the joint assessment of any Asset (i) with any other real property constituting a tax lot separate from such Asset, and (ii) with any portion of such Asset which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Asset.

                 (t)  Leasing Matters.

                          (i)  Without the prior written approval of
         Administrative Agent and the Requisite Lenders, which approval shall not be unreasonably withheld, conditioned or delayed, Borrowers shall not and shall not permit any other Loan Party to (i) enter into, or amend, restate, supplement or otherwise modify, any Lease, (ii) enter into any advanced booking of more than 51% of the rooms at any Asset for a period in excess of 30 days; provided, however, Borrowers shall have the right without obtaining the prior approval of Administrative Agent, to enter into, amend, restate, supplement or otherwise modify a Lease which is not a Material Lease provided or such Tenant Lease (after giving effect to such modification, amendment, restatement or supplement, if appropriate) complies with the requirements set forth on Schedule XXIII. If any Tenant Lease necessary to the operation of any Asset as a hotel is terminated, Borrowers shall or shall cause the other Loan Parties to, as appropriate, either replace such Tenant Lease with a suitable comparable Tenant Lease within a reasonable period of time following such termination or shall itself provide the services intended to be obtained under such Tenant Lease. All Tenant Leases and advanced bookings, entered into after the date hereof, shall be subordinate to the Mortgage and shall provide that the tenant under such Tenant Lease or advance booking, as the case may be, agrees to (x) attorn to each Lender and (y) provide Administrative Agent with an estoppel certificate in form and substance satisfactory to Administrative Agent; provided, however, if Administrative Agent shall have approved a Tenant Lease and the Tenant shall have executed Administrative Agent's form of subordination, non-disturbance and attornment agreement and delivered same to Administrative Agent, Administrative Agent agrees to execute and deliver the same with respect to such Lease. All renewals of Tenant Leases and all proposed Tenant Leases (other than the Liquor Leases) shall (AA) be on terms and conditions which a senior executive, with at least ten (10) years experience in the management of Assets substantially similar to the Assets in the region where the Assets are located and that manages or has managed at least 3 such Assets, would consider to be commercially reasonable, constitute good and prudent business practice and be at prevailing market rents and other terms and conditions, (BB) be arms-length transactions, and (CC) not contain any terms which would adversely affect Administrative Agent and Lenders respective rights under the Loan Documents. None of the Tenant Leases shall contain any option to purchase, any right of first refusal to lease or purchase, any non-disturbance or similar recognition agreement or any other similar provisions which adversely affect the Property or which might adversely affect the rights of any holder of the Loans, without the prior written consent of Administrative Agent which consent shall not be unreasonably withheld or delayed. Each Tenant shall conduct business only in that portion of the Asset covered by its Tenant Lease. Borrowers shall and shall cause the other Loan Parties to furnish Administrative Agent with executed copies of all Tenant Leases executed after the date hereof (regardless of whether or not Administrative Agent's approval is required with respect to any such Tenant Lease) and shall also deliver to Administrative Agent, within 45 days of the end of each Fiscal Year, a rent roll for each Asset certified to Administrative Agent as being true and correct by the appropriate Borrower or such other Loan Party and containing the name of each Tenant, the term of each Tenant's Lease, the space occupied by each tenant, the rentals or fees payable thereunder, the expiration date of each Tenant Lease, occupancy statistics and such other information with respect to the Tenant Leases as Administrative Agent shall reasonably require (the "RENT ROLL"). To the extent Administrative Agent's approval of any Tenant Lease or Material Lease, any tenant or an alteration or modification of a Material Lease or Tenant Lease is required under this Section 5.1(t), in the event Administrative Agent fails to respond to Borrowers' written request for such approval within thirty (30) days after Administrative Agent has received from Borrowers such written request and all information reasonably required in order to adequately review such request, Borrowers may send an additional written request for approval and if Administrative Agent fails to respond to Borrowers' second request within fourteen (14) days thereof, Administrative Agent shall be deemed to have approved such Lease or such tenant, as the case may be.

                          (ii) Borrowers shall and shall cause each other Loan Party to: (A) duly and punctually observe and perform all the obligations imposed upon the landlord under each of the Tenant Leases and shall not do or permit to be done anything to impair the value of the Tenant Leases as security for the Debt; (B) shall promptly send copies to Administrative Agent (with sufficient copies for each Lender) of all notices of default which either Borrower or such other Loan Party shall send or receive under any of the Material Leases; (C) shall enforce all the terms, covenants and conditions contained in each of the Tenant Leases on the part of the tenant thereunder to be observed or performed; (D) exclusive of Security Deposits, shall not collect any of the Rents more than one (1) month in advance; (E) shall not execute any other assignment of, or further mortgage or encumber, the landlord's interest in the Tenant Leases or the Rents; (F) shall use reasonable efforts to deliver to Administrative Agent, upon request, Tenant estoppel certificates from each Tenant under a Material Lease at the Property addressed to such party or parties as directed by Administrative Agent and in form and substance reasonably satisfactory to Administrative Agent; and (G) shall execute and deliver at the request of Administrative Agent all such further assurances, confirmations and assignments in connection with the Tenant Leases as Administrative Agent shall from time to time reasonably require. Borrowers shall and shall cause each other Loan Party to: (AA) not convey or transfer or suffer or permit a conveyance or transfer of any Asset or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, Tenants under the Tenant Leases; (BB) shall not consent to any assignment of or subletting under the Material Leases not in accordance with their terms, without the prior written consent of Administrative Agent not to be unreasonably withheld or delayed; (CC) shall not permit any Tenant Lease to become subordinate to any lien other than the lien of the Mortgage without the prior written consent of Administrative Agent. Lenders (through Administrative Agent) shall have the right, at Borrowers' expense, but shall not be obligated, to cure any default by either Borrower or any other Loan Party under any of the Material Leases which, (x) if such default remains uncured, would give the Tenant the right to terminate such Material Lease or exercise a right of offset against Rents and (y) Borrowers or such Loan Party have not cured itself within five (5) days after having received notice thereof. Such curing by Lenders of a default by Borrowers or such Loan Party under any of the Tenant Leases shall not release Borrowers in any way from liability to Lenders for Borrowers' or such Loan Party's failure to discharge its duty to so cure that default itself. Any and all sums expended by Lenders with respect to any such cure, together with interest thereon at the Default Rate from the date paid by Administrative Agent on behalf of Lenders until repaid by Borrowers, shall immediately be due and payable to Administrative Agent by Borrowers on demand and shall be secured by the Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

                 (u) Principal Place of Business. Borrowers shall not change their principal place of business as set forth on the first page of this Agreement without first giving Administrative Agent thirty (30) days prior written notice. Borrowers shall not permit any Subsidiary to change its principal place of business without first giving Administrative Agent thirty
(30) days prior written notice.

                 (v) Property Manager. Borrowers shall and shall cause each other Loan Party to cause the Property to be managed in a manner that is consistent with the Approved Property Manager Standard. Borrowers covenant and agree with Administrative Agent that (i) each Asset will be managed at all times by the Property Manager pursuant to a Property Management Agreement which shall provide for a Management Fee of no more than the Maximum Management Fee, that the payment of such Management Fee shall be subordinate to the Lien of the Mortgage, that the Property Manager shall not be permitted to receive any Management Fee or other payments at any time that a monetary Default or an Event of Default is continuing (or after giving effect to such payment would occur), that the payment of such Management Fee shall be subordinate to all of the obligations of Borrowers in connection with the Property, including, without limitation, Debt Service, (ii) the Management Fee shall be paid from the Mortgaged Property Gross Cash Flow, (iii) after either Borrower or any other Loan Party has knowledge of a Change in Control (other than a hypothecation, mortgage, pledge or encumbrance of the capital stock of the Property Manager) of the Property Manager, Borrowers will promptly give Administrative Agent written notice thereof (a "PROPERTY MANAGER CONTROL NOTICE"), and (iv) the Property Management Agreement may be terminated by Administrative Agent at any time for the Property Manager's gross negligence, willful misconduct or fraud or at any time following either (A) the occurrence and during the continuance of a monetary Event of Default, (B) the receipt of a Property Manager Control Notice (or if Administrative Agent otherwise becomes aware of a Change in Control (other than a hypothecation, mortgage, pledge or encumbrance of the capital stock of the Property Manager) of the Property Manager) if the Property Manager no longer meets the Approved Property Manager Standard or is not otherwise approved by Lenders and Administrative Agent in their sole discretion, (C) if any event shall have occurred which would allow Borrowers or any other Loan Party to terminate the Property Management Agreement, Borrowers shall and shall cause each other Loan Party to replace the terminated Property Manager with a property manager selected by Borrowers and approved by the Requisite Lenders, Administrative Agent in their respective sole discretion or selected by the Requisite Lenders and Administrative Agent in their sole discretion on terms and conditions satisfactory to Administrative Agent and Lenders, except that the Management Fee payable to the replacement property manager shall be at market rates not to exceed the Maximum Management Fee. Borrowers further covenant and agree that Borrowers shall and shall cause the other Loan Parties to require the Property Manager to maintain, at all times that all or any portion of the Debt remains outstanding, worker's compensation insurance (as and to the extent required by this Agreement) in compliance with Legal Requirements. If, pursuant to this clause (v) or otherwise in this Agreement, a substitute property manager is appointed, then such substitute property manager shall be Independent (unless such Property Manager is the entity listed in the definition of Property Manager), shall be approved by Administrative Agent and shall execute and deliver to Administrative Agent a Consent and Subordination of Property Manager.

                 (w) Control of Borrowers/Subsidiaries. Except in the event of a Transfer permitted under Section 6.1(j)(vi) or (vii), the sole shareholder of Domestic Borrower will continue to be BHOC. The sole shareholder of each Subsidiary and Canadian Borrower will continue to be either Domestic Borrower or a Subsidiary.

                 (x) Appraisals. Upon the written request of Administrative Agent with respect to each Asset, Borrowers shall and shall cause each other Loan Party to promptly thereafter at Lenders' sole expense (or at Borrowers' sole expense if (x) an Event of Default shall have occurred and be continuing or (y) Borrowers are required to deliver an appraisal pursuant to Section 2.4)
(i) cooperate with Administrative Agent so that Administrative Agent may obtain, or, at the request of Administrative Agent, cause the preparation and delivery to Administrative Agent of, an appraisal (satisfying the conditions for delivery of an appraisal in connection with the funding of the Loans on the Closing Date) dated not more than 60 days prior to the date of such delivery and (ii) deliver to Administrative Agent (with sufficient copies for each Lender), promptly after the receipt thereof, a copy of each appraisal, if any, obtained by Borrowers or such other Loan Party.

                 (y) O&M Requirements. Borrowers shall comply with all the terms and conditions contained in each O&M Plan. If any Assets at any time are known to contain (or for which there is a reasonable basis to believe that such Assets may contain) ABM, Borrowers shall promptly implement an O&M Plan.

                 (z) Ground Leases. Borrowers promptly shall pay all Ground Rent and all other sums and charges mentioned in, and payable under, any Ground Lease; Borrowers promptly shall perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under all Ground Leases, the breach of which could permit any party to any Ground Lease to validly terminate such Ground Lease (including, but without limiting the generality of the foregoing, any payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under every Ground Lease, shall not waive, excuse or discharge any of the obligations of the landlord under any Ground Lease without Administrative Agent's prior written consent in each instance (not to be unreasonably withheld) and shall diligently and continuously enforce the obligations of such landlord to the extent commercially reasonable.

                 (aa) Maintenance of the Property. Borrowers shall cause the Property to be maintained in a good and safe condition and repair, ordinary wear and tear excepted. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Administrative Agent not to be unreasonably withheld. Borrowers shall and shall cause each other Loan Party to promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof, including, without limitation, building and zoning ordinances and codes. If under applicable zoning provisions the use of all or any portion of any Asset is or shall become a nonconforming use, Borrowers will not and will not permit any other Loan Party to cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Administrative Agent. Borrowers shall not and shall not permit any other Loan Party to permit or suffer to occur any waste on or to any Asset or to any portion thereof, or take any steps whatsoever to convert any Asset, or any portion thereof, to a condominium or cooperative form of management. Borrowers will not and will not permit any other Loan Party to install or permit to be installed on any Asset any underground storage tank.

                 (bb) Special Assets. On or before December 31, 1997 Domestic Borrower agrees to (i) obtain all consents necessary for a transfer of at least one of the two Special Assets which are owned by Domestic Borrower (such transfer (x) to occur in accordance with the terms of the Ground Lease (and with the consent of the lessor under such Ground Lease) with respect to such Special Asset and (y) shall not have a negative impact on the value of such Special Asset), (ii) transfer such Special Asset to Special Subsidiary, (iii) execute and cause Special Subsidiary to execute, to the extent required by Administrative Agent, a reaffirmation of the Affiliate Guaranty, an amendment to the Domestic Collateral Security Agreement, UCC-1 financing statements and other documents requested by Administrative Agent to ensure that Secured Parties have a first priority lien on the stock of Special Subsidiary and (iv) cause such UCC searches to be performed and provide Administrative Agent such other evidence demonstrating that Special Subsidiary is not indebted to any Person (including Guaranteed Indebtedness), in each case as Administrative Agent shall request; provided, however, if Domestic Borrower is unable to cause all of the foregoing to occur on or before December 31, 1997, Domestic Borrower shall on or prior to December 31, 1997 prepay the Domestic Loan, pursuant to Section 2.3, in an amount equal the sum of the Allocated Loan Amounts for at least one of such Special Assets selected by Domestic Borrower in its sole discretion (a "SPECIAL ASSET EARLY REPAYMENT"), and obtain a Partial Release, pursuant to the provisions of Section 2.4.1, for such Special Asset.

                 (cc) Agreements. For as long as the Obligations are outstanding, other than the Loan Documents, the Acquisition Documents and the Subordinate Note Documents no Loan Party will be a party to any agreement, instrument or other restriction which limits the ability or right of any Loan Party to (w) amend, restate or satisfy the terms and conditions of this Agreement or the other Loan Documents, (x) refinance, prepay or repay the Debt,
(y) acquire, loan or dispose of any property or other asset, or any interest therein, or acquire or enter into, or provide any services under any Property Management Agreement or other management agreement or (z) otherwise conduct such Loan Party's business, except in the case where the consequences, direct or indirect, of any violation thereof could not reasonably be expected to, either individually or in the aggregate, cause a Material Adverse Change.

                 (dd) Organizational Documents. Within thirty (30) days of the Closing Date, Borrowers shall cause the organizational documents of each of the Loan Parties (other than Domestic Borrower) to provide for an Independent Director and to contain special purpose covenants sufficient, in the sole discretion of Administrative Agent and the requisite Lenders, to ensure that such Loan Party will be in conformance with the requirements of Section 4.1(dd) hereof. Borrower represents that as of the Closing Date Domestic Borrower's organizational documents contain special purpose covenants sufficient to ensure that Domestic Borrower will be in conformance with the requirements of Section 4.1(dd) hereof.

         VI.     NEGATIVE COVENANTS

                 SECTION 6.1  BORROWERS' NEGATIVE COVENANTS.

                 From the Closing Date until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of every Mortgage (and the release of every Negative Pledge) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers covenant and agree with Administrative Agent that they will not do and they will not permit any Loan Party to do, directly or indirectly, any of the following unless (x) the Requisite Lenders otherwise consent in writing:

                 (a) Operation of Property. Borrowers shall not and shall not permit any other Loan Party to, without the prior consent of Administrative
Agent: (i) terminate any Property Management Agreement relating to the Property or otherwise replace any Property Manager of any Asset or enter into any other management agreements with respect to any Asset; provided, however, that either of the Borrowers or such Loan Party may terminate or cancel any Property Management Agreement in accordance with the terms thereof so long as, prior to such termination or cancellation, Borrowers have selected a replacement property manager and such replacement property manager is a direct or indirect wholly-owned subsidiary of Bristol and satisfies the Approved Property Manager Standard or has been approved by Administrative Agent in its reasonable discretion; (ii) engage in any business other than (a) the ownership, renovation, restoration, management and operation of the Assets as hotels located in the United States of America and Canada, excluding, without limitation, the Development of real property, and (b) any business that is ancillary, in purpose and extent, to any business referred to in the preceding clauses (a) (including, without limitation, operating and leasing retail stores on the Assets owned or leased by Borrowers or any other Loan Party); and (iii) enter into any Material Lease or other agreement, or take any other action, if such Material Lease or such other action which would materially change the business conducted at any Property or which could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change or would convert or reposition any Asset into any thing other than a full service hotel without the prior written consent of Administrative Agent and the Requisite Lenders, such consent not to be unreasonably withheld. Borrowers shall not and shall not permit any Loan Party to initiate or consent to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts and Tenant Leases which now or hereafter could reasonably be expected to cause, either individually or in the aggregate a Material Adverse Change without the prior written consent of the Requisite Lenders.

                 (b) Liens. Borrowers shall not and shall not Permit any other Loan Party to, without the prior written consent of Administrative Agent, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except: (i) Permitted Encumbrances; and (ii) Liens for Taxes or Other Charges not yet due; provided, however, the appropriate Borrower or the appropriate other Loan Party, upon prior notice to Administrative Agent, shall have the right to contest in good faith and at no cost or expense to the Secured Parties any such Lien so long as it does so diligently, by appropriate proceedings and without prejudice to the Secured Parties rights under the Loan Documents and provided that, (i) in Administrative Agents's sole judgment, neither any Asset nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest, (ii) no such contest or proceeding shall subject Administrative Agent to any civil or criminal penalty or prosecution, (iii) such Borrower or such other Loan Party shall keep Administrative Agent advised as to the status of any such contest or proceeding on a regular basis, and (iv) no such contest or proceeding shall (A) subject the Property or any part thereof to a Lien for which the enforcement thereof is not suspended, or (B) otherwise affect the priority of the lien of the Mortgage.

                 (c) Dissolution. Borrowers shall not and shall not permit any other Loan Party to dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person.

                 (d) Change in Business. Borrowers shall not and shall not permit any other Loan Party to enter into any line of business other than the ownership, renovation, restoration, management and operation of the Property or other hotels or (ii) the ownership of the Subsidiaries and the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Notwithstanding anything to the contrary contained in this Section 6.1(d), Borrowers may, without Administrative Agent's or Lenders' consent, convert any Asset to a "Holiday Inn", "Holiday Inn Select", "Crowne Plaza" or other flag licensed by Holiday Inns Franchising.

                 (e) Debt Cancellation. Borrowers shall not and shall not permit any Loan Party to cancel or otherwise forgive or release any claim or debt (other than termination of Tenant Leases in accordance herewith) owed to such Borrower or such Loan Party by any Person, except for adequate consideration and in the ordinary course of such Borrower's or such Loan Party's business.

                 (f) Affiliate Transactions. Borrowers shall not and shall not permit any Loan Party to enter into, or be a party to, any transaction with an Affiliate of either of the Borrowers or such other Loan Party or any of the partners or members of either of the Borrowers or such other Loan Party except in the ordinary course of business and on terms which are fully disclosed to and approved by Administrative Agent in advance and (other than the Property Management Agreements, Liquor Leases and Liquor Operation Servicing Agreements approved by Lenders on or prior to the Closing Date or a Substitution Date, as applicable) are no less favorable to Borrowers or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                 (g) Zoning. Borrowers shall not and shall not permit any other Loan Party to initiate or consent to any zoning reclassification of any portion of any Asset or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Asset in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of the Requisite Lenders.

                 (h) Assets. Borrowers shall not and shall not permit any Subsidiary to purchase or own any properties other than the Property or any other Collateral.

                 (i) Debt. Other than the Debt, the Loan Parties obligations under the Subordinate Notes, and a Permitted Guaranty, Borrowers shall not and shall not permit any other Loan Party to create, incur, guaranty or assume any debt (including without limitation Guaranteed Indebtedness) other than (i) Permitted Trade Payables or (ii) FF&E Financings, in an aggregate amount not to exceed the Maximum Permitted Trade Payables/FF&E Financings. Borrowers shall not and shall not allow any Loan Party to permit any trade payables (including but not limited to Permitted Trade Payables) to be outstanding for more than sixty (60) days. BHOC, BHAC and Bristol shall not modify the terms of the Acquisition Facility in any way which limits the ability or right of any Loan Party to (w) amend, restate or satisfy the terms and conditions of this Agreement or the other Loan Documents, (x) refinance, prepay or repay the Debt,
(y) acquire, loan or dispose of any property or other asset, or any interest therein, or acquire or enter into, or provide any services under any Property Management Agreement or other management agreement or (z) otherwise conduct such Loan Party's business, except in the case where the consequences, direct or indirect, of any violation of this covenant could not reasonably be expected to, either individually or in the aggregate, cause a Material Adverse Change. Notwithstanding the foregoing, without the consent of the Administrative Agent and the Requisite Lenders, which consent may be withheld in their sole discretion, no Permitted Pledge or Permitted Guaranty may be amended, restated, supplemented or otherwise modified except that Administrative Agent and the Requisite Lenders will not unreasonably withhold their consent to the modification of a Permitted Pledge or a Permitted Guaranty if the purpose of such modification is to cure any ambiguity or to correct any provisions thereof which may be defective; provided, that such modification shall not adversely affect in any material respect the interest of any Lender. Borrowers shall and shall cause all other Loan Parties to make all payments due pursuant to any FF&E Financings when same are due and payable.

                 (j)  Transfer or Encumbrance of the Property.

                          (i) Borrowers acknowledge that each Lender, in agreeing to make the Loans, has examined and relied on the creditworthiness and experience of Borrowers and the other Loan Parties in owning and operating properties such as the Property, and that such Lender will continue to rely on Borrowers' or such Loan Parties' ownership and operation of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrowers acknowledge that each Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrowers default in the repayment of the Debt, each Lender can recover all or a portion of the Debt by a sale of the Property. Accordingly, subject to the terms of Sections 6.1(i) and 6.1(j)(vi) and (vii) hereof, Borrowers shall not and shall not permit any Loan Party to, without the prior written consent of each Lender and Administrative Agent, Transfer the Property, any other Collateral or any part thereof or any interest therein, or permit the Property, or any part thereof or any interest therein, to be Transferred other than pursuant to a Permitted Pledge or Permitted Encumbrance.

                          (ii) As used herein, a "TRANSFER" shall mean any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or the other Collateral or any part thereof or interest therein including: (A) an installment sales agreement wherein any Loan Party agrees to sell any Asset, any other Collateral or any part thereof or any interest therein for a price to be paid in installments; (B) an agreement by Borrowers or any other Loan Party leasing all or a substantial part of any Asset for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrowers' or such Loan Party's right, title and interest in and to any Tenant Leases or any Rents; (C) if any Loan Party or any general partner or member of any Loan Party is a corporation, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock to a party or parties who are not now stockholders or any Change in Control of such corporation; (D) if any Loan Party or any general partner or member of any Loan Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a partner, joint venturer or member or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the partnership interest of any partner or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the interest of any joint venturer or member; (E) if any Loan Party is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of any interest of Person having a direct legal or beneficial ownership interest in any Loan Party, including any legal or beneficial interest in any constituent partner or member of any Loan Party; (F) any instrument subjecting any Asset to a condominium regime or transferring ownership to a cooperative corporation; and (G) the dissolution or termination of any Loan Party or any general partner or member of any Loan Party or the merger or consolidation of any Loan Party or any general partner or member of any Loan Party with any other Person.

                          (iii) Administrative Agent shall not be required to demonstrate any actual impairment of the Secured Parties' security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Loan Party's Transfer of any Asset or other Collateral Lenders' consent (if such consent is required under this Section 6.1(j)). This provision shall apply to every Transfer of any Asset or other Collateral regardless of whether voluntary or not, or whether or not Lenders' have consented to any previous Transfer of any Asset or other Collateral.

                          (iv) Lenders consent to one Transfer of any Asset or other Collateral shall not be deemed to be a waiver of Lenders' right to require such consent to any future occurrence of the same. Any Transfer of any Asset or other Collateral made in contravention of this Section shall be null and void and of no force and effect.

                          (v) Borrowers agree to bear and shall pay or reimburse Administrative Agent and Lenders on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, title search costs, title insurance endorsement premiums and reasonable attorneys' fees and disbursements) incurred by Administrative Agent and Lenders in connection with the review, approval and documentation of any Transfer of any Asset.

                          (vi) Notwithstanding anything to the contrary contained in this Section 6.1(j), the following transfers shall be permitted without Lenders' consent:

                                  (A)  a sale or other disposition of FF&E in
                 the ordinary course of business provided, (x) such FF&E is obsolete or not useful for the operation of the Asset where such FF&E is located or such FF&E is replaced with FF&E of substantially similar value and utility and (y) the FF&E Financing with respect to such FF&E has been paid off or otherwise satisfied;

                                  (B)  a sale, conveyance, alienation,
                 hypothecation, encumbrance or transfer of the stock of Bristol;

                                  (C)  a sale, conveyance, alienation,
                 hypothecation, encumbrance or transfer of the equity interest of any shareholder of Bristol;

                                  (D) a sale, conveyance, alienation,
                 hypothecation, encumbrance or transfer of the stock of BHOC;

                                  (E) a transfer of the stock of BHAC pursuant
                 to the terms of the Permitted Pledge executed in connection with the Subordinate Notes or the Acquisition Facility, including, without limitation, a sale or other transfer of such stock to any Person in connection with the foreclosure of such Permitted Pledge or transfer in lieu of such foreclosure;

         provided that in the case of clause (A) above no monetary Default or Event of Default shall have occurred and remain uncured and in the case of clauses (B), (C), (D) and (E) above which results in a Change in Control of Bristol, BHOC or BHAC: (w) Borrowers shall give Administrative Agent written notice of such transfer together with copies of all instruments effecting such transfer not less than five
         (5) Business Days prior to the date of such transfer; (x) such transfer does not and will not result in the termination or dissolution of either Borrower, by operation of law or otherwise; and
         (y) Borrowers shall have delivered to Administrative Agent such opinions and title insurance endorsements as may be reasonably requested by Administrative Agent and evidence reasonably satisfactory to Administrative Agent that the single purpose nature and bankruptcy remoteness of each of the Borrowers and each of its general partners or members following such transfer is in accordance with the standards of Section 4.1(dd); and (z) in the case of (E) above (1) the transferee of the BHAC stock (or a controlling Person thereof) is a reputable entity or person of good character with financial means and experience appropriate for an investment of the type contemplated by the acquisition of such stock (without thereby implying that such transferee or controlling Person shall have any experience in the hospitality business or shall have any obligation to make any investment or provide any other financial support to BHAC, any of its subsidiaries or any other Person), (2) Borrowers or such transferee shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and each Lender in connection with such transfer (including reasonable attorney's fees and costs) and (3) Borrowers and the transferee of the BHAC stock shall use commercially reasonable efforts to ensure that the transfer of the BHAC stock does not result in the termination of any Franchise Agreements, IP License Agreements, Liquor Licenses, or Liquor Agreements to the extent any such termination would constitute or give rise to a Default;

                          (vii)  Notwithstanding the prohibition contained in
         Section 6.1(j)(i) above, Lenders' consent to the sale or transfer of the Property in their entirety will not be unreasonably withheld after consideration of all relevant factors, provided that the following conditions are satisfied:

                                  (A) no Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and remain uncured;

                                  (B)  the proposed transferee ("TRANSFEREE")
                 shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lenders;

                                  (C)  the property manager selected by the
                 Transferee shall have sufficient experience in the ownership and management of properties similar to the Property, and Administrative Agent shall be provided with evidence thereof satisfactory to Lenders in their reasonable discretion;

                                  (D)  any matters required by Administrative
                 Agent and the Requisite Lenders in their reasonable discretion by reason of the Canadian Assets, shall be satisfied, including but not limited to a requirement that there be two Transferees (each of which must satisfy the requirements of this Section), one of which will be organized under the laws of Canada and own the Canadian Assets and the other will be organized under the laws of the United States and own the Domestic Assets;

                                  (E) Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that the Transferee will be in compliance with the requirements of
                 Section 4.1(dd);

                                  (F)  In the case of a Transfer of the
                 Property by way of a sale or transfer of all of the Assets only, Borrowers, all appropriate Loan Parties and the Transferee shall have executed and delivered to Administrative Agent an assumption agreement and such other documents as Administrative Agent may request (collectively, the "ASSUMPTION AGREEMENTS") under which the Transferee shall assume and be obligated to each Lender for the Debt and all obligations of each of Borrowers under the Notes, this Agreement, the Mortgage and the other Loan Documents, and of the other Loan Parties under the Affiliate Guaranty and any documents securing the Affiliate Guaranty, which Assumption Agreements shall be in form and substance acceptable to Lenders and shall state the Transferee's agreement to abide by and be bound by the terms in the Notes, this Agreement, the Mortgage and the other Loan Documents;

                                  (G) Administrative Agent shall have received such opinions and title insurance endorsements as may be reasonably requested by Administrative Agent or any Lender;

                                  (H)  Borrowers shall have submitted to
                 Administrative Agent, not less than thirty (30) days prior to the date of such assumption, the Assumption Agreements. Such documents shall be in a form appropriate in the jurisdiction in which each Asset is located and satisfactory to Lenders in their sole discretion. In addition, Borrowers shall have provided all other documentation Administrative Agent reasonably requires to be delivered by Borrowers or any other Loan Party in connection with such assumption, together with an Officer's Certificate certifying that such documentation
                 (X) is in compliance with all Legal Requirements, (Y) will effect such assumption in accordance with the terms of this Agreement, and (Z) will not impair or otherwise adversely affect the Liens and other rights of each Lender under the Loan Documents;

                                  (I) Borrowers shall have paid all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and each Lender in connection with such assumption (including reasonable attorney's fees and costs);

                                  (J)  All Franchise Agreements, IP License
                 Agreements, Liquor Licenses, and Liquor Agreements will remain in effect and be validly transferred to the Transferee or a subsidiary of the Transferee (or alternative provisions shall have been made that are reasonably satisfactory to Administrative Agent and the Requisite Lenders);

                                  (K)      Administrative Agent shall have
                 received a Non-Consolidation Opinion reasonably satisfactory to Lenders in form and substance and from counsel reasonably satisfactory to Administrative Agent and containing assumptions, limitations and qualifications customary for opinions of such type;

                          (viii) Borrowers hereby agree to indemnify and defend and hold Administrative Agent and each Lender harmless against all taxes, filing fees and other amounts of the type set forth in
         Section 4.1(cc) hereof, if any, imposed on Administrative Agent or any Lender by virtue of its execution of the Assumption Agreements or by reason of an assumption pursuant to this Section 6.1(l), including, without limitation, any penalties, interest and attorneys' fees incurred by Administrative Agent in connection therewith, and all such charges shall be secured by the Lien of each Mortgage and bear interest at the Default Rate until paid.

                 (k)  Intellectual Property; Franchise Agreements.

                          (i) Intellectual Property. Borrowers shall not and shall not permit any Loan Party to transfer (by way of sale, conveyance, alienation, mortgage, encumbrance, pledge or otherwise), in whole or in part, (other than transfers to each Lender pursuant to the Loan Documents and non-exclusive licenses entered into in the ordinary course of business of Borrowers or such Loan Party) any Intellectual Property unless Borrowers or such Loan Party shall have reasonably determined that the Intellectual Property so transferred is no longer material to the business, operations, condition (financial or otherwise) or prospects of Borrowers or such Loan Party.

                          (ii) License Agreements. Except under the Property Management Agreements, Borrowers shall not and shall not permit any other Loan Party to, enter into or otherwise become obligated with respect to, any franchise agreement (as franchisor), license agreement (as licensor) or similar agreement (in a similar capacity) with respect to any Intellectual Property of Borrowers or any other Loan Party.

                          (iii) Franchise Agreements. Without the prior written approval of the Requisite Lenders, which approval shall not be unreasonably withheld, conditioned or delayed, Borrowers shall not and shall not permit any Loan Party to, (i) take any action or fail to take any action, in either case as may be required or permitted by the terms of any Franchise Agreement with respect to any Asset, with respect to the termination (by such Borrower or such Loan Party, the franchisor or any other Person, and for any reason), renewal or extension thereof, (ii) amend, restate, supplement or otherwise





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         change, or waive or fail to enforce any provision of, any Franchise
         Agreement with respect to any Asset in any material respect, or (iii) enter into any new or replacement Franchise Agreement with respect to any Asset (with the same franchisor or a different franchisor); provided that (v) without the approval of the Requisite Lenders, each Franchise Agreement in effect as of the date of this Agreement or entered into, renewed, extended, amended, restated, supplemented or otherwise changed pursuant to this subsection may be renewed or extended on substantially the same or better terms as in effect at the time of such renewal or extension, (w) with the approval of the Requisite Lenders, if a Franchise Agreement with respect to any Asset shall have expired, such Borrower or such other Loan Party which owns such Asset may operate such Asset without a Franchise Agreement under the "Harvey Hotels", "Harvey Suites", "Bristol Hotels" or
         "Bristol Suites" flag, (x) without the approval of the Requisite Lenders, Borrowers may execute Franchise Agreements to convert any Asset to a "Holiday Inn", "Holiday Inn Select", "Crowne Plaza" or other flag licensed by Holiday Inns Franchising, (y) with respect to a replacement Franchise Agreement referred to in the preceding clause
         (iii), any Lender's approval may be granted, withheld, conditioned or delayed in the sole discretion of such Lender if, in its opinion, the franchisor under such replacement Franchise Agreement shall have a national standing and reputation less favorable than the general standing and reputation of the franchisors under Franchise Agreements then covering the Asset and (z) with respect to each action referred to in the preceding clauses (i) or (iii) for which any Lender may reasonably require a franchisor's estoppel and consent agreement, in accordance of the effectiveness of such action, Borrowers shall or shall cause the appropriate Loan Party to deliver to Administrative Agent a franchisor's estoppel and consent agreement in substantially the form of the estoppel and consent agreement delivered to Administrative Agent pursuant to this Agreement or otherwise in form and substance satisfactory to the Requisite Lenders.

                 (l) Accounts Receivable. Borrowers shall not and shall not permit any Loan Party to, directly or indirectly, sell with recourse or, except in the ordinary course of business and consistent with past practices, discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

                 (m) Management of Assets. Borrowers shall not and shall not permit any Loan Party to enter into any management agreement or similar agreement (other than a Franchise Agreement) delegating to any Person other than Management Co. or another wholly owned Subsidiary of Bristol substantial authority over the management, maintenance or operation of any Asset.

                 (n)  Special Harvey Entities.  No Special Harvey Entity shall
(i) own any assets other than assets it owned on the Closing Date, (ii) be indebted to any Person (including but not limited to Guaranteed Indebtedness) other than debt owed on the Closing Date or (iii) conduct any business other than business conducted on the Closing Date.





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         VII.    CASUALTY; CONDEMNATION; ESCROWS

                 SECTION 7.1  INSURANCE; CASUALTY AND CONDEMNATION.

                 7.1.1 INSURANCE. (a) Borrowers shall and shall cause each other Loan Party to, at their sole cost and expense, for the mutual benefit of Borrowers (or such other Loan Party) and Lenders, shall keep each Asset insured and obtain and maintain during all times that any sum is outstanding under the Notes or the other Loan Documents (the "TERM") policies of insurance insuring against loss or damage by fire and lightning and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of such Asset (except in the case of earthquake insurance), without deduction for physical depreciation, including but not limited to the replacement cost of FF&E on site at such Asset (ii) the outstanding principal balance of the Loans, and (iii) such amount that the insurer would not deem Borrowers or such Loan Party a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall (i) be paid annually in advance unless the insurance provider permits monthly payments in which case such payments shall be made on or prior to the date on which such payments are due and payable and
(ii) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                 (b) Borrowers shall and shall cause each other Loan Party to, at their sole cost and expense, for the mutual benefit of Borrowers (or such other Loan Party) and Lenders, shall also obtain and maintain during the Term the following policies of insurance:

                          (i) Flood insurance if any part of any Asset is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the Allocated Loan Amount for such Asset or the maximum limit of coverage available with respect to the Property under said program, whichever is less;

                          (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per Asset per occurrence of $1,000,000 and $3,000,000 in the aggregate for any policy year. In addition, at least $100,000,000 excess and/or umbrella liability insurance in the aggregate for any policy year shall be obtained and maintained during the Term for any and all claims, including all legal liability imposed upon Borrowers or any other Loan Party and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of each Asset;





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                          (iii)  Rental loss and/or business interruption
         insurance in an amount equal to the greater of (A) the estimated Net Operating Income for each Asset for the next succeeding eighteen (18) month period or (B) the projected Operating Expenses (plus Debt Service) for the maintenance and operation of such Asset for the next succeeding eighteen (18) month period. The amount of such insurance shall be increased from time to time during the Term as and when the estimate of Net Operating Income or projected Operating Expenses, as may be applicable, increases;

                          (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $3,000,000 per Asset;

                          (v) Workers' compensation insurance with respect to any employees of Borrowers or any Loan Party, as required by any Governmental Authority or Legal Requirement except for Texas if Borrowers elect not to subscribe to the workers' compensation statute, in which case Borrowers shall have a benefit program and employers' legal liability coverage reasonably acceptable to Administrative Agent to respond to claims that would otherwise be covered by a standard policy of employers' liability insurance;

                          (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of each Asset against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Administrative Agent may reasonably request, in form and substance acceptable to Administrative Agent;

                          (vii) If any Asset is or becomes a "non-conforming use" under applicable zoning and building ordinances, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction for such Asset;

                          (viii)  Earthquake insurance, as reasonably
         determined by Administrative Agent with respect to each Asset located in California, or another area at high risk of earthquake, in an amount equal to the probable maximum loss which could be sustained by such Asset on account of an earthquake;

                          (ix) Liquor liability and dram shop insurance on such basis and in such amounts as shall be reasonably required by Administrative Agent in a minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate; and





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                          (x)  Such other insurance as may from time to time be
         reasonably required by any Lender in order to protect its interests, including, without limitation, earthquake and hurricane insurance.

                 (c) All policies of insurance (the "POLICIES") required pursuant to this Section 7.1.1 shall (i) be issued by companies approved by Administrative Agent and licensed to do business in each state or province where an Asset is located and with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Services, unless Administrative Agent in its reasonable discretion agrees to approve companies with a claims paying ability rating of lower than "AA"; (ii) name Administrative Agent, as agent for Lenders, and its successors and/or assigns as their interest may appear as the mortgagee; (iii) contain a non-contributory standard mortgagee clause and a mortgagee's loss payable endorsement, or their equivalents, naming Administrative Agent, as agent for Lenders, as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Administrative Agent and Lenders; (v) be maintained throughout the Term without cost to Administrative Agent or Lenders; (vi) be assigned (subject to the requirements of any Ground Lease) and certified copies thereof delivered to Administrative Agent; (vii) not contain a deductible clause in excess of $250,000 (except in the case of earthquake insurance which may contain a deductible clause no greater than five percent (5%) of the fair market value of such Asset); (viii) contain such provisions as Administrative Agent deems reasonably necessary or desirable to protect the interest of Lenders, including, without limitation, endorsements providing that neither of the Borrowers, Administrative Agent nor any other Person shall be a co-insurer under said Policies and that Administrative Agent shall receive at least thirty
(30) days prior written notice of any modification, reduction or cancellation of any of the Policies; and (ix) otherwise be approved by Administrative Agent in the exercise of its reasonable judgment as to amounts, form, risk coverage, deductibles, loss payees and insurers. Borrowers shall and shall cause each other Loan Party to pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Administrative Agent evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Administrative Agent (provided, however, that Borrowers (or such other Loan Party) are not required to furnish such evidence of payment to Administrative Agent in the event that such Insurance Premiums have been paid by Lenders pursuant to Section 7.3 hereof). If Borrowers do not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Administrative Agent may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrowers agree to reimburse Lenders (through Administrative Agent) for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Administrative Agent, Borrowers shall and shall cause each other Loan Party to obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Administrative Agent, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. In the event that any Loan Party satisfies the requirements under this Section 7.1.1 through the use of a





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Policy covering more than one Asset, Borrowers shall and shall cause each other
Loan Party to provide evidence satisfactory to Administrative Agent that the Insurance Premiums for each Asset covered by such Policy are separately allocated under such Policy and payment of such allocation shall continue such Policy as to such Asset notwithstanding any other payment of premiums, or, if no such allocation is available at any time during the Term, Administrative Agent shall have the right to increase the Tax and Insurance Escrow in an amount sufficient to purchase a non-blanket Policy covering the Property from insurance companies which qualify under this Agreement. Notwithstanding anything contained in this Section 7.1 to the contrary, Administrative Agent acknowledges that (i) Schedule XXV sets forth the manner in which the insurance maintained by Borrowers (or such other Loan Party which owns any Assets) deviates from the standards set forth in this Section 7.1. and (ii) that so long as Borrowers (or such Loan Party) maintain insurance meeting the requirements of this Section, as amended by Schedule XXV, same shall not constitute a Default hereunder, provided however, that prior to March 31, 1998 Borrowers must give notice to Administrative Agent of its (or such Loan
Party's) election to continue to maintain insurance meeting the requirements of this Section 7.1, as amended by Schedule XXV, if Borrowers fail to give such notice by March 31, 1998 thereafter Borrowers will be required to and will cause each other Loan Party to maintain insurance which meets the requirements of this Section 7.1 without giving effect to Schedule XXV.

                 (d) If any Asset is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrowers shall give prompt written notice thereof to Administrative Agent. Following the occurrence of a Casualty, Borrowers shall or shall cause another Loan Party to, regardless of whether insurance proceeds are available, shall, except as provided in Section 7.1.2(b), promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The reasonable out-of-pocket expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured by the Mortgage and shall be reimbursed by Borrowers to Administrative Agent upon demand.

                 7.1.2 CASUALTY AND APPLICATION OF PROCEEDS. (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                          (i) In the event of a Casualty that is less than $250,000 (not including any deductible permitted to be maintained hereunder which is paid by Borrowers), the appropriate Borrower or such Loan Party which owns the Asset subject to such Casualty may settle and adjust any claim without the consent of Administrative Agent, provided that such adjustment is carried out in a competent and timely manner and the proceeds of any such policy shall be due and payable solely to Administrative Agent and held in escrow by Administrative Agent in the Loss Proceeds Subaccount.





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                          (ii)  In the event a Casualty shall equal or exceed
         $250,000 (not including any deductible permitted to be maintained hereunder which is paid by Borrowers), then and in that event, Administrative Agent will consult with Borrowers as to the settlement and adjustment of the claim but may thereafter settle and adjust any claim without the consent of Borrowers if Borrowers and Administrative Agent are unable to agree as to such matters or any other Loan Party and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Administrative Agent, as agent for Lenders, and held in escrow by Administrative Agent, as agent for Lenders, in the Loss Proceeds Subaccount provided however, that this provision shall not restrict the rights of the lessor under any Ground Lease to (x) settle, adjust or compromise any claim for Insurance Proceeds or to
         (y) approve any settlement, adjustment or compromise of any claim for Insurance Proceeds to the extent the approval of such lessor is required under such Ground Lease. Administrative Agent shall not be required to consult with Borrowers if an Event of Default is then continuing.

                 (b) In the event of a Casualty with respect to an Asset where the loss is in an aggregate amount less than thirty percent (30%) of the Allocated Loan Amount for such Asset and if, in the reasonable judgment of Administrative Agent, the Asset can be restored within twelve (12) months after the occurrence of the Casualty and prior to maturity of the Notes to an economic unit not less valuable (including an assessment of the impact of the termination of any Tenant Leases due to such Casualty) and not less useful than the same was prior to the Casualty, and after such restoration will adequately secure the Allocated Loan Amount for such Asset, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of insurance shall be deposited directly into the appropriate Deposit Account, whereupon such insurance proceeds shall be transferred to the Loss Proceeds Subaccount where, after reimbursement of any reasonable out-of-pocket expenses incurred by Administrative Agent, such proceeds shall be maintained and applied to pay for the cost of restoring, repairing, replacing or rebuilding the Asset or part thereof subject to the Casualty (the "RESTORATION"), in the manner set forth herein. Borrowers hereby covenant and agree to (and cause the other Loan Parties to with respect to Assets owned by such Loan Parties) commence and diligently to prosecute such Restoration; provided that: (i) Borrowers shall pay all costs (and if required by Administrative Agent, in the event Administrative Agent determines in its reasonable discretion that Borrowers are likely not to have sufficient Mortgaged Property Gross Cash Flow in excess of Operating Expenses therefore Borrowers shall deposit the total thereof with Administrative Agent, in advance) of such Restoration in excess of the net proceeds of insurance made available pursuant to the terms hereof; (ii) the Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Administrative Agent shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the sum of (A) income derived from the Property, as reasonably determined by Administrative Agent, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Property, (2) the Debt Service under the





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Loans, and (3) the other payments required pursuant to Section 10.9.1(a) hereof or Section 10.9.2(a) hereof, as applicable. Notwithstanding anything to the contrary contained in this Section 7.1.2, Borrowers may, in their sole discretion, elect not to undertake the Restoration of an Asset and to instead prepay a portion of the Domestic Notes, if such Asset was a Domestic Asset or the Canadian Notes, if such Asset was a Canadian Asset (each in accordance with the terms of Section 2.3.3) and cause the Asset which suffered the Casualty to be Partially Released in accordance with and subject to Section 2.4. provided at least ten (10) Securitizable Assets remain.

                 (c) Except as provided above, the proceeds of insurance collected upon any Casualty and any other funds contributed by Borrowers under
Section 7.1.2(b) shall be deposited directly into the appropriate Deposit Account and at the option of the Requisite Lenders and Administrative Agent in their sole discretion, be applied to the payment of the Debt (in the case of a Casualty involving a Domestic Asset) or the Canadian Loan (in the case of a Casualty involving a Canadian Asset) (in each case after reimbursement of any expenses incurred by Administrative Agent) or transferred into the Loss Proceeds Subaccount where (after reimbursement of any expenses incurred by Administrative Agent) such proceeds and other funds shall be maintained and applied to pay for the cost of any Restoration (whether such costs are incurred by Borrowers or any other Loan Party) in the manner set forth herein. If the proceeds of insurance collected upon a Casualty are applied by Lenders to payment of the Debt pursuant to this Section 7.1.2, Borrowers may elect to prepay a portion of the Loans sufficient to obtain a Partial Release of the Asset which is the subject of the Casualty pursuant to Section 2.4.1 hereof provided Borrowers shall have satisfied or caused to be satisfied the following conditions (the "CASUALTY RELEASE EVENT"):

                          (i) such prepayment shall be made on the first scheduled payment date occurring after the appropriate Borrower shall have provided Administrative Agent with thirty (30) days irrevocable prior written notice of its intent to make such repayment, which notice shall have been delivered to Administrative Agent no later than thirty (30) days after such proceeds of insurance are applied to payment of the Debt (in the case of a Casualty involving a Domestic Asset) or the Canadian Loan (in the case of a Casualty involving a Canadian Asset); and

                          (ii) all of the requirements of Section 2.4.1 shall have been satisfied.

Any such application to the Debt (or the Canadian Loan, as applicable) or repayment of the Debt (or the Canadian Loan, as applicable) pursuant to this clause (c) shall be without any prepayment consideration or premium (other than Losses and Gains) except that if a Default or an Event of Default has occurred and is continuing, then Borrowers shall pay to Administrative Agent, an additional amount equal to the Repayment Premium applicable to such prepayment. Any such application to the Debt or repayment of the Debt pursuant to this clause (c) shall (x) be applied to those payments of principal and interest last due under the Notes but shall not postpone or reduce





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any payments otherwise required pursuant to the Notes other than such last due payments and (y) if the Asset subject to the Casualty was a Canadian Asset, be applied to the Canadian Notes or if the Asset subject to the Casualty was a Domestic Asset, be applied to the Domestic Notes.

                 (d) In the event Borrowers are entitled to reimbursement out of insurance proceeds held by Administrative Agent (whether for costs incurred by Borrowers or any other Loan Party), such proceeds shall be disbursed from the Loss Proceeds Subaccount from time to time upon Administrative Agent being furnished with: (i) evidence satisfactory to Administrative Agent of the estimated cost of completion of the Restoration; (ii) funds, or at Administrative Agent's option, assurances satisfactory to Administrative Agent that such funds are or will become available, sufficient in addition to the proceeds of insurance to complete the proposed Restoration; (iii) evidence reasonably acceptable to Administrative Agent that all work in connection with which the reimbursement is being requested has been performed and paid for which shall include, if the estimated cost of the Restoration exceeds the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset, such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Administrative Agent may reasonably require and approve; and (iv) all plans and specifications for such Restoration, such plans and specifications to be delivered and approved by Administrative Agent (such approval not to be unreasonably withheld) prior to commencement of any work if the estimated cost of the Restoration exceeds the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset. In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time nor be made in contravention of the holdback provisions of any applicable construction, mechanic's or similar lien legislation; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Administrative Agent, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Administrative Agent by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Administrative Agent to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus which may remain out of insurance proceeds held by Administrative Agent after payment of such costs of Restoration shall be paid to Borrowers.

                 7.1.3 CONDEMNATION. (a) Borrowers shall promptly give Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against any of the Premises or the Improvements or any part thereof (a "CONDEMNATION") and shall deliver to Administrative Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers shall or shall cause the other Loan Parties (as appropriate), regardless of whether an Award (as hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the Property to the extent practicable to be of at least equal value and of substantially the





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same character as prior to such Condemnation, all to be effected in accordance with applicable law.

                 (b) Administrative Agent, is hereby irrevocably appointed as Borrowers' and each other Loan Party's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD") for any taking accomplished through a Condemnation and (after consultation with Borrowers as to the compromise or settlement of a claim, if no Event of Default is then continuing) to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), Borrowers shall continue to pay the Debt (in the case of a Condemnation involving a Domestic Asset) or the Canadian Loan (in the case of a Condemnation involving a Canadian Asset) at the time and in the manner provided for in the Notes, this Agreement, the Mortgages and the other Loan Documents and the Debt (or the Canadian Loan, as applicable) shall not be reduced unless and until any Award shall have been actually received and applied by Administrative Agent to expenses of collecting the Award and to discharge of the Debt (or the Canadian Loan, as applicable). Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Notes. Borrowers shall cause any Award that is payable to any Loan Party to be paid directly to Administrative Agent, as agent for Lenders.

                 (c) In the event of any Condemnation with respect to an Asset where the Award is in an aggregate amount less than twenty percent (20%) of the Allocated Loan Amount for such Asset, and if, in the reasonable judgment of Administrative Agent, the Asset can be restored within twelve (12) months after the occurrence of the Condemnation and prior to maturity of the Notes to an economic unit not less valuable (including an assessment of the impact of the termination of any Tenant Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Notes, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of the Award shall be deposited directly into the appropriate Deposit Account, whereupon such proceeds shall be transferred to the Loss Proceeds Subaccount where, after reimbursement of any reasonable out-of-pocket expenses incurred by Administrative Agent, such proceeds shall be maintained and applied to reimburse Borrowers (or the appropriate Loan Party) for the cost of restoring, repairing, replacing or rebuilding the Asset or part thereof subject to Condemnation (the "CONDEMNATION RESTORATION"), in the manner set forth herein. Borrowers hereby covenant and agree to (and to cause each other Loan Party to) commence and diligently to prosecute such Condemnation Restoration; provided that: (i) Borrowers shall pay all costs (and if required by Administrative Agent, in the event Administrative Agent determines in its sole reasonable discretion that Borrowers are likely not to have sufficient Mortgaged Property Gross Cash Flow in excess of Operating Expenses therefore, Borrowers shall deposit the total thereof with Administrative Agent in advance) of such Condemnation Restoration in





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excess of the Award made available pursuant to the terms hereof; (ii) the
Condemnation Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Administrative Agent shall have received evidence reasonably satisfactory to it that, during the period of the Condemnation Restoration, the sum of (A) income derived from the Property, as reasonably determined by Administrative Agent, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Property, (2) the Debt Service under the Loans, and (3) any other payments required pursuant to Section 10.9.1(a) hereof or Section 10.9.2(a) hereof, as applicable. Notwithstanding anything to the contrary contained in this Section 7.1.3, Borrowers may, in their sole discretion, elect not to undertake the Condemnation Restoration of an Asset and to instead prepay a portion of the Domestic Notes, if such Asset was a Domestic Asset or the Canadian Notes, if such Asset was a Canadian Asset (each in accordance with the terms of Section 2.3.3) and cause the Asset which has suffered the Condemnation to be Partially Released in accordance with and subject to Section 2.4 hereof provided at least ten (10) Securitizable Assets remain.

                 (d) Except as provided above, the proceeds of the Award collected upon any Condemnation and any other funds contributed by Borrowers under Section 7.1.3(c) shall be deposited directly into the appropriate Deposit Account and, at the option of the Requisite Lenders and Administrative Agent, in their sole discretion, be applied to the payment of the Debt (in the case of a Condemnation involving a Domestic Asset) or the Canadian Loan (in the case of a Condemnation involving a Canadian Asset), after reimbursement of any expenses incurred by Administrative Agent, or transferred into the Loss Proceeds Subaccount where, after reimbursement of any expenses incurred by Administrative Agent, such proceeds and other funds shall be maintained and applied to reimburse Borrowers for the cost of the Condemnation Restoration (whether such costs are incurred by Borrowers or any other Loan Party) in the manner set forth herein. If the Award collected upon a Condemnation is applied by Lenders to payment of the Debt (or the Canadian Loan, as appropriate) pursuant to this Section 7.1.3 Borrowers may elect to prepay a portion of the Loans sufficient to obtain a Partial Release of the Asset which is the subject of the Condemnation pursuant to Section 2.4.1 hereof provided Borrowers shall have satisfied or caused to be satisfied the following conditions (the "CONDEMNATION RELEASE EVENT"):

                          (i) such prepayment shall be made on the first scheduled payment date occurring after the appropriate Borrower shall have provided Administrative Agent with thirty (30) days irrevocable prior written notice of its intent to make such repayment, which notice shall have been delivered to Administrative Agent no later than thirty (30) days after such proceeds of Award collected upon such Condemnation are applied to payment of the Debt (or the Canadian Loan, as applicable); and

                          (ii) all of the requirements of Section 2.4.1 shall have been satisfied.





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Any such application to the Debt (or the Canadian Loan, as applicable) or repayment of the Debt (or the Canadian Loan, as applicable) pursuant to this clause (d) shall be without any prepayment consideration or premium (other than Losses and Gains) except that if a Default or an Event of Default has occurred and is continuing, then Borrowers shall pay to Administrative Agent, an additional amount equal to the Repayment Premium applicable to such prepayment. Any such application to the Debt (or the Canadian Loan, as applicable) or repayment of the Debt (or the Canadian Loan, as applicable) pursuant to this clause (d) shall (x) be applied to those payments of principal and interest last due under the Notes but shall not postpone or reduce any payments otherwise required pursuant to the Notes other than such last due payments and
(y) if the Asset subject to the Condemnation was a Canadian Asset, be applied to the Canadian Notes or if the Asset subject to the Condemnation was a Domestic Asset, be applied to the Domestic Notes.

                 (e) In the event Borrowers are entitled to reimbursement out of the Award received by Administrative Agent (whether for costs incurred by Borrowers or any other Loan Party), such proceeds shall be disbursed from the Loss Proceeds Subaccount from time to time upon Administrative Agent being furnished with: (i) evidence satisfactory to Administrative Agent of the estimated cost of completion of the Condemnation Restoration; (ii) funds, or at Administrative Agent's option, assurances satisfactory to Administrative Agent that such funds are or will become available, sufficient in addition to the proceeds of the Award to complete the Condemnation Restoration; (iii) evidence reasonably acceptable to Administrative Agent that all work in connection with which the reimbursement is being requested has been performed and paid for which shall include, if the estimated cost of the Condemnation Restoration exceeds the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset, such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Administrative Agent may reasonably require and approve; if the estimated cost of the Restoration is less than the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset, an Officer's Certificate certifying that the appropriate Borrower has obtained the foregoing; and (iv) all plans and specifications for such Condemnation Restoration, such plans and specifications to be delivered and approved by Administrative Agent (such approval not to be unreasonably withheld) prior to commencement of work if the estimated cost of the Condemnation Restoration exceeds the lessor of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset. In addition, no payment made prior to the final completion of the Condemnation Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time nor be made in contravention of the holdback provisions of any applicable construction, mechanic's or similar lien legislation; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Administrative Agent, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Administrative Agent by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Administrative Agent to pay for the costs of completion of the Condemnation Restoration, free and clear of all Liens or claims for Lien. Any surplus which





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may remain out of the Award received by Administrative Agent, after payment of such costs of Condemnation Restoration shall, in the sole and absolute discretion of Administrative Agent, be retained by Lenders and applied pro-rata to payment of the Debt (or the Canadian Loan, as applicable).

                 SECTION 7.2  INTENTIONALLY DELETED

                 SECTION 7.3  TAX AND INSURANCE ESCROW FUND.

                 Upon the occurrence of a Cash Trap Event, each of the Borrowers shall pay to Administrative Agent, as agent for Lenders, an amount which, when added to the monthly Tax Payments and Insurance Premiums payable by such Borrower pursuant to this Section 7.3, will be sufficient to pay, at least 30 days prior to their respective due dates, all Taxes and Insurance Premiums payable in connection with the Property which are due and payable in the twelve
(12) months following the Cash Trap Event. From and after the occurrence of a Cash Trap Event, each of the Borrowers shall pay to Administrative Agent, as agent for Lenders, on the eleventh day of each calendar month (a) one-twelfth of the Taxes that Administrative Agent estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Administrative Agent sufficient funds to pay all such Taxes at least thirty (30) days prior to the date such Taxes will become delinquent (it being agreed that Taxes will be deemed delinquent on or before the date on which penalties or interest begin to accrue thereon) and (b) one-twelfth of the Insurance Premiums that Administrative Agent estimates will be payable for the renewal of the coverage afforded by the Policies for the succeeding annual period upon the expiration thereof in order to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts payable separately by each of the Borrowers in clauses (a) and (b) above shall each hereinafter be called a "TAX AND INSURANCE ESCROW FUND"). After the occurrence of a Cash Trap Event, the Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Notes shall be added together and shall be paid as an aggregate sum by each of the Borrowers to Administrative Agent. Administrative Agent will apply the Tax and Insurance Escrow Fund established by each of the Borrowers to payments of Taxes and Insurance Premiums required to be made by such Borrower pursuant to Section 5.1 hereof and under each Mortgage, subject to such Borrower's right to protest such taxes under Section 5.1(b) hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1 hereof, Administrative Agent shall, at the sole discretion of the Requisite Lenders, return any excess to the appropriate Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. On the Maturity Date any amount remaining in the Tax





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and Insurance Escrow Fund established by each of the Borrowers shall be applied first to the portion of the Debt payable by such Borrower, and second, any amount remaining shall be returned to the such Borrower; provided, however, if an Event of Default shall have occurred and be continuing any amount remaining in the Tax and Insurance Escrow Fund shall be applied in accordance with
Section 10.9.3 hereof.  If at any time after the occurrence of a Cash Trap
Event Administrative Agent reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in clauses (a) and (b) above, Administrative Agent shall notify the appropriate Borrower of such determination and such Borrower shall increase its monthly payments to Administrative Agent by the amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

                 SECTION 7.4  REPLACEMENTS AND REPLACEMENT RESERVE.

                 7.4.1 REPLACEMENT RESERVE FUND. From and after the occurrence of a Cash Trap Event, on each date that a regularly scheduled payment of principal or interest is due under the Notes, each of the Borrowers shall deposit with Administrative Agent a monthly deposit in the amount equal to one-twelfth of an amount equal to four percent (4%) of annual Gross Income from Operations, until the third anniversary of the Closing Date and thereafter five percent (5%) of annual Gross Income from Operations. Amounts so deposited by each of the Borrowers shall hereinafter be referred to as the ("REPLACEMENT RESERVE FUND"). Administrative Agent may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time after the occurrence of a Cash Trap Event and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days written notice to the appropriate Borrower if Administrative Agent determines in its reasonable discretion after reviewing Borrowers' capital expenditure plans that an increase is necessary to maintain the proper maintenance and operation of the Property in accordance with past practices.

                 7.4.2 DISBURSEMENTS FROM REPLACEMENT RESERVE SUBACCOUNT. (a) Administrative Agent shall make disbursements from the Replacement Reserve Subaccount established by each of the Borrowers to pay such Borrower only for the cost of replacements to and maintenance of the Property (whether such costs are incurred by such Borrower or any other Loan Party) to the extent the same constitute capital expenditures in accordance with GAAP (collectively, the "REPLACEMENTS") in the manner provided in this Section 7.4.2.

                 (b) Administrative Agent shall, upon written request from the appropriate Borrower and satisfaction of the requirements set forth in this
Section 7.4.2 and Section 7.4.3 of this Agreement, disburse to such Borrower (within twenty (20) days of such Borrower's satisfaction of the requirements of Section 7.4.2 and Section 7.4.3 with respect thereto) amounts from the Replacement Reserve Subaccount necessary to pay for the actual approved costs of Replacements or to reimburse Borrowers therefor (whether such costs are incurred by Borrowers or any other Loan Party), upon completion of such Replacements (or, upon partial completion in





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the case of Replacements made pursuant to Section 7.4.2(e)) as determined by
Administrative Agent. In no event shall Administrative Agent be obligated to disburse funds from the Replacement Reserve Subaccount if a monetary Default or an Event of Default exists and will not be cured as a result of such disbursement.

                 (c) Each request for disbursement from the Replacement Reserve Subaccount shall be in a form reasonably specified or approved by Administrative Agent and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or Replacement of specific items, and
(iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request, the requesting Borrower shall certify that all Replacements have been made in accordance with all Legal Requirements of any Governmental Authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and each request shall include evidence satisfactory to Administrative Agent of payment of all such amounts. Except as provided in Section 7.4.2(e), each request for disbursement from the Replacement Reserve Subaccount shall be made only after completion of the Replacement for which disbursement is requested. Borrowers shall and shall cause each other Loan Party to provide Administrative Agent evidence of completion satisfactory to Administrative Agent in its reasonable judgment.

                 (d) Borrowers shall and shall cause each other Loan Party to pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Subaccount unless all such invoices do not exceed $25,000, in which case Administrative Agent shall disburse the amount for such invoices directly to Borrowers and Borrowers covenant and agree to promptly pay (or cause to be paid) such invoices. In addition, as a condition to any disbursement, Administrative Agent may require Borrowers to (or cause another Loan Party to) obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for any Asset by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request.

                 (e) If (i) the cost of a Replacement exceeds $25,000 and (ii) the contractor performing such Replacement requires periodic payments pursuant to the terms of a written contract, a request for reimbursement from the Replacement Reserve Subaccount may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at appropriate Asset and are properly secured or have been installed





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in such Asset, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Subaccount, together with deposits to be made into such account under Section 7.4.1 are or will be, in Administrative Agent's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Administrative Agent, each contractor or subcontractor receiving payments under any contract exceeding $10,000, shall provide to Administrative Agent a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                 (f) Each of the Borrowers shall not make a request for disbursement from their respective Replacement Reserve Subaccount more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $10,000. On the Maturity Date any amount remaining in the Replacement Reserve Fund established by each of the Borrowers shall be applied first to the portion of the Debt payable by such Borrower, and second any amount remaining shall be returned to such Borrower; provided, however, if an Event of Default shall have occurred and be continuing any amount remaining in the Replacement Reserve Fund shall be applied in accordance with Section 10.9.3 hereof.

                 7.4.3 PERFORMANCE OF REPLACEMENTS. (a) Borrowers shall and shall cause each other Loan Party to make Replacements when required in order to keep each Asset in condition and repair consistent with other hotels of similar quality, in the same market segment and in the metropolitan area in which such Asset is located, and to keep each Asset or any portion thereof from deteriorating. Borrowers shall and shall cause each other Loan Party to complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

                 (b) Administrative Agent, as agent for Lenders, reserves the right, at its option, to approve all contracts or work orders, providing for a contract sum of $250,000 or more, with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements, which approval will not be unreasonably withheld. Upon Administrative Agent's request, Borrowers shall and shall cause each other Loan Party to assign any contract or subcontract to the Secured Parties.

                 (c) In the event Administrative Agent determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Borrowers shall be in Default hereunder and Administrative Agent shall have the option to withhold disbursement for such unsatisfactory Replacement and if an Event of Default shall occur, Administrative Agent may, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrowers (or





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any other Loan Party), and to exercise any and all other remedies available to
Administrative Agent and Lenders upon an Event of Default hereunder.

                 (d) In order to facilitate Administrative Agent's completion or making of the Replacements pursuant to Section 7.4.3(c) above, Borrowers grant (and hereby agree to cause each other Loan Party to grant) Administrative Agent the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Property from damage. All sums so expended by Administrative Agent shall be deemed to have been advanced under the appropriate Loan to such Borrower and secured by each Mortgage. For this purpose, each of the Borrowers constitutes and appoints Administrative Agent its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of such Borrower or such other Loan Party, if and to the extent Administrative Agent is entitled to do so under this Section 7.4. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Each of the Borrowers empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Subaccount for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against such Asset, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of such Borrower or the appropriate Loan Party which may be required by any of the contract documents; (vi) in its reasonable discretion, to prosecute and defend all actions or proceedings in connection with such Asset or the rehabilitation and repair of such Asset; and
(vii) to do any and every act which such Borrower or any other Loans party might do in its own behalf to fulfill the terms of this Agreement.

                 (e) Nothing in this Section 7.4.3 shall: (i) make Administrative Agent responsible for making or completing the Replacements;
(ii) require Administrative Agent to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Administrative Agent to proceed with the Replacements; or (iv) obligate Administrative Agent to demand from either Borrower additional sums to make or complete any Replacement.

                 (f) Borrowers shall and shall cause each other Loan Party to permit Administrative Agent and Administrative Agent's agents and representatives (including, without limitation, Administrative Agent's engineer, architect or inspector) or third parties making Replacements pursuant to this Section 7.4.3 to enter onto such Asset, after reasonable advance notice, during normal business hours (subject to the rights of guests of the hotel and tenants under their Tenant Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such





                                      124
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Replacements which are or may be kept at such Asset, and to complete any
Replacements made pursuant to this Section 7.4.3. Borrowers shall and shall cause all of the other Loan Parties to cause all contractors and subcontractors to cooperate with Administrative Agent or Administrative Agent's representatives or such other persons described above in connection with inspections described in this Section 7.4.3(f) or the completion of Replacements pursuant to this Section 7.4.3.

                 (g) Administrative Agent may require an inspection of such Asset (at Lenders, sole cost, except if (i) a Default or Event of Default shall have occurred and be continuing or (ii) either (x) the amount of the requested disbursement with respect to such Asset is greater than $100,000, (y) the aggregate amount of all disbursements made with respect to such Asset in any one year period exceeds $250,000 or (z) the total cost of the Replacement (as determined by Administrative Agent in its reasonable discretion) in connection with which such Borrower is requesting a disbursement exceeds $250,000, then in any such case such inspection shall be at such Borrower's sole cost and expense) prior to making a monthly disbursement from the Replacement Reserve Subaccount in order to verify completion of the Replacements for which reimbursement is sought. Administrative Agent may require that such inspection be conducted by an appropriate independent qualified professional selected by Administrative Agent and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Administrative Agent prior to the disbursement of any amounts from the Replacement Reserve Subaccount. If either Borrower is required to pay the expense of the inspection as required hereunder, such Borrower shall pay such expense whether such inspection is conducted by Administrative Agent or by an independent qualified professional.

                 (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Administrative Agent and Permitted Encumbrances).

                 (i) Before each disbursement from either Replacement Reserve Subaccount, Administrative Agent may require the appropriate Borrower to provide Administrative Agent with a search of title to such Asset effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other Liens of any nature (other than Permitted Encumbrances) have been placed against such Asset since the date of recordation of the Mortgage (or in the case of a Special Asset, the Negative Pledge) and that title to such Asset is free and clear of all Liens (other than the Lien of the Mortgage, Permitted Encumbrances and any other Liens previously approved in writing by Lenders, if any); provided, however, such title search shall not be required with respect to any disbursement unless (x) the amount of the requested disbursement with respect to such Asset is greater than $100,000, (y) the aggregate amount of all disbursements made with respect to such Asset in any one year period exceeds $250,000 or (z) the total cost of the Replacement (as determined by Administrative Agent in its





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reasonable discretion) in connection with which such Borrower is requesting a disbursement exceeds $250,000.

                 (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over such Asset and applicable insurance requirements, including, without limitation, applicable building codes, special use permits, environmental regulations and requirements of insurance underwriters.

                 (k) In addition to any insurance required under the Loan Documents, Borrowers shall provide or cause to be provided workmen's compensation insurance (or alternative coverage permitted hereunder), builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Administrative Agent. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Administrative Agent or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Administrative Agent and Lenders.

                 7.4.4 FAILURE TO MAKE REPLACEMENTS. (a) Upon the occurrence of an Event of Default, Administrative Agent may use the Replacement Reserve Fund, established by each of the Borrowers, (or any portion thereof) for any purpose, including, but not limited to, completion of the Replacements as provided in Section 7.4.3, or for any other repair or Replacement to the Property or toward payment of the portion of the Debt payable by such Borrower as provided in Section 10.9.3. Administrative Agent's right to withdraw and apply the Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Administrative Agent and Lenders under this Agreement and the other Loan Documents.

                 (b) Except as set forth in Section 10.9.3, nothing in this Agreement shall obligate Administrative Agent to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

                 7.4.5 BALANCE IN THE REPLACEMENT RESERVE SUBACCOUNT. The insufficiency of any balance in either Replacement Reserve Subaccount shall not relieve either Borrower or the appropriate other Loan Party from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
On the Maturity Date any amount remaining in the Replacement Reserve Subaccount established by each of the Borrowers shall be applied first to the portion of the Debt payable by such Borrower, and second, any amount remaining shall be returned to such Borrower; provided, however, if an Event of Default shall have occurred and be continuing any amount remaining in the Replacement Reserve Subaccount shall be applied in accordance with Section 10.9.3 hereof.

                 7.4.6 INDEMNIFICATION. Borrowers shall indemnify Administrative Agent and each Lender and hold Administrative Agent and each Lender harmless from and against any and





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all actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements unless due to Administrative Agent's (or any Lenders') wilful misconduct or gross negligence. Borrowers shall and shall cause each other Loan Party to assign to Administrative Agent all rights and claims Borrowers or any other Loan Party may have against all Persons supplying labor or materials in connection with the Replacements; provided, however, that Administrative Agent may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                 SECTION 7.5  INTENTIONALLY DELETED

                 SECTION 7.6  GROUND RENT ESCROW FUND.

                 Upon the occurrence of a Cash Trap Event, each of the Borrowers shall pay to Administrative Agent, as agent for Lenders, an amount which, when added to the monthly payments payable by such Borrower to the Ground Rent Escrow Fund pursuant to this Section 7.6, will be sufficient to pay, at least 30 days prior to their respective due dates, all Ground Rent payable in connection with the Property which are due and payable in the twelve
(12) months following the Cash Trap Event. From and after the occurrence of a Cash Trap Event, each of the Borrowers shall pay to Administrative Agent on the eleventh day of each calendar month (a) one-twelfth of the Ground Rent that Administrative Agent estimates will be payable during the next ensuing twelve
(12) months in order to accumulate with Administrative Agent sufficient funds to pay all such Ground Rent at least thirty (30) days prior to their respective due dates (said amounts payable separately by each of the Borrowers shall each hereinafter be called a GROUND RENT ESCROW FUND"). Administrative Agent will apply the Ground Rent Escrow Fund to payments of Ground Rent when due as required to be made by each of the Borrowers or any other Loan Party pursuant to Section 5.1 hereof. In making any payment relating to the Ground Rent Fund, Administrative Agent may do so according to any bill, statement or estimate procured from the Ground Lessor, without inquiry into the accuracy of such bill, statement or estimate. If the amount of either Ground Rent Escrow Fund shall exceed the amounts due for Ground Rent pursuant to Section 5.1 hereof, Administrative Agent shall, at the sole discretion of the Requisite Lenders, return any excess to the appropriate Borrower or credit such excess against future payments to be made to such Ground Rent Escrow Fund. If at any time Administrative Agent reasonably determines that the Ground Rent Escrow Fund is not or will not be sufficient to pay the Ground Rent, Administrative Agent shall notify Borrowers of such determination and Borrowers shall increase its monthly payments to Administrative Agent by the amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to its due date. On the Maturity Date any amount remaining in the Ground Rent Escrow Fund established by each of the Borrowers shall be applied first to the portion of the Debt payable by such Borrower, and second, any amount remaining shall be returned to the such Borrower; provided, however, if an Event of Default shall have occurred and be continuing any





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amount remaining in the Ground Rent Escrow Fund shall be applied in accordance with Section 10.9.3 hereof.

         VIII.   DEFAULTS

                 SECTION 8.1  EVENT OF DEFAULT.

                 (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                          (i)  any portion of the Debt is not paid when due;

                          (ii) subject to Borrowers' right to contest Taxes and Other Charges pursuant to Section 5.1, any of the Taxes or Other Charges prior to date same become delinquent;

                          (iii) the Policies are not kept in full force and effect, or certified copies of the Policies are not delivered to Administrative Agent within ten (10) Business Days of request;

                          (iv) except as permitted in Section 6.1(j) hereof, either Borrower or any Loan Party transfers or encumbers any portion of any Asset or other Collateral without Administrative Agent's and the Requisite Lenders' prior written consent;

                          (v) any representation or warranty made by Borrowers or any other Loan Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished hereunder or thereunder, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) Business days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed sixty (60) Business Days after notice from Administrative Agent;

                          (vi) either of the Borrowers or any other Loan Party shall make an assignment for the benefit of creditors;

                          (vii) a receiver, liquidator or trustee shall be appointed for either of the Borrowers (or any other Loan Party) or Borrowers (or any other Loan Party) shall be adjudicated bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by either of the Borrowers (or such





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         Loan Party), or any proceeding for the dissolution or liquidation of either of the Borrowers or any other Loan Party shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by either of the Borrowers or such Loan Party, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty (60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be;

                          (viii) either of the Borrowers or any other Loan Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                          (ix) either of the Borrowers breach any of their negative covenants contained in Section 6.1 (except with respect to
         (x) Sections 6.1(a), 6.1(b), 6.1(d), 6.1(f), 6.1(g) and 6.1(k), only if such Borrower fails to cure any default thereunder within 10 days after any Loan Party becomes aware of or receives notice of such default and (y) Section 6.1(i), only if such Borrower fails to cure any default thereunder within 10 days after any Loan Party becomes aware of or receives notice of such default or if the indebtedness created, incurred, assumed or guaranteed by any Loan Party in violation of Section 6.1(i) exceeds $5,000,000 in the aggregate) or any covenant contained in Section 4.1(dd) hereof; any other Loan Party fails to include in their certificate of incorporation or other organizational documents the covenants, representations or warranties set forth in Section 4.1(dd) hereof as if directly made by it, or breaches or alters any of such covenants, representations or warranties;

                          (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, either of the Borrowers or any other Loan Party shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                          (xi) if on the Resized Closing Date (x) Borrowers own any Asset which Administrative Agent and Lenders deem in their sole discretion not to be Securitizable (y) Borrowers have not satisfied all of the Resized Closing Conditions (it being understood that the Resized Loans Collateral shall not be required to consist of more than 10 Securitizable Assets) (z) if the Resized Borrowers shall not have, on or prior to the Resizing Closing Date, assumed the Loans as and if required pursuant to Section 2.2 hereof; or if on the Resizing Closing Date the Resized Loans Collateral does not consist of at least ten Securitizable Assets;

                          (xii) either of the Borrowers shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, or
         (xiv), (xv), (xvi), (xvii), (xviii), (xix) or (xx) below, for ten (10) days





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         after notice to such Borrower from Administrative Agent, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to such Borrower from Administrative Agent in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that such Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

                          (xiii) there shall be default under any Mortgage or any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrowers, any other Loan Party, any Asset or any other Collateral, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Administrative Agent to accelerate the maturity of all or any portion of the Debt;

                          (xiv) except as may be permitted otherwise by this Agreement, (x) any Franchise Agreement with respect to any Asset or any consent or comfort letter delivered by any franchisor under any such Franchise Agreement shall cease to be in full force and effect or
         (y) any party thereto shall deny or disaffirm its obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto and any applicable cure period shall have expired, and in any such event, Borrowers shall have failed or Borrowers shall have failed to cause the appropriate Loan Party to either (a) replace such Franchise Agreement within 60 days of such default (after the expiration of any such applicable cure period) or disaffirmation, as the case may be, with a franchise agreement approved in writing by Administrative Agent or (b) operate the applicable Asset under a tradename owned by Borrowers and referred to in clause (x) of subsection 6.1(k)(iii);

                          (xv) if any representation contained in Section 4.1(mm), (nn) and (oo) shall become untrue;

                          (xvi) (a) failure of any Loan Party to pay when due any monetary obligation contained in any Ground Lease, in each case beyond the end of any grace or cure period provided therefor (but in no event longer than five days, without extension); (b) occurrence of any other event or condition which, with the giving of notice or lapse of time or both, would cause, or would permit any lessor under any Ground Lease to cause, an acceleration, a cancellation or a termination, as against any Loan Party thereto, of such Ground Lease, in each case after giving effect to any grace or cure period therefor (but in no event longer than five days without any extension); or (c) failure by any Loan Party to permit Administrative Agent and/or its representatives at all





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         reasonable times upon reasonable prior written notice to make investigation or examination concerning such Loan Party's performance and observance of the terms, covenants and conditions of a Ground Lease;

                          (xvii) at any time after the execution and delivery thereof, (x) any Loan Document or any material provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or the Secured Parties shall not have or shall cease to have a valid and perfected first priority Lien or security interest in any Collateral or Asset purported to be covered, in each case other than with respect to Permitted Encumbrances and other than as a result of the failure of Administrative Agent to take any action within its control, or (y) any Loan Party shall contest in writing the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party; or

                          (xviii) any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $7,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against either of the Borrowers or any other Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder);

                          (xix) any Loan Party shall fail to pay any principal of or premium or interest on any indebtedness of such Person having a principal amount of $250,000 or more (excluding indebtedness evidenced by the Notes or the Permitted Guaranty) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party shall be required to repurchase or offer to repurchase such indebtedness, prior to the stated maturity thereof; or

                          (xx) a default has occurred and continues beyond any applicable cure period under any Property Management Agreement (or any successor property management agreement) if such default permits the property manager to terminate or cancel such Property Management Agreement (or any successor property management agreement) unless a replacement property Manager is appointed pursuant to Section 6.1(v) hereof.





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                 (b)  Upon the occurrence of an Event of Default (other than an
Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, Administrative Agent may (or at the request of the Requisite Lenders, shall) in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Administrative Agent (or such Requisite Lenders) deems advisable to protect and enforce its rights against Borrowers or any other Loan Party and in and to the Property or any other Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Administrative Agent and Lenders may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers or any other Loan Party and the Property or any other Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or
(viii) above, the Debt owed by each Borrower and all other obligations of Borrowers or any other Loan Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and, to the extent allowed by applicable law, Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                 SECTION 8.2  REMEDIES.

                 (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrowers (or any other Loan Party) under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers (or any other Loan Party) or at law or in equity may (or at the request of the Requisite Lenders, shall) be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Debt owed by each Borrower shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property or any other Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Requisite Lenders and Administrative Agent may determine in their sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent and Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that, to the extent permitted by applicable law, if an Event of Default is continuing (i) Administrative Agent is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to the Secured Parties shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against each (x) Domestic Asset and the Mortgages encumbering the Domestic Assets have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full and (y) Canadian Asset and the Mortgages encumbering the Canadian





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Assets have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Canadian Loan or the Canadian Loan has been paid in full.

                 (b) Administrative Agent shall have the right from time to time to partially foreclose any Mortgage or combination of Mortgages in any manner and for any amounts secured by such Mortgages then due and payable as determined by the Requisite Lenders and Administrative Agent in their sole discretion, including, without limitation, in the event: (i) Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Administrative Agent may (or at the request of the Requisite Lenders, shall) foreclose any Mortgage or combination of Mortgages to recover such delinquent payments or (ii) Administrative Agent elects, or is directed by the Requisite Lenders, to accelerate less than the entire outstanding principal balance of the Loans, Administrative Agent may foreclose any Mortgage or combination of Mortgages to recover so much of the principal balance of the Loans as Administrative Agent may accelerate and such other sums secured by such Mortgage or Mortgages as Administrative Agent or the Requisite Lenders may elect; provided, however, the proceeds of the Canadian Assets shall not be used to satisfy the Domestic Loan. Notwithstanding one or more partial foreclosures, each Asset shall remain subject to the applicable Mortgage to secure payment of sums secured by such Mortgage and not previously recovered.

                 (c) Administrative Agent shall have the right from time to time to sever the Notes and the other Loan Documents into more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS"), in such denominations as the Requisite Lenders and Administrative Agent shall determine in their sole discretion for purposes of evidencing and enforcing the rights and remedies of Lenders provided hereunder (provided Administrative Agent may not increase the principal balance of the Debt or otherwise adversely affect (except to a de-minimis extent) the rights or interest of Borrowers or any other Loan Party under this Agreement or any other Loan Document). Borrowers shall and shall cause each other Loan Party to execute and deliver to Administrative Agent from time to time, promptly after its request, a severance agreement and such other documents as Administrative Agent shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent and the Requisite Lenders. Borrowers hereby absolutely and irrevocably appoint Administrative Agent as its true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, that Administrative Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Administrative Agent of its intent to exercise its rights under such power.

                 (d) In addition to all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrowers (or any other Loan Party) under this Agreement or any of the other Loan Documents executed and delivered by, or





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applicable to, Borrowers (or any other Loan Party) or at law or in equity, if an Event of Default shall occur under Section 8.1(xi), Lenders shall be entitled to damages resulting from Lenders inability to include the Resized Loans (secured by at least 10 Assets) in a Secondary Market Transaction; it being expressly understood that Borrowers covenant to fulfil the Resized Closing Conditions are a material inducement to Lenders making the Loans.

                 SECTION 8.3  REMEDIES CUMULATIVE.

                 The rights, powers and remedies of Administrative Agent and Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lenders may have against either of the Borrowers or any other Loan Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Such rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lenders and Administrative Agent, may determine in their sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to either of the Borrowers or any other Loan Party shall not be construed to be a waiver of any subsequent Default or Event of Default by such Borrower or such Loan Party or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lenders or Administrative Agent after an Event of Default has occurred, including, but not limited to, interest at the Default Rate, late charges or any escrowed amount, may be applied by Lenders or Administrative Agent to payment of the Debt as set forth in Section 10.9.3.

         IX.     SPECIAL PROVISIONS

                 SECTION 9.1  INTENTIONALLY DELETED.

                 SECTION 9.2  INTENTIONALLY DELETED.

                 SECTION 9.3  INTENTIONALLY DELETED.

                 SECTION 9.4  INTENTIONALLY DELETED.

                 SECTION 9.5  INTENTIONALLY DELETED.

                 SECTION 9.6  INDEMNIFICATION AGAINST TAX.

                 9.6.1 Borrowers indemnify and agree to defend and hold Administrative Agent and each Lender harmless against all real estate transfer, mortgage recording, documentary stamp and intangible taxes and other amounts imposed on Administrative Agent or such Lender





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by virtue of such party's execution of any of the Loan Documents or by reason of the Loans, including any penalties, interest and attorneys' fees incurred by Lenders in connection therewith, and all such charges shall be secured by the Lien of each Mortgage and bear interest at the Default Rate until paid.

                 9.6.2 (a) All payments to Lenders by either Borrower under any of the Loan Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to for purposes of this section 9.6.2 only, as "Taxes") imposed by Canada (or any political subdivision or taxing authority of it due to the location of any Asset or the status of any Loan Party as a non-resident of Canada), unless such Taxes are required by applicable law to be deducted or withheld. If either Borrower shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Loan Documents except, as provided in the next sentence, (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 9.6.2), Lenders receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) Borrowers shall make such deductions or withholdings, and (iii) Borrowers shall immediately pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements. Borrowers will not be required to pay any such additional amounts to any Lender by reason of that Lender being connected with Canada otherwise than merely by lending money to Borrowers pursuant to this Agreement. Notwithstanding the foregoing if any Taxes are imposed by reason of any Lender being organized under the laws of a country other than the United States, such Lender shall be severally liable for such Taxes and no Lender which is not organized under such foreign jurisdiction's laws shall be liable for any part of such Taxes.

                 (b) Both Borrowers agree to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to for purposes of this section 9.6.2 only, as "OTHER TAXES") which arise from any payment made by Borrowers under any of the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Loan Documents.

                 (c) Borrowers shall indemnify Lenders and Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by Borrowers under this Section 9.6.2) paid by Lenders or Administrative Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, excluding, in the case of any Lenders, taxes imposed on its net income or





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capital taxes or receipts and franchise taxes.  Borrowers will not be required to indemnify any Lender for any Taxes or Other Taxes imposed by reason of that Lender being connected with Canada otherwise than merely by lending money to Borrowers pursuant to this Agreement. Payment under this indemnification shall be made within 30 days from the date Administrative Agent or the relevant Lender, as the case may be, makes written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to Borrowers by Administrative Agent or the relevant Lender shall be conclusive evidence, absent manifest error, of the amount due from Borrowers to Administrative Agent or Lenders, as the case may be.

                 (d) Borrowers shall furnish to Administrative Agent and Lenders the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by Borrowers within 30 days after the date of any payment of Taxes or Other Taxes.

                 (e) The provisions of this Section 9.6.2 shall survive the termination of the Agreement and the repayment of all Debt.

                 SECTION 9.7  SPLITTING THE LOANS.

                 Administrative Agent shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as the requisite Lenders and Administrative Agent shall determine in their sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder; provided, however, that the terms, provisions and clauses of the Severed Loan Documents shall be no more adverse to Borrowers than those contained in the Notes, this Agreement, the Security Deed and the other Loan Documents. Borrowers shall and shall cause each other Loan Party to execute and deliver to Administrative Agent from time to time, promptly after the request of Administrative Agent, a severance agreement and such other documents as Administrative Agent shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent. Borrowers hereby absolutely and irrevocably appoint Administrative Agent as their true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that their said attorney shall do by virtue thereof; provided, however, that Administrative Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Administrative Agent of Lenders' intent to exercise its rights under such power.





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         X.      CENTRAL CASH MANAGEMENT

                 SECTION 10.1  SERVICER.

                 At the option of Administrative Agent, as agent for Lenders, the Loans may be serviced by a servicer/trustee (the "SERVICER") selected by Administrative Agent and Administrative Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer. The cost of the Servicer (the "SERVICING FEES") shall not exceed 0% of the original principal amount of the Notes per annum and shall be due and payable monthly by Borrowers at the same time that the monthly scheduled payments on Debt are due and payable.

                 SECTION 10.2  ESTABLISHMENT OF ACCOUNTS.

                 10.2.1 ESTABLISHMENT OF CLEARING ACCOUNT. In order to further secure the performance by Borrowers of the Obligations and as a material inducement for Lenders to make the Loans in accordance with terms of this Agreement, the Notes and the Mortgages, Borrowers hereby acknowledge, confirm and covenant that: (i) Borrowers have established separate accounts (each individually a "CLEARING ACCOUNT A") in the name of Administrative Agent, Lenders or Lenders' designee; (ii) each of the Borrowers has established a separate account (each individually a "CLEARING ACCOUNT B") in the name of such Borrower or such Borrower's designee in a bank to be designated by such Borrower; (iii) each Clearing Account A will be subject to the sole dominion, control and discretion of Administrative Agent, as agent for Lenders or its designee, subject to the terms, covenants and conditions of this Agreement;
(iv) Clearing Account B will be subject to the sole dominion, control and discretion of the appropriate Borrower or its designee, subject to the terms, covenants and conditions of this Agreement; (v) Administrative Agent, as agent for Lenders or its designee shall have the sole right to make withdrawals from each Clearing Account A; (vi) the appropriate Borrower or its designee shall have the sole right to make withdrawals from its Clearing Account B; and (vii) neither of the Borrowers nor any other Person claiming on behalf of or through Borrowers shall have any right or authority, whether express or implied, to close or to make use of, or withdraw any Account Proceeds from any Clearing Account A. Each Clearing Account A and Clearing Account B of Domestic Borrower shall be assigned the federal tax identification number of Domestic Borrower, which number is 75-2621624.

                 10.2.2  ESTABLISHMENT OF DEPOSIT ACCOUNTS AND SUBACCOUNTS.

                 (a) Administrative Agent has established a separate account for each Loan, in the name of Administrative Agent, as agent for Lenders, entitled, in the case of the Domestic Loan, the "Deposit Account for Nomura Asset Capital Corporation as Mortgagee of "Bristol Hotel Asset Company" and, in the case of the Canadian Loan, the "Deposit Account for Nomura Asset Capital Corporation as Mortgagee of "BHAC Canada Inc." (collectively the "DEPOSIT





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ACCOUNTS").  With respect to each Deposit Account Administrative Agent shall or shall cause the Deposit Bank to maintain on a ledger entry basis the following subaccounts (the "SUBACCOUNTS") entitled:

                          (i) Tax and Insurance Escrow Subaccount (the "TAX AND INSURANCE ESCROW SUBACCOUNT");

                          (ii) Monthly Debt Service Subaccount (the "MONTHLY DEBT SERVICE SUBACCOUNT");

                          (iii)   Replacement Reserve Subaccount (the
         "REPLACEMENT RESERVE SUBACCOUNT");

                          (iv)    INTENTIONALLY DELETED

                          (v) Loss Proceeds Subaccount (the "LOSS PROCEEDS SUBACCOUNT");

                          (vi) Security Deposit Subaccount (the "SECURITY DEPOSIT SUBACCOUNT");

                          (viii)  Borrower's Remainder Subaccount (the
         "BORROWER'S REMAINDER SUBACCOUNT");

                          (ix) Ground Rent Subaccount (the "GROUND RENT SUBACCOUNT");

                 (b) In order to further secure the performance by each of the Borrowers of the Obligations and as a material inducement for Lenders to make the Loans in accordance with terms of this Agreement, the Notes and each Mortgage, each of the Borrowers hereby acknowledges and confirms that: (i) Administrative Agent as its designee has established each Deposit Account in the name of Administrative Agent, as agent for Lenders; (ii) each Deposit Account will be subject to the sole dominion, control and discretion of Administrative Agent as its designee, subject to the terms, covenants and conditions of this Agreement; (iii) Administrative Agent or its designee shall have the sole right to make withdrawals from the Deposit Accounts; and (d) neither of the Borrowers nor any other Person claiming on behalf of or through Borrowers shall have any right or authority, whether express or implied, to close or to make use of, or withdraw any Account Proceeds from, either Deposit Account. Each Deposit Account shall be assigned the federal tax identification number of Domestic Borrower, which number is 75-2621624.

                 SECTION 10.3  DEPOSITS INTO CLEARING ACCOUNT.

                 (a) Within one (1) Business Day after receipt of the same by Borrowers or any agent or Person acting on behalf of Borrowers, including, without limitation, any Property





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Manager engaged by Borrowers in connection with any Asset or any other Loan
Party, Borrowers shall and shall cause each other Loan Party to directly deposit (or cause to be deposited) all Rent and other Mortgaged Property Gross Cash Flow and all Security Deposits into the Clearing Account A for such Asset. Without limiting the generality of the foregoing:

                          (i) Borrowers shall and shall cause each other Loan Party to cause all Rent, payable on account of any Tenant Lease, and Security Deposits, payable on account of any Tenant Lease, to be transmitted directly to the Clearing Account A for the Asset in connection with which the Rent is being paid, by each Person granted a possessory interest or right to use or occupy all or any portion of such Asset pursuant to a Tenant Lease (collectively, the "TENANTS"), without such Rent or Security Deposits at any time being under the control of either of the Borrowers, any other Loan Party or any of its agents or employees, by executing and delivering to each Tenant under a Tenant Lease, whether such Tenant Lease is presently effective or executed after the date hereof, an irrevocable letter of direction (the "PAYMENT DIRECTION LETTER") in the form attached hereto as Exhibit A, advising each Tenant to directly deposit into such Clearing Account A at the address set forth in the Payment Direction Letter, promptly when due, all Rent and Security Deposits payable to either of the Borrowers or such other Loan Party as landlord under the Tenant Leases. Borrowers represent, warrant and covenant that they shall and shall cause each other Loan Party to deliver the Payment Direction Letter (i) on or prior to the date hereof with respect to Tenant Leases executed on or prior to the date hereof and (ii) contemporaneously with the execution and delivery of all other Tenant Leases after the date hereof. The Property Manager shall not and Borrowers shall not and shall not permit any other Loan Party to (i) terminate, amend, revoke or alter any Payment Direction Letter by amending any Tenant Lease or otherwise or (ii) direct or cause any Tenant to pay Rent in any manner other than as specifically provided in the Payment Direction Letter.

                          (ii) Borrowers shall and shall cause each other Loan Party to cause all Credit Card Receivables to be transmitted directly to the Clearing Account A for the Asset in connection with which the Rent is being paid, by the Credit Card Payor without such Credit Card Receivables at any time being under the control of either of the Borrowers, any other Loan Party or any of its agents or employees, by executing and delivering to each Credit Card Payor, an irrevocable letter of direction (the "CREDIT CARD PAYOR PAYMENT DIRECTION LETTER") in the form attached hereto as Exhibit B, advising each Credit Card Payor to directly deposit into such Clearing Account A at the address set forth in the Credit Card Payor Payment Direction Letter, promptly when due, all Credit Card Receivables payable to either of the Borrowers or any other Loan Party. Borrowers represent, warrant and covenant that they shall and shall cause each other Loan Party to deliver the Credit Card Payor Payment Direction Letter (i) on or prior to the date hereof with respect to each person who is a Credit Card Payor on the date hereof and (ii) on or prior to accepting any other credit card for payment, to each additional





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         Credit Card Payor.  The Property Manager shall not and Borrowers shall not and shall not permit any other Loan Party to (i) terminate, amend, revoke or alter any Credit Card Payor Payment Direction Letter or (ii) direct or cause any Credit Card Payor to pay Credit Card Receivables in any manner other than as specifically provided in the Credit Card Payor Payment Direction Letter.

                 (b) Each of the Borrowers agrees (i) not to commingle, or permit any other Loan Party to commingle, any such Mortgaged Property Gross Cash Flow or Security Deposits which it receives with other funds of such Borrower or any other Loan Party, (ii) that such Borrower or any other Loan Party, as the case may be, is holding Mortgaged Property Gross Cash Flow and Security Deposits which it receives in an express trust for the benefit of Lenders until all Mortgaged Property Gross Cash Flow and Security Deposits which it receives are deposited into the Clearing Account A for the appropriate Asset and (iii) to transmit or cause any other Loan Party to transmit such Mortgaged Property Gross Cash Flow or Security Deposits which it receives into the Clearing Account A for the Asset in connection with which such Mortgaged Property Gross Cash Flow or Security Deposit was generated within one (1) Business Day after receipt thereof.

                 (c) Borrowers shall notify Administrative Agent (or cause each Clearing Bank to notify Administrative Agent) contemporaneously with the making of each deposit into any Clearing Account A under this Section which is made by Borrowers, any other Loan Party or any agent or Person on behalf of Borrowers (other than deposits made by Tenants or Credit Card Payors directly into Clearing Account A) of the amount and date of such payment, which notification shall contain a breakdown of the amount of Rent, Loss Proceeds and other Mortgaged Property Gross Cash Flow and Security Deposits included in the deposit. Said notification shall be accompanied by such supporting documentation as Administrative Agent may reasonably require. Any deposit made by or on behalf of either of the Borrowers or any other Loan Party into any Clearing Account A shall be deemed deposited into such Clearing Account A when the funds in respect of such deposit shall become available funds.

                 SECTION 10.4 TRANSFERS TO DEPOSIT ACCOUNTS AND CLEARING ACCOUNT B.

                 10.4.1 TRANSFERS FROM CLEARING ACCOUNT. (a) Subject to clauses (b) and (c) below, each of the Borrowers shall cause the Clearing Bank to transfer, on a daily basis by wire transfer or via the automated clearing house ("ACH") system, amounts constituting available funds on deposit in each Clearing Account A in excess of $1,000 to the Deposit Account established in connection with the Loan made to such Borrower (the "MINIMUM BALANCE"). Simultaneously with any transfer to the Deposit Bank pursuant to this Section 10.4.1, the Clearing Bank shall send to the Deposit Bank, Administrative Agent or its designee, and Borrowers, via telecopy, a wire transfer or ACH system advice setting forth the amount transferred.





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                 (b)  If no Cash Trap Event shall have occurred or if (i) a
Cash Trap Event shall have occurred and (ii) the Cash Trap Period shall have expired or been terminated or waived by Lenders and Administrative Agent in their sole discretion, then Administrative Agent shall (subject to Administrative Agent again being permitted to cause transfers from Clearing Account A to the Deposit Accounts pursuant to Section 10.4.1, if a Cash Trap Event shall have occurred) cause each Clearing Bank to distribute on a daily basis by wire transfer or via the ACH system, any amounts constituting available funds on deposit in each Clearing Account A (which do not constitute Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance) to Clearing Account B.

                 (c) If a Cash Trap Event shall have occurred and the Cash Trap Period shall not have expired or been terminated by Lenders and Administrative Agent in their sole discretion, then provided no Event of Default has occurred and is continuing and sufficient funds (which do not constitute Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance) have been transferred to each Deposit Account during the applicable Collection Period to distribute and pay the amounts set forth in
Section 10.9.1(a)(i)-(vi) on the next occurring Distribution Date, Administrative Agent shall, subject to Section 10.9.3 and 10.12 hereof cause each Clearing Bank to distribute on a daily basis by wire transfer or via the ACH system any additional amounts constituting available funds on deposit in each Clearing Account A during the remainder of the applicable Collection Period (which do not constitute Loss Proceeds, Material Security Deposits, or Rent paid more than one month in advance) to Clearing Account B.

                 (d) Borrowers shall notify the Clearing Bank if any funds deposited in Clearing Account A constitute Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance, in sufficient time for the Clearing Bank to transfer such funds to the appropriate Deposit Account. If any funds constituting Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance are transferred to Clearing Account B, Borrowers shall immediately transfer such funds to the appropriate Deposit Account.

                 10.4.2 INSUFFICIENT FUNDS IN THE DEPOSIT ACCOUNTS. Except as otherwise expressly provided in this Agreement, all payments from time to time in respect of the Loans (to the extent not independently funded by Mortgaged Property Gross Cash Flow deposited into a Clearing Account A) and all prepayments and other amounts paid by Borrowers hereunder (other than fees and expenses paid on the Closing Date) shall be remitted by Borrowers to Administrative Agent for deposit into the appropriate Deposit Account. The obligations of Borrowers under this Agreement and the other Loan Documents to pay principal and interest and the other costs, expenses, charges, fees and payments payable under this Agreement and the other Loan Documents, including, without limitation, funding of the Tax and Insurance Escrow Subaccount and the Replacement Reserve Subaccount and the Ground Rent Subaccount as required in Sections 7.3, 7.4 and 7.6 is not limited to the amount of Mortgaged Property Gross Cash Flow deposited into the Deposit Accounts, if any, and available for the purpose of paying such amounts. In the event that the amounts available in the Deposit Accounts for the payment





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of principal and interest or such other costs, expenses, charges, fees or payments to be paid therefrom, or the amounts allocated to the Subaccounts for the payment of costs, expenses, charges, fees or payments to be paid therefrom, are not sufficient to permit the same to be paid as and when due, then prior to the Disbursement Date immediately preceding such due date (or in the case of Debt Service, on or prior to such due date), Borrowers shall deposit into the appropriate Deposit Account such additional funds as may be required in order to permit the timely payment of all such items (such deposits being herein called "BORROWERS CONTRIBUTION DEPOSITS"). Borrowers' ignorance of the amounts in any Clearing Account A, any Deposit Account or any Subaccount available for the purpose of making the required payments therefrom shall not be a defense to the failure of Borrowers to timely make Borrowers Contribution Deposits as required pursuant to the preceding sentence.

                 SECTION 10.5  INTENTIONALLY DELETED.

                 SECTION 10.6  PLEDGE OF ACCOUNTS; EVENT OF DEFAULT.

                 As additional security for the payment of all sums due under the Loans and the performance of all other terms, conditions and covenants of this Agreement and the other Loan Documents on Borrowers' part to be paid and performed, Borrowers hereby pledge, assign and grant to the Secured Parties a continuing perfected security interest in and to and a first lien upon: (a) each Deposit Account (including each Subaccount) and each Clearing Account A and all of Borrowers' right, title and interest in and to all cash, property or rights transferred to or deposited into each Deposit Account and each Clearing Account A from time to time by or on behalf of Borrowers in accordance with the provisions of this Agreement, (b) all earnings, investments and securities held in the Deposit Accounts, and (c) any and all proceeds of the foregoing (subject to the rights of Tenants whose Security Deposits were allocated to the Security Deposit Subaccount). Borrowers further agree to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements and other instruments as Administrative Agent may reasonably require in order to effectuate, assure, convey, secure, assign and transfer unto Administrative Agent any of the rights granted by this Section. Borrowers shall not further pledge, assign or grant a security interest in either Deposit Account, any Subaccount or any Clearing Account A or permit any other Lien to attach thereto or any levy to be made thereon, or any UCC-1 Financing Statement, or Canadian equivalent (except those naming Administrative Agent as secured party) to be filed with respect thereto.

                 SECTION 10.7  INVESTMENT OF ACCOUNT FUNDS.

                 (a) So long as no Event of Default has occurred, all or a portion of the funds deposited in either Deposit Account shall be invested and reinvested by Administrative Agent pursuant to written instructions from the appropriate Borrower in one or more Eligible Investments; provided, however, that such funds shall be invested in Eligible Investments in a manner that will permit Administrative Agent to meet the payment obligations hereunder and any





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such direction from such Borrower shall contain a certification from such
Borrower (which may be conclusively relied upon by Administrative Agent) that any such investments constitute Eligible Investments. In the absence of any instructions from Borrowers or after the occurrence of an Event of Default, the funds deposited in each Deposit Account shall be invested and reinvested by Administrative Agent in securities or obligations described in clause (a) under the definition of Eligible Investments and, in the case of an Event of Default, Borrowers shall have no authority to direct the investment of such funds.
Funds deposited in any Clearing Account A shall not be invested, without Administrative Agent's consent, which consent shall not be unreasonably withheld provided such investment (x) is an Eligible Investment and (ii) shall mature on or prior to the Business Day immediately following the investment of such funds.

                 (b) All interest, income, earnings or other gain from investment of the funds deposited in the Deposit Accounts shall be credited to such Deposit Account, net of any service charges to such Deposit Account, and any loss resulting from such investments shall be charged to such Deposit Account. Borrowers shall include and report such interest, income, earnings and other gain in its income for Federal, state and local income and franchise tax purposes. Administrative Agent shall not be responsible for any losses with respect to any investment in Eligible Investments of the funds deposited in the Deposit Accounts or for any losses resulting from early withdrawal thereof under Section 10.7(c) even if such investments in Eligible Investments were made at the direction of Administrative Agent, and Borrowers shall bear the risk of all losses with respect to any such investments in Eligible Investments (including any loss resulting from early withdrawal thereof under Section 10.7(c)).

                 (c) Administrative Agent is hereby authorized and empowered at any time and from time to time, without notice to Borrowers or any other Person, to cause any such investments to be sold or converted to cash in order to make the disbursements required to be made from the Deposit Accounts (and each Subaccount) in accordance with the terms of this Agreement, whether or not at the time of such sale or conversion, such investments shall have matured.

                 SECTION 10.8  REQUISITIONS.

                 10.8.1 SUBMISSION OF REQUISITIONS. If a Cash Trap Event shall have occurred and the Cash Trap Period shall not have expired or been terminated by Lenders and Administrative Agent in their sole discretion, no later than five (5) Business Days prior to the first day of each Collection Period occurring after such Cash Trap Event, Borrowers will submit to Administrative Agent a Requisition for all Operating Expenses (each, a "REQUISITION") that Borrowers reasonably anticipate will be payable in respect of each Asset during the following Collection Period.

                 10.8.2 CONTENT OF REQUISITIONS. No Requisition shall request payment of amounts which were requested and paid in a previous Collection Period (or otherwise previously





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paid by Borrowers).  Each Requisition shall be accompanied by such supporting documentation as Administrative Agent may reasonably require. Each Requisition shall also contain a certification executed by the appropriate Borrower confirming that such Borrower has expended all amounts released to it under the previous month's Requisition in the manner contemplated by such Requisition (or listing any variances), and such certification shall specify that portion, if any, of the aggregate amount of the prior month's Requisition that was not expended by such Borrower or any other Loan Party (the "UNUSED REQUISITION AMOUNT"). In addition, each Requisition shall contain a certification confirming which amounts requested are, or are not, budgeted in the current Approved Annual Operating Budget. Each Requisition must be approved by Administrative Agent. To the extent that the amount requested in a Requisition is budgeted in the current Approved Annual Operating Budget for an Asset, or is not in excess of one hundred and five percent (105%) of the budgeted amount, such amount shall be deemed to be approved by Administrative Agent.

                 SECTION 10.9  DISBURSEMENTS FROM THE DEPOSIT ACCOUNTS.

                 10.9.1 DISBURSEMENTS. (a) From time to time during each Collection Period (but not less than once during any two week period) Administrative Agent shall, subject to Sections 10.9.3 and 10.12, cause the Deposit Bank to distribute the amounts, if any, then held as collected funds in each Deposit Account (other than (A) Loss Proceeds which shall be allocated to the Loss Proceeds Subaccount, (B) Security Deposits which shall be allocated to the Security Deposit Subaccount and (C) any Rent which is paid for more than one month in advance, which shall be retained in either Deposit Account until payment thereof is due under the applicable Tenant Lease) in the following order of priority satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                          (i) First, with respect to any Asset which is a Leasehold Estate, to the funding of the Ground Rent Subaccount, in an amount required to be paid to Administrative Agent pursuant to Section
         7.6 hereof with respect to Ground Rent;

                          (ii) Second, to the funding of the Tax and Insurance Escrow Subaccount, in the amount required to be paid to Administrative Agent pursuant to Section 7.3 hereof with respect to Taxes and Insurance Premiums;

                          (iii) Third, to the funding of the Monthly Debt Service Subaccount, in payment of the monthly installment due under the Notes in an amount equal to the interest for the applicable Interest Accrual Period on the unpaid principal balance of the Domestic Loan and the Canadian Loan, as applicable, computed at the Interest Rate);

                          (iv) Fourth, to the Monthly Debt Service Subaccount, in payment of all other amounts then due and owing to Lenders under the terms of this Agreement or any of the other Loan Documents;





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                          (v)   Fifth, to the funding of the Replacement Reserve
         Subaccount, in the amount required to be paid to Administrative Agent pursuant to Section 7.4 hereof;

                          (vi)  Sixth [INTENTIONALLY DELETED]

                          (vii) Seventh, if a Cash Trap Event shall have occurred and the Cash Trap Period shall not have expired (or been terminated by Administrative Agent in the sole discretion of Administrative Agent and Lenders), to the applicable Borrower's Remainder Subaccount, in the amount equal to the Operating Expenses (including any Management Fee) set forth in the Requisition submitted during the immediately preceding Collection Period (but excluding any amounts in the Requisition which are to be paid pursuant to any other clause in this Section 9.9.1(a)); provided, however, that if there is an outstanding Unused Requisition Amount with respect to prior Requisitions, then the amount to be released to the Borrower's Remainder Subaccount under this clause (vii) shall be reduced by an amount equal to such Unused Requisition Amount; and

                          (viii) Eighth, the balance, if any, to the Borrower's Remainder Subaccount.

                 (b) Borrowers will and will cause each other Loan Party to apply all amounts paid to Borrowers pursuant to Section 10.9.1(a)(vii) only for the purposes set forth in the Requisition applicable thereto.

                 10.9.2  INTENTIONALLY DELETED.

                 10.9.3 UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default, Administrative Agent may (or if directed by the Requisite Lenders, shall) apply sums then present in the Deposit Account established by each of the Borrowers or any Subaccount thereof and all sums thereafter deposited into the Deposit Accounts (other than Security Deposits to the extent any Tenant may have a right to the return of such Security Deposit) to the payment of the portion of the Debt payable by each such Borrower, Taxes and Other Charges, Insurance Premiums and all other sums payable pursuant to this Agreement and the other Loan Documents in such order, proportion and priority as the Requisite Lenders and Administrative Agent may determine in their sole discretion, except that Administrative Agent shall apply funds (if any) on deposit in the Ground Rent Subaccount for payment of due and unpaid Ground Rent prior to application for any other purpose. Administrative Agent's right to withdraw and apply amounts in the Deposit Accounts shall be in addition to all other rights and remedies provided under this Agreement, the other Loan Documents, and at law or in equity.





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                 SECTION 10.10  DISBURSEMENTS FROM CERTAIN SUBACCOUNTS.

                 10.10.1 DISBURSEMENTS FROM THE TAX AND INSURANCE ESCROW SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause the funds in the Tax and Insurance Escrow Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.3.

                 10.10.2 DISBURSEMENTS FROM THE REPLACEMENT RESERVE SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Replacement Reserve Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.4.

                 10.10.3 DISBURSEMENTS FROM THE SECURITY DEPOSIT SUBACCOUNT. In the event that either Borrower receives a request from any Tenant (or the holder of a reservation of Function Space) for a disbursement from the Security Deposit Subaccount of all or any portion of such Tenant's (or such holder of a reservation of Function Space) Security Deposit, such Borrower shall immediately give Administrative Agent written notice of such request. Upon receipt of such notice by Administrative Agent, Administrative Agent shall review the same and shall approve or disapprove such request in its reasonable discretion within ten (10) Business Days after receipt of such notice from such Borrower. In the event that Administrative Agent approves a disbursement of all or any portion of the funds in the Security Deposit Subaccount, Administrative Agent shall cause the Deposit Bank to disburse such funds: (x) if payable to such Borrower, into Clearing Account B (provided, if a Cash Trap Period exists such funds shall be retained in such Deposit Account but released from the Security Deposit Subaccount and allocated in the same manner as Rent in accordance with Section 10.9.1); or (y) if payable to any Person other than either of the Borrowers, at the time and in the manner specified by such Borrower. Notwithstanding the foregoing, nothing contained in this Section
10.10.3 shall be deemed to impose upon Administrative Agent any obligation to perform or discharge any obligation of Borrowers or any other Loan Party as landlord under any of the Tenant Leases or in connection with any Function Space. In the event the funds in the Security Deposit Subaccount are insufficient at any time to permit disbursement of the full amount requested by a Tenant (or the holder of a reservation of Function Space) and approved by Administrative Agent, Administrative Agent shall cause the disbursement of such funds as are available in the Security Deposit Subaccount or may, in its sole discretion and subject to applicable law, refuse to cause the disbursement of any funds from the Security Deposit Subaccount until there exist sufficient funds to pay the full amount requested. Under no circumstances shall Administrative Agent be obligated under this Section 10.10.3 to disburse or cause the disbursement of any funds with respect to Security Deposits other than those on deposit in the Security Deposit Subaccount.

                 10.10.4 DISBURSEMENTS FROM THE LOSS PROCEEDS SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Loss Proceeds Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.1.





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                 10.10.5  INTENTIONALLY DELETED.

                 10.10.6 DISBURSEMENTS FROM THE BORROWER'S REMAINDER SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause the funds in the Borrower's Remainder Subaccount to be disbursed at least once each week by wire transfer or via the ACH System to the Clearing Bank for deposit into Clearing Account B.

                 10.10.7 DISBURSEMENTS FROM THE MONTHLY DEBT SERVICE SUBACCOUNT. Administrative Agent shall cause the funds in the Monthly Debt Service Subaccount to be disbursed to Lenders or their designee on the Disbursement Date occurring immediately following the relevant Collection Period.

                 10.10.8  INTENTIONALLY DELETED.

                 10.10.9 DISBURSEMENTS FROM THE GROUND RENT SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Ground Rent Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.6.

                 10.10.10  INTENTIONALLY DELETED.

                 SECTION 10.11  LOCK-BOX AGREEMENTS.

                 Borrowers represent, warrant and covenant that it shall execute and comply and shall cause each other Loan Party to execute and comply with those certain Clearing Account Agreements (the "CLEARING AGREEMENTS"), each dated on or about the Closing Date and those certain Deposit Account Agreements (collectively the "DEPOSIT AGREEMENTS"), dated as of the date hereof among either of the Borrowers, Administrative Agent and Lenders and various financial institutions (the Clearing Agreements and the Deposit Agreements and any modifications, amendments, replacements or substitutions thereof are hereinafter collectively referred to as the "LOCK-BOX AGREEMENTS"). Borrowers shall pay all costs and expenses required under the Lock-Box Agreements.

                 SECTION 10.12  REQUIRED RATIO.

                 From and after the date of the Notes through but not including the Maturity Date, Borrowers shall achieve, and within forty-five (45) days of the end of each calendar quarter (the "DSCR DETERMINATION DATE") provide evidence to Administrative Agent of the achievement for the (x) Canadian Assets of, a Canadian Debt Service Coverage Ratio of not less than 1.15 to 1.0 for the twelve (12) full calendar months immediately preceding the end of such calendar quarter and (y) Domestic Assets of, a Domestic Debt Service Coverage Ratio of not less than 1.15 to 1.0 for the twelve (12) full calendar months immediately preceding the end of such calendar quarter. If at any time such ratio (the "REQUIRED RATIO") is not maintained and a Cash Trap Period exists





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(or occurs at any time prior to the next DSCR Determination Date), the
Requisite Lenders and Administrative Agent, in their sole discretion, shall have the right to retain all Mortgaged Property Gross Cash Flow which would otherwise be payable to the Borrower's Remainder Subaccount pursuant to Section 10.9.1(a)(viii) (or Section 10.9.2(a)(xi), if applicable) in that month and each succeeding calendar month in the Deposit Accounts (for payment of the amounts described in Sections 10.9.1(a)(i), (ii), (iii), (iv), (v), (vi) and
(vii) until the Required Ratio is achieved as of any subsequent DSCR Determination Date for the twelve (12) full calendar months preceding the end of such subsequent calendar quarter. If the Required Ratio is achieved as of any one DSCR Determination Date, then subject to Administration Agent being again permitted to retain such Mortgaged Property Gross Cash Flow in the Deposit Accounts in accordance with the immediately preceding sentence, any Mortgaged Property Gross Cash Flow retained in the Deposit Accounts pursuant to the immediately preceding sentence and not theretofore used to satisfy Borrowers' obligations set forth in Sections 10.9.1(a)(i), (ii), (iii), (iv),
(v), (vi) or (vii) shall be applied to items set forth in Section 10.9.1(a) (or
Section 10.9.2(a), if applicable) in the order of priority therein set forth. All calculations of the Debt Service Coverage Ratio, Canadian Debt Service Coverage Ratio and Domestic Debt Service Coverage Ratio shall be subject to verification by Administrative Agent.

         XI.     MISCELLANEOUS

                 SECTION 11.1  SURVIVAL.

                 This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Loans and the execution and delivery to Lenders of the Notes, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers or any other Loan Party, shall inure to the benefit of the legal representatives, successors and assigns of Lenders.

                 SECTION 11.2  INTENTIONALLY DELETED

                 SECTION 11.3  GOVERNING LAW.

                 (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ADMINISTRATIVE AGENT AND EACH LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING





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TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING
THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OR JURISDICTION IN WHICH THE APPLICABLE ASSET IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE OR JURISDICTION, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, LENDERS, BORROWERS OR ANY OTHER LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT ADMINISTRATIVE AGENT'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWERS WAIVE ANY OBJECTIONS WHICH IT, INDIVIDUALLY OR COLLECTIVELY, MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS DO HEREBY DESIGNATE AND APPOINT THE CORPORATION SERVICE COMPANY AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, AS EACH OF THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWERS, IN THE MANNER PROVIDED HEREIN SHALL





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BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS, IN ANY
SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                 SECTION 11.4  AMENDMENTS; WAIVERS.

                 11.4.1 No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrowers or any other Loan Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that
(i) no such amendment, modification, termination, waiver or consent shall be effective without the written concurrence of all Lenders if such amendment, modification, termination, waiver or consent (1) increases the amount of any of the Commitments or reduces the principal amount of the Loans; (2) changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; (3) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of a specified percentage of Lenders; (4) postpones the scheduled final maturity date of the Loans; (5) postpones the date on which any interest or any fees are payable; decreases the interest rate borne by the Loans or the amount of any fees payable hereunder; (6) releases any Lien granted in favor of Administrative Agent with respect to a material portion of the Collateral, except as specifically provided herein; (7) releases any Loan Party from its obligations under the Affiliate Guaranty, other than in accordance with the terms of the Loan Documents; or (8) changes in any manner the provisions contained in this
Section 11.4, 11.13 or 11.18(c), (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of Lender which is the holder of that Note; and (iii) no amendment, modification, termination or waiver of any provision of Article 12 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this





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Section 11.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

                 11.4.2 If Administrative Agent notifies any Lender that one or more requirements set forth in Section 3.1 hereof will not be satisfied, or that performance of all or any part of such requirement will be deferred, and, subsequent to such notification, such Lender delivers (or continues to authorize delivery of) its signature page hereto, then such Lender shall be deemed to have waived (subject to any conditions set forth in the applicable notice) such requirement as a condition precedent to the effectiveness of the Commitments.

                 SECTION 11.5  DELAY NOT A WAIVER.

                 Neither any failure nor any delay on the part of Administrative Agent and Lenders in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Administrative Agent and Lenders shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                 SECTION 11.6  NOTICES.

                 All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by facsimile (with answer back acknowledged), addressed as follows:

         If to Domestic         Bristol Hotel Asset Company
              Borrower:         14295 Midway Road
                                Dallas, Texas  75244
                                Attention:  General Counsel
                                Telephone:  (972) 391-3050
                                Facsimile:  (972) 391-3497





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                                with a copy to:

                                Munsch Hardt Kopf Harr & Dinan, P.C.
                                1445 Ross Avenue
                                Suite 4000
                                Dallas, Texas  75202
                                Attention:  William T. Cavanaugh, Jr., Esq.
                                Telephone:  (214) 855-7500
                                Facsimile:  (214) 855-7584

         If to Canadian         BHAC Canada Inc.
                Borrower:       c/o Fogler, Rubinoff,
                                P.O. Box 95, Suite 4400,
                                Royal Trust Tower,
                                Toronto-Dominion Centre,
                                Toronto, Ontario M5K1G8
                                Attn: Norman May, Esq.
                                Telephone:  (416) 941-8830
                                Facsimile:  (416) 941-8852

                                with a copy to:

                                Bristol Hotel Management Corporation
                                14295 Midway Road
                                Dallas, Texas  75244
                                Attention:  General Counsel
                                Telephone:  (972) 391-3050
                                Facsimile:  (972) 391-3497

                                and

                                Holiday Inn, Toronto Yorkdale
                                340 Dufferin Street
                                Toronto, Ontario, MGA2V1
                                Canada
                                Attention:  Armand Abitol
                                Telephone:  (416) 789-5156
                                Facsimile:  (416) 785-6843

                                and

                                Munsch Hardt Kopf Harr & Dinan, P.C.





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                                1445 Ross Avenue
                                Suite 4000
                                Dallas, Texas  75202
                                Attention:  William T. Cavanaugh, Jr., Esq.
                                Telephone:  (214) 855-7500
                                Facsimile:  (214) 855-7584

If to Administrative Agent      Nomura Asset Capital Corporation
or Nomura Asset Capital         Two World Financial Center, Building B
Corporation, as lender:         New York, New York  10281
                                Attention:  Sheryl McAfee
                                Telephone:  (212) 667-9300
                                Facsimile:  (212) 667-1260

                                with a copy to:

                                Nomura Asset Capital Corporation
                                Two World Financial Center,
                                New York, New York  10281
                                Attention:  Barry Funt, Esq., General Counsel
                                Telephone:  (212) 667-1845
                                Facsimile:  (212) 667-1567

                                        and

                                Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                                New York, New York  10153
                                Attention:  J. Philip Rosen, Esq.
                                Telephone:  (212) 310-8000
                                Facsimile:  (212) 310-8007

If to Co-Agent or
Bankers Trust Company,          Bankers Trust Company
        as lender:              130 Liberty Street
                                New York, New York  10006
                                Attention:  Jacques Brand
                                Telephone:  (212) 250-8123
                                Facsimile:  (212) 669-0764





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                                with a copy to:

                                O'Melveny & Myers LLP
                                Citicorp Center
                                153 East 53rd Street
                                New York, New York  10022
                                Attention:  Drake S. Tempest, Esq.
                                Telephone:  (212) 326-2000
                                Facsimile:  (212) 326-2061


or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and facsimile, upon the first attempted delivery on a Business Day.

                 SECTION 11.7  TRIAL BY JURY.

                 BORROWERS HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ADMINISTRATIVE AGENT AND EACH LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWERS.

                 SECTION 11.8  HEADINGS.

                 The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.





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                 SECTION 11.9  SEVERABILITY.

                 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 SECTION 11.10  PREFERENCES/MARSHALLING.

                 Administrative Agent and Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Administrative Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or such Lender, as the case may be. Neither Administrative Agent nor any Lenders shall be under any obligation to marshal any assets in favor of Borrowers, any other Loan Party or any other party or against or in payment of any or all of the Obligations.

                 SECTION 11.11  WAIVER OF NOTICE.

                 Borrowers shall not be entitled to any notices of any nature whatsoever from Administrative Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Administrative Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent to Borrowers.

                 SECTION 11.12  REMEDIES OF BORROWERS.

                 In the event that a claim or adjudication is made that Administrative Agent or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Administrative Agent or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Administrative Agent nor its agents shall be liable for any monetary damages (including without limitation consequential or punitive damages), and Borrowers' sole remedy shall be limited to





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commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Administrative Agent has acted reasonably shall be determined by an action seeking declaratory judgment.

                 SECTION 11.13  EXPENSES; INDEMNIFICATION.

                 (a) Borrowers covenant and agree to pay, or if Borrowers fail to pay to reimburse, Administrative Agent upon receipt of written notice from Administrative Agent for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Administrative Agent and Lenders in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers or any other Loan Party (including, without limitation, any opinions requested by Administrative Agent and Lenders as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property or any other Collateral); (ii) Borrowers' or any other Loan Party's ongoing performance of and compliance with Borrowers' or such Loan Party's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Administrative Agent's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Administrative Agent; (v) securing Borrowers' or any other Loan Party's compliance with any requests made pursuant to Section 9.1 hereof (subject to the limitations contained in such Section); (vi) the filing and recording of the Loan Documents, title insurance and reasonable fees and expenses of counsel for providing to Lenders all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Administrative Agent's pursuant to this Agreement and the other Loan Documents;
(vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, any other Loan Party, this Agreement, the other Loan Documents, the Property, any other Collateral, or any other security given for the Loans; and (viii) enforcing any obligations of or collecting any payments due from Borrowers or any other Loan Party under this Agreement, the other Loan Documents or with respect to any Asset or other Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the bad faith, recklessness or willful violations of law of Administrative Agent as determined by a court of competent jurisdiction in a final non-





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appealable judgment or order.  Any cost and expenses due and payable to Lenders or Administrative Agent may be paid from any amounts in the Deposit Accounts.

                 (b) Borrowers agree to indemnify and hold harmless Administrative Agent and Lenders and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Section 3) (each of the foregoing being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any breach of Borrowers' covenants under Section 2.1.4 or any Environmental Claim or any remedial action arising out of or based upon anything relating to real property owned or leased by the either of the Borrowers or any other Loan Party (collectively, the "INDEMNIFIED MATTERS"); provided, however, that Borrowers shall not have any obligation under this Section 11.13(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the bad faith, recklessness or willful violations of law of Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                 (c) Borrowers agree that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 11.13) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                 SECTION 11.14  EXHIBITS AND SCHEDULES INCORPORATED.

                 The exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.





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                 SECTION 11.15  SETOFF.

                 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default Administrative Agent and each Lender (provided that no Lender shall exercise any right under this Section 11.15 without the prior written consent of Administrative Agent) is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by Administrative Agent to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of Borrowers to Administrative Agent under this Agreement and the Notes, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) Administrative Agent shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to this Agreement and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                 SECTION 11.16  RATABLE SHARING.

                 Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with this Agreement), by realization upon security, through the exercise of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lender so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers and each Loan Party expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-





                                      158
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off or counterclaim with respect to any and all monies owing by either of the
Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                 SECTION 11.17  OFFSETS, COUNTERCLAIMS AND DEFENSES.

                 Any assignee of Lenders' interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers or any other Loan Party may otherwise have against any assignor of such documents, and Borrowers shall not and shall not permit any Loan Party, to interpose or assert any such unrelated counterclaim or defense in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers and each other Loan Party.

                 SECTION 11.18 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                 (a) Borrowers, Administrative Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower, agent and lenders. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrowers, Administrative Agent and Lenders nor to grant Lenders any interest in the Property other than that of mortgagee or lender.

                 (b) This Agreement and the other Loan Documents are solely for the benefit of Lenders, Administrative Agent, as agent for Lenders, and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lenders, Administrative Agent, as agent for Lenders, and Borrowers (including without limitation any other Loan Party) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lenders to make the Loans hereunder are imposed solely and exclusively for the benefit of Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will refuse to make the Loans in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders if, in Lenders' sole discretion, Lenders deem it advisable or desirable to do so.

                 (c) The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint





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venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                 SECTION 11.19  PUBLICITY.

                 All news releases, publicity or advertising by Borrowers or its Affiliates (including any other Loan Party) through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lenders, Nomura Securities International, Inc. or any of their Affiliates shall be subject to the prior written approval of the Requisite Lenders not to be unreasonably withheld.

                 SECTION 11.20  WAIVER OF COUNTERCLAIM.

                 Borrowers hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or its agents.

                 SECTION 11.21  CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                 In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loans, Borrowers shall rely solely on their own judgment and advisors in entering into the Loans without relying in any manner on any statements, representations or recommendations of Lenders or any parent, subsidiary or Affiliate of Lenders. Lenders shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lenders of any equity interest any of them may acquire in either of the Borrowers or any other Loan Party, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lenders' exercise of any such rights or remedies. Borrowers acknowledge that Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or their Affiliates.

                 SECTION 11.22  BROKERS AND FINANCIAL ADVISORS.

                 (a) Borrowers hereby represent that no Loan Party has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers hereby agree to indemnify and hold Administrative Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Loan Party in connection with the transactions contemplated herein. The provisions of this Section 11.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                 (b) Lenders hereby represent that Lenders have not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lenders hereby agree to indemnify and hold Borrowers harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lenders in connection with the transactions contemplated herein. The provisions of this Section 11.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                 SECTION 11.23  PRIOR AGREEMENTS.

                 This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated August 12, 1997 (as same may be amended) between Borrowers and Lenders, are superseded by the terms of this Agreement and the other Loan Documents, except that the terms of such Commitment Letter as they relate to the Mezzanine Financing (as defined therein) and the Resized Loans shall remain in full force and effect until the Resizing Closing Date and if the Mezzanine Financing is advanced, the Resizing Borrowers shall be limited partnerships. Notwithstanding the foregoing, Bankers Trust Company shall have no obligation to provide the Mezzanine Financing to Borrowers or Resized Borrowers.

                 SECTION 11.24  APPROVALS.

                 If in any Loan Document Lenders have agreed to not unreasonably withhold its consent, then promptly after Lenders' denial of any such consent, Lenders agree to provide Borrowers a reasonably detailed statement of the reasons for such denial.

             SECTION 11.25  RELIANCE.

             Borrowers acknowledge that their representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents (including without limitation covenants and agreements to pay Release Prices), are material inducements to Lenders to enter into this Agreement and to make the Loans, that Lenders have already relied on such representations, warranties, covenants and agreements in entering into this Agreement and agreeing to make the Loans (notwithstanding any investigation heretofore or hereafter made by or on behalf of Lenders), and that Lenders will continue to rely on such representations, warranties, covenants and agreements in their future dealings with the Loan Parties. Borrowers agree that their representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents, are reasonable in purpose and scope. Borrowers represent and warrant that they have reviewed this Agreement and the other Loan Documents with its legal counsel and that they knowingly and voluntarily are entering into this Agreement and the other Loan Documents following consultation with legal counsel.

             SECTION 11.26  COUNTERPARTS.

             This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

             SECTION 11.27  ADMINISTRATIVE AGENT'S DISCRETION; SUCCESSOR AGENTS.

             Whenever pursuant to this Agreement or any other Loan Document Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Administrative Agent. Borrowers acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, certain decisions to be made by Administrative Agent under, or under amendments, supplements or other modification to, this Agreement may be subject to or determined by the further decision by Lenders or a percentage of Lenders. Borrowers acknowledge that, in the event of the resignation or removal of Administrative Agent or a successor Administrative Agent hereunder, a successor Administrative Agent may be appointed by Lenders and agree that such successor Administrative Agent shall succeed to all of the rights and duties of Administrative Agent and collateral agent under the Loan Documents but shall not be liable for any breach of any Loan Document by any predecessor Administrative Agent.

                 SECTION 11.28  MAXIMUM AMOUNT.

                 11.28.1 It is expressly stipulated and agreed to be the intent of Borrowers and Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Agreement, each Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Agreement, each Mortgage or any of the other Loan Documents or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lenders' exercise of the option to accelerate the Maturity Date or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lenders' express intent that all excess amounts theretofore collected by Lenders, shall be credited on the principal balance of the Notes and all other Debt and the provisions of this Agreement, each Mortgage and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders, for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                 11.28.2 Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, R.S.C.,1985, c.46 as the same may be amended, replaced or re-enacted from time to time) payable by either Borrower under this Agreement in respect of the Canadian Loan exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement in respect of the Canadian Loan lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) in respect of the Canadian Loan is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Borrowers and Administrative Agent which received, collected or demanded such "interest" and the amount of such payment or collection shall be refunded to the appropriate Borrower. For purposes of this paragraph, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term the Canadian Loan is outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of

Actuaries appointed by Administrative Agent will be conclusive for the purposes of such determination.

                 SECTION 11.29 ASSIGNMENTS. Notwithstanding anything to the contrary contained herein, as long as no Event of Default shall have occurred and until this Agreement is amended and restated pursuant to the terms of the Resized Loan Agreement, Lenders shall not, assign, sell, participate or otherwise dispose of their respective interests in and to the Loans except that Bankers Trust Company may grant to Bank One, Texas, N.A. and/or Wells Fargo Bank, National Association, a participation in its interest in the Loans provided, (x) Bankers Trust may only participate an aggregate amount of up to $25,000,000 of its interest in and to the Loans and (y) neither Bank One, Texas, N.A. nor Wells Fargo Bank, National Association shall be deemed a Lender under this Agreement by virtue of such participation by Bankers Trust Company or otherwise.

                 SECTION 11.30 EFFECTIVE DATE. Notwithstanding the date of this Agreement on the first page hereof, this Agreement and all other Loan Documents executed by Canadian Borrower shall not be deemed effective as to Canadian Borrower until October 28, 1997, such that this Agreement is made subsequent to the amalgamation of BHAC Canada Inc., and 1255905 Ontario Limited on October 27, 1997.

         XII.    AGENTS

                 SECTION 12.1 APPOINTMENT OF ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

                 Nomura Asset Capital Corporation is hereby appointed as Administrative Agent and collateral agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 12.1 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any Loan Party.

                 SECTION 12.2  APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS.

                 12.2.1 It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan

Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                 12.2.2 In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 12 and of Sections 11.13 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                 12.2.3 Should any instrument in writing from Borrowers or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrowers shall, or shall cause such other Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

                 SECTION 12.3  POWERS; DUTIES SPECIFIED.

                 Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                 SECTION 12.4  NO RESPONSIBILITY FOR CERTAIN MATTERS.

                 Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Borrowers or any Loan Party to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers, any Loan Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

                 SECTION 12.5  EXCULPATORY PROVISIONS.

                 Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.4) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.4).

                 SECTION 12.6  ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER.

                 The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

                 SECTION 12.7  INDEPENDENT CREDIT ANALYSIS.

                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each of the Borrowers and each Loan Party in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and each Loan Party. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, (i) to make any such investigation or any such appraisal on behalf of Lenders or (ii) except as provided in Section 12.8 below, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to any Lender.

                 SECTION 12.8  DELIVERY OF CERTAIN DOCUMENTS.

                 Administrative Agent shall deliver to Lenders, reasonably promptly after receipt from Borrowers the financial statements, certificates and other items delivered pursuant to subsections 5.1(j). In addition, reasonably promptly after the effectiveness of any written amendment, waiver or consent in accordance with the provisions of Section 11.4, Administrative

Agent shall deliver a copy of such amendment, waiver or consent to each Lender. Upon the request of any Lender, Administrative Agent shall deliver, reasonably promptly after receipt from Borrowers, any item required to be delivered to Administrative Agent pursuant to this Agreement.

                 SECTION 12.9  INDEMNITY.

                 Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                 SECTION 12.10  SUCCESSOR ADMINISTRATIVE AGENT.

                 Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and may be removed by Requisite Lenders for Administrative Agent's bad faith, recklessness or willful misconduct. Upon any such notice of resignation or removal Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 12.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                 SECTION 12.11  SECURITY DOCUMENTS.

                 Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Security Document as secured party, and each Lender agrees to be bound by the terms of each Security Document; provided that Administrative Agent shall not (i) enter into or consent to any written amendment, modification, termination or waiver of any provision contained in any Security Document, or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to Section 11.4, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or that is otherwise required to be released pursuant to this Agreement or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Security Document, it being understood and agreed that all rights and remedies under the Security Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

                 SECTION 12.12  PAYEE OF NOTES TREATED AS OWNER.

                 Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Administrative Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.



Borrowers:                        BRISTOL HOTEL ASSET COMPANY, a
                                  Delaware corporation



                                          By:
                                             ----------------------------------
                                             Name: Joel M. Eastman
                                             Title:   Vice President


                                  BHAC CANADA INC., an Ontario corporation



                                          By:
                                             ----------------------------------
                                             Name: Joel M. Eastman
                                             Title:   Vice President

ADMINISTRATIVE AGENT:                 NOMURA ASSET CAPITAL CORPORATION,
                                      a Delaware corporation


                                      By:
                                         -------------------------------------
                                         Name: Christopher M. Tierney
                                         Title: Vice President

CO-AGENT:                             BANKERS TRUST COMPANY, a New York banking
                                      corporation


                                      By:
                                         -------------------------------------
                                         Name: Garrett Thelander
                                         Title: Vice President

CO-LENDER:                             NOMURA ASSET CAPITAL CORPORATION,
                                       a Delaware corporation


                                       By:
                                          ------------------------------------
                                          Name: Christopher M. Tierney
                                          Title: Vice President


CO-LENDER:                             BANKERS TRUST COMPANY, a New York
                                       banking corporation


                                       By:
                                          ------------------------------------
                                          Name: Garrett Thelander
                                          Title: Vice President

                                   SCHEDULE I


                             INTENTIONALLY DELETED

                                  SCHEDULE II


                             INTENTIONALLY DELETED

                                  SCHEDULE III


                                   RENT ROLL


                                 (See Attached)

                                  SCHEDULE IV


                             ALLOCATED LOAN AMOUNT

                                   SCHEDULE V


                              FRANCHISE AGREEMENTS


                                 (See Attached)

                                  SCHEDULE VI


                                LIQUOR LICENSES


                                 (See Attached)

                                  SCHEDULE VII


                                     ASSETS


                                 (See Attached)

                                 SCHEDULE VIII





                             Intentionally Deleted

                                  SCHEDULE IX


                             Intentionally Deleted

                                   SCHEDULE X


                             INTENTIONALLY DELETED

                                  SCHEDULE XI


                             IP LICENSE AGREEMENTS


                                 (See Attached)

                                  SCHEDULE XII


                             INTELLECTUAL PROPERTY


                                 (See Attached)

                                 SCHEDULE XIII


                                  SUBSIDIARIES


                                 (See Attached)

                                  SCHEDULE XIV


                                 TENANT LEASES


                                 (See Attached)

                                  SCHEDULE XV


                                 EXISTING DEBT


                                 (See Attached)

                                  SCHEDULE XVI


                                     TAXES


                                 (See Attached)

                                 SCHEDULE XVII


                                 MORTGAGE CAPS


                                 (See Attached)

                                 SCHEDULE XVIII


                                 LENDER'S SHARE


   LENDER                                 DOMESTIC                    CANADIAN              MAXIMUM COMMITMENT
1.       Nomura Asset
         Capital Corporation
                                          $326,725,615.40           $28,274,384.60            $355,000,000.00

2.       Bankers Trust Company
                                          $92,035,384.60            $7,964,615.40             $100,000,000.00




Notwithstanding the above, with respect to (x) the first $455,000,000 of the principal balance outstanding under the Resized Loans, Lenders Commitments shall be the same as above and (y) all amounts in excess of $455,000,000 outstanding under the Resized Loans, Bankers Trust Company's Commitment shall be the same as above and Nomura Asset Capital Corporation's Commitment shall be unlimited.

                                  SCHEDULE XIX


                          PRINCIPAL PLACES OF BUSINESS


                                 (See Attached)

                                  SCHEDULE XX


                             Intentionally Deleted

                                  SCHEDULE XXI


                        PRIOR ASSIGNMENTS OF COLLATERAL


                                 (See Attached)

                                 SCHEDULE XXII


                         ASSETS LOCATED IN FLOOD ZONES


                                 (See Attached)

                                 SCHEDULE XXIII


                              LEASING REQUIREMENTS


      To be agreed upon by Administrative Agent and Borrowers subsequent to the Closing Date.

                                 SCHEDULE XXIV


                                   CASUALTIES


                                 (See Attached)

                                  SCHEDULE XXV


                              INSURANCE VARIATIONS


                                 (See Attached)

                                 SCHEDULE XXVI


                                 SPECIAL ASSETS


                                 (See Attached)

                                 SCHEDULE XXVII


                           TAX AND INSURANCE AMOUNTS


                         (To be delivered post-closing)

                                   EXHIBIT A


                            PAYMENT DIRECTION LETTER

                                  [BORROWERS]


VIA CERTIFIED MAIL - RETURN RECEIPT REQUESTED

[TENANT]
[ADDRESS 1]
[ADDRESS 2]
[ADDRESS 3]

                          re:

Ladies and Gentlemen:

         This is to advise you that the hotel has been refinanced with Nomura Asset Capital Corporation. In order to implement Lender's Cash Management
System:

         1. From and after the date hereof, all rent and other sums and charges due by you to us or otherwise payable to the landlord under your lease (including, without limitation, any security deposit) or as a result of your occupancy at ___________________ _________________ (whether due in the past, present or future) should be made payable to Clearing Account A for Nomura Asset Capital Corporation as Mortgagee of _______________________________ and
sent to the clearing bank, _______________________________, at           .  You
should continue to send all rent and other sums and charges as directed by this letter until you receive other written instructions from our lender, Nomura Asset Capital Corporation.

         2.  _________________________________, the managing agent for your leased space, will continue to manage your leased space.

         Should you have any questions concerning this letter, please do not hesitate to contact the managing agent.

                                           Very truly yours,

                                           Bristol Lodging Company


                                           By:
                                              --------------------------------
                                              Name: Joel M. Eastman
                                              Title: Vice President

NOMURA ASSET CAPITAL CORPORATION

By:
   -----------------------------
   Name:
   Title:

                                   EXHIBIT B

                   CREDIT CARD PAYOR PAYMENT DIRECTION LETTER

                          BRISTOL HOTEL ASSET COMPANY


VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[CREDIT CARD PAYOR]
[ADDRESS 1]

Dear sir:

         This is to advise you that from and after the date hereof, all sums, charges and receivables payable by you to us, on account of that certain [INSERT DESCRIPTION OF AGREEMENT BY WHICH PAYMENTS ARE MADE] should be payable to "Nomura Asset Capital Corporation, as Administrative Agent" at the following account:

                 Name:            Nomura Asset Capital Corporation as
                                  Administrative Agent for the lenders to
                                  Bristol Hotel Asset Company
                 Account #:       __________________________________
                 ABA #:           __________________________________

By countersigning below you agree to continue to send all sums and other sums and charges as directed by this letter until you receive other written instructions from Nomura Asset Capital Corporation.

         Should you have any questions concerning this letter, please do not hesitate to contact [________].

                                        Very truly yours,

                                        BRISTOL HOTEL ASSET COMPANY, a Delaware
                                        corporation



                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

[CREDIT CARD PAYOR]

By:
   -----------------
Name:
Title:

                                   EXHIBIT C

                             RESIZED LOAN AGREEMENT

The Resized Loan Agreement shall be in a form and substance substantially similar to the Loan Agreement executed in connection with the $145,000,000 Loan, with such modifications required to account for the terms of the Resized Loan as provided in the Commitment Letter referred to in Section 11.23 of the Loan Agreement and as otherwise provided in the Loan Agreement and the circumstances under which the Resized Loan will be made (including but not limited to the fact that (i) the Resized Loan Agreement will be amended and restated and, if required, assumed by Resized Borrowers and (ii) the Resized Loans Collateral may consist of Canadian Assets and that such Canadian Assets will not serve as collateral for the Domestic Resized Loan).